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                                                                    EXHIBIT 99.1

                            GRYPHON GOLD CORPORATION

                               CANADIAN NI 43-101

                                TECHNICAL REPORT
                                     ON THE
                 MINERAL RESOURCES OF THE BOREALIS GOLD PROJECT
                     LOCATED IN MINERAL COUNTY, NEVADA, USA
                          LATITUDE 38 DEGREES 23' NORTH
                         LONGITUDE 118 DEGREES 46' WEST

                                  MAY 23, 2005

                                   PREPARED BY

                               ALAN C. NOBLE, P.E.
                            ORE RESERVES ENGINEERING
                               LAKEWOOD, COLORADO
                                  303-237-8271

                               IN ASSOCIATION WITH

                             KNIGHT PIESOLD AND CO.
                           CONSULTING GEOTECHNICAL AND
                             ENVIRONMENTAL ENGINEERS
                                DENVER, COLORADO
                                  303-629-8788

                             SAMUEL ENGINEERING, INC
                          CONSULTING PROCESS ENGINEERS
                               ENGLEWOOD, COLORADO
                                  303-714-4841

                                       AND

                          ROGER C. STEININGER, PHD, CPG
                           CONSULTING CHIEF GEOLOGIST
                            GRYPHON GOLD CORPORATION
                                  RENO, NEVADA
                                  775-742-6333

(ORE LOGO) ORE RESERVES ENGINEERING
May 23, 2005

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                                TABLE OF CONTENTS

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
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1.0    EXECUTIVE SUMMARY.................................................      1
       1.1    Principal Contributors to this Technical Report............      1
       1.2    Location...................................................      2
       1.3    Ownership..................................................      2
       1.4    Access and Infrastructure..................................      3
       1.5    History....................................................      3
       1.6    Geology and Mineralization.................................      3
       1.7    Drill-hole Database........................................      4
       1.8    Mineral Resources..........................................      5
       1.9    Other Important Considerations.............................      8
              1.9.1     Permit Acquisition and Fundamental
                        Environmental Permitting Considerations..........      8
              1.9.2     Historical Mining and Metallurgical Operations...      9
       1.10   Conclusions and Recommendations............................     10
2.0    INTRODUCTION AND TERMS OF REFERENCE...............................     11
3.0    DISCLAIMER........................................................     13
4.0    PROPERTY DESCRIPTION AND LOCATION.................................     14
       4.1    Location...................................................     14
       4.2    Study Area Boundaries......................................     14
       4.3    Property Description and Ownership.........................     15
              4.3.1     General Property Description.....................     15
              4.3.2     Ownership, Purchase Agreement, and Mining Lease..     15
              4.3.3     Royalty..........................................     16
5.0    ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND
          PHYSIOGRAPHY...................................................     18
       5.1    Access.....................................................     18
       5.2    Climate and Physiography...................................     18
       5.3    Existing Site Conditions, Infrastructure and
              Available Services.........................................     18
6.0    HISTORY...........................................................     20
       6.1    History of the District....................................     20
       6.2    Past Production............................................     21
       6.3    Previous Mineral Resource Estimates........................     22
              6.3.1     In-Situ Mineral Resources at Jamies Ridge,
                        Cerro Duro, and Purdy Peak.......................     24
              6.3.3     In-Situ Mineral Resources at Boundary Ridge......     24
7.0    GEOLOGIC SETTING..................................................     25
       7.1    Regional Geology...........................................     25
       7.2    Local Geology..............................................     26
              7.2.1     Miocene and Younger Igneous and
                        Sedimentary Rocks................................     28
              7.2.2     Structure........................................     29
8.0    DEPOSIT TYPE......................................................     31
       8.1    Hydrothermal Gold Deposits.................................     31
       8.2    Gold in Alluvium...........................................     32
9.0    MINERALIZATION....................................................     33
       9.1    Oxide Gold Mineralization..................................     33
       9.2    Sulfide Gold Mineralization................................     33
10.0   EXPLORATION.......................................................     36
       10.1   Geophysics.................................................     36
       10.2   Expansion of Known Mineral resource Areas..................     38
              10.2.1    East Ridge / Gold View...........................     38
              10.2.2    Northeast Ridge..................................     38
              10.2.3    Freedom Flats....................................     38
              10.2.4    Borealis Near-surface Expansion..................     39
              10.2.5    Other Known Mineral resource Areas...............     39
       10.3   Borealis Extension.........................................     40


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
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       10.4   Graben Deposit.............................................     41
       10.5   North Graben Target........................................     42
       10.6   Sunset Wash Target.........................................     44
       10.7   Lucky Boy Target...........................................     44
11.0   DRILLING..........................................................     45
       11.1   Drilling of Existing Heaps and Dumps--Spring 2004..........     45
       11.2   Drill-hole Database........................................     45
12.0   SAMPLING METHOD AND APPROACH......................................     46
       12.1   General....................................................     46
       12.2   Freedom Flats Example......................................     46
       12.3   Sampling of Existing Heaps and Dumps--Spring 2004..........     46
       12.4   Drill-hole Database for Resource Model.....................     47
13.0   SAMPLE PREPARATION, ANALYSIS AND SECURITY.........................     48
       13.1   Previous Mining Operations and Exploration.................     48
              13.1.1    Analyses and Quality Control.....................     48
              13.1.2    Security.........................................     48
       13.2   Heap and Dump Drilling and Sampling Program--Spring 2004...     48
              13.2.1    Sampling, Analysis and Quality Control...........     49
              13.2.2    Security.........................................     50
14.0   DATA VERIFICATION.................................................     52
       14.1   Historical Drill Hole Data.................................     52
       14.2   Semi-Quantitative Check Sampling...........................     52
15.0   ADJACENT PROPERTIES...............................................     53
16.0   MINERAL PROCESSING AND METALLURGICAL TESTING......................     54
       16.1   Historical Operations Since 1980...........................     54
       16.2   Summary of Past Metallurgical Testing......................     54
       16.3   Metallurgical Testing of Existing Heaps and Dumps--2004....     55
              16.3.1    Heap 1 Test Results..............................     55
              16.3.2    Heap 3 Test Results..............................     55
              16.3.3    Borealis Dump Test Results.......................     55
              16.3.4    Screen Analysis..................................     56
       16.4   Bulk Density and Tonnage Factor............................     56
       16.5   Heap Leach Processing Alternatives.........................     57
              16.5.1    Heap Leach + Gravity.............................     57
              16.5.2    Heap Leach + Gravity (Screen-out Low grade)......     57
17.0   MINERAL RESOURCE ESTIMATE.........................................     59
       17.1   General Statement..........................................     59
       17.2   Mineral Resource Model.....................................     59
              17.2.1    Resource Block Model Size and Location...........     59
              17.2.2    Drill-Hole Data..................................     62
              17.2.3    Compositing......................................     65
              17.2.4    Topographic Data and Models......................     65
              17.2.5    Geologic Model for the Thickness of the QAL
                        and TCV Formations...............................     65
              17.2.6    Model of the Depth of Oxidation and Partial
                        Oxidation........................................     67
              17.2.7    Grade Zone Models and Basic Statistics...........     67
              17.2.8    Variograms.......................................     73
              17.2.9    Grade Estimation.................................     75
              17.2.10   Comparison of Mineral Resource Estimates to
                        Previous Production..............................     79
              17.2.11   Mineral Resource Classification..................     80
              17.2.12   Summary of Model Results.........................     82
       17.3   Mineral Resources from Existing Heaps and Stockpiles.......     87
              17.3.1    Existing Heap and Dump Resource Estimate.........     87
              17.3.2    Resource Classification in the Existing Heaps
                        and Dumps........................................     89
18.0   OTHER RELEVANT DATA AND INFORMATION...............................     90
       18.1   Permit Acquisition and Fundamental Environmental
              Permitting Considerations..................................     90
              18.1.1    Permitting Process Overview......................     90
                        18.1.1.1 Environmental Inventories...............     91


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
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
                        18.1.1.2 Permitting Requirements.................     92
       18.2   Other Information..........................................     95
19.0   INTERPRETATION AND CONCLUSIONS....................................     96
       19.1   Geology....................................................     96
       19.2   Geophysics.................................................     96
       19.3   Gold Deposits..............................................     96
       19.4   Mineral Resources..........................................     96
       19.5   Mining.....................................................     96
       19.6   District Exploration.......................................     97
20.0   RECOMMENDATIONS...................................................     98
21.0   REFERENCES........................................................    100
22.0   DATE..............................................................    102
23.0   CERTIFICATE OF AUTHOR.............................................    103
24.0   ILLUSTRATIONS.....................................................    110

APPENDIX A: PHASE 1 DRILLING-SAMPLING-TESTING PROGRAM DATA SUMMARY

APPENDIX B: MINERAL RESOURCE MODEL DETAILED STATISTICS AND GEOSTATISTICS


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                           LIST OF FIGURES AND PLATES

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
                                                                                      PAGE
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Figure 1.1    Location map of the Borealis project.................................      2
Figure 2.1    Mineral deposits and prospects of the Borealis property..............     11
Figure 4.1    Location map of the Borealis project.................................     14
Figure 5.1    Photograph of Borealis district. View to the east, with Freedom
              Flats pit in the foreground..........................................     19
Figure 7.1    Walker Lane gold deposits............................................     26
Figure 7.2    Geologic map of the Borealis project area............................     27
Figure 7.3    Stratigraphic section in the Borealis District.......................     29
Figure 9.1    Typical alteration patterns within and around the Borealis district
              gold deposits........................................................     35
Figure 10.1   1989 Echo Bay aeromagnetic survey....................................     37
Figure 10.2   Selected resistivity anomalies of the Borealis district..............     38
Figure 10.3   Schematic cross-section of the Borealis Extension deposit area.......     40
Figure 10.4   Schematic cross-section of the Graben deposit area...................     42
Figure 10.5   North Graben target exploration model................................     43
Figure 15.1   Location of Borealis property and other important nearby gold mining
              properties in the Walker Lane and the Aurora-Borealis cross trend....     53
Figure 17.1   Map showing the northeast and southwest model boundaries with deposit
              areas and grade thickness............................................     61
Figure 17.2   Drill-hole collar locations in the southwest model...................     63
Figure 17.3   Drill-hole collar locations in the northeast model...................     64
Figure 17.4   Examples of the grade zones on four benches of the Graben and Freedom
              Flats deposits.......................................................     70
Figure 17.5   Cumulative frequency plots and histograms for the grade zones in the
              Graben deposit.......................................................     71
Figure 17.6   Cumulative frequency plots and histograms for the grade zones in the
              Freedom Flats deposit................................................     72
Figure 17.7   Example of the relationship between drill hole spacing and kriging
              variance (East Ridge, 7380-bench)....................................     81
Plate 1       Proposed project layout..............................................    111
Plate 2       Borealis property claim map..........................................    112
Plate 3       Process flow sheet alternative A.....................................    113
Plate 4       Process flowsheet alternative B......................................    114
Plate 5       Contour plot on bench midlines original topography southwest model...    115
Plate 6       Contour plot on bench midlines mined topography southwest model......    116
Plate 7       Contour plot on bench midlines Current topography southwest model....    117
Plate 8       Contour plot on bench midlines original topography northeast model...    118
Plate 9       Contour plot on bench midlines mined topography northeast model......    119
Plate 10      Contour plot on bench midlines current topography northeast model....    120
Plate 11      Contour plot on bench midlines thickness of QAL unit southwest
              model................................................................    121
Plate 12      Contour plot on bench midlines thickness of QAL + TCV southwest
              model................................................................    122
Plate 13      Contour plot on bench midlines thickness of oxidized material
              southwest model......................................................    123
Plate 14      Contour plot on bench midlines thickness of partially oxidized
              material southwest model.............................................    124
Plate 15      Contour plot on bench midlines depth of oxidation northeast model....    125
Plate 16      Contour plot on bench midlines depth of partial oxidation northeast
              model................................................................    126


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                                 LIST OF TABLES

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Table 1.1     Summary of Measured Plus Indicated Mineral Resources.................      6
Table 1.2     Summary of Inferred Mineral Resource.................................      7
Table 1.3     Summary of Measured Plus Indicated Resource in Existing Heaps and
              Dumps................................................................      8
Table 1.4     Summary of Inferred Mineral Resources in Existing Heaps and Dumps....      8
Table 6.1     Reported past Borealis production, 1981-1990.........................     21
Table 6.2     Comparison of historical post-mining resource estimates..............     23
Table 6.3     Historical Mineral Resource Estimate of the Jamies Ridge, Cerro Duro,
              and Purdy Peak Deposits (Golden Phoenix Minerals Inc., 2000).........     24
Table 6.4     Historical Mineral Resource Estimate of the Boundary Ridge Zone
              (Whitney and Whitney, 1999)..........................................     25
Table 10.1    Significant gold intercepts in the Bullion Ridge resource area.......     40
Table 13.1    Analytical results of bulk sample from road cut mid-way between top
              and bottom of Heap 2.................................................     49
Table 13.2    Summary of analytical results from standard used in quality control
              program, accepted value 0.019 opt Au.................................     50
Table 13.3    Summary of assay analyses for the same sample by American Assay Lab.
              And ALS Chemex.......................................................     50
Table 13.4    Comparison of Heap 1 assay results with previous sampling program....     51
Table 14.1    Results of selective check sampling..................................     52
Table 16.1    Alteration and grade for bulk density samples........................     56
Table 16.2    Bulk densities for Borealis, East Ridge, and Northeast Ridge
              deposits.............................................................     57
Table 17.1    Block model dimensions and location parameters.......................     60
Table 17.2    Summary of drill-hole sample statistics for drill-holes intersecting
              the mineralized zones................................................     62
Table 17.3    Geologic formation model.............................................     66
Table 17.4    Geologic oxidation state model.......................................     67
Table 17.5    Summary of Nearest-Neighbor gold grade basic statistics by grade
              zone.................................................................     69
Table 17.6    Variogram summary....................................................     74
Table 17.7    Composite selection parameters and capping parameters by deposit and
              grade zone...........................................................     75
Table 17.8    Search and weighting parameters for inverse distance estimation......     77
Table 17.9    Comparison of inverse distance and nearest neighbor estimates by
              deposit and grade zone...............................................     78
Table 17.10   Comparison of mined-out portions of resource model reported to
              production...........................................................     79
Table 17.11   Summary of extrapolation limits and minimum grid for each deposit....     80
Table 17.12   Borealis Project April 2005 mineral resource estimate summary of measured and indicated mineral resource - combined oxide and
              sulfides.............................................................     82
Table 17.13   Borealis Project April 2005 mineral resource estimate summary of
              measured and indicated mineral resource - oxidized material..........     83
Table 17.14   Borealis Project April 2005 mineral resource estimate summary of measured and indicated mineral resource - partially oxidized
              material.............................................................     84
Table 17.15   Borealis Project April 2005 mineral resource estimate summary of measured and indicated mineral resource - predominantly sulfide
              material.............................................................     85
Table 17.16   Borealis Project April 2005 mineral resource estimate summary of
              Inferred mineral resource - combined oxide and sulfide material......     86
Table 17.17   Borealis Project April 2005 mineral resource estimate summary of
              Inferred mineral resource - oxidized material........................     86
Table 17.18   Borealis Project April 2005 mineral resource estimate summary of
              Inferred mineral resource - partially oxidized material..............     86
Table 17.19   Borealis Project April 2005 mineral resource estimate summary of
              Inferred mineral resource - predominantly sulfide material...........     87
Table 17.20   Heap name correlation chart..........................................     87
Table 17.21   Summary of Measured and Indicated Resources in heaps and dumps.......     88
Table 17.22   Summary of inferred mineral resources in heaps and dumps.............     89


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                             1.0 EXECUTIVE SUMMARY

Gryphon Gold Corporation is progressing with technical work at its 100%-owned Borealis Gold property in Mineral County Nevada in anticipation of a mine start-up in 2006. The Company is focused on engineering, permit acquisition, expansion of the land position, environmental reviews and infill drilling to enhance the resource categorization. Current engineering, results from permit negotiations, and updated mineral resource estimates will serve as the basis for a final/bankable feasibility study that is scheduled to be completed before the end of 2005.

The purpose of this report is to update the resource model based on an enhanced geologic interpretation derived from additional data acquired and analyzed during 2004 by Company geologists and engineers; and to report on technical activities to date. The newly developed and updated resource model lies within the study area, which falls within the core area disturbed by previous mining activities; and where operating permit acquisition and other development and field activities are currently taking place. The deposits within the boundaries of the study area are the principal focus of this report. Other known deposits are located outside the limits of the study area, where phased development and permitting activities have not yet started.

As an important part of this on-going work, a new resource model for several deposits within the limits of the study area was developed and is compliant with NI 43-101 standards. These gold deposits include the West Alluvial Deposit, Borealis, Crocodile Ridge, Deep Ore Flats (also known as Polaris), East Ridge, Freedom Flats, Gold View, Graben, Middle Ridge, and Northeast Ridge. An updated resource estimate was also completed which includes material containing gold in the heaps and dumps which are located within the boundaries of the study area.

Known gold deposits outside the boundaries of the study area with historical resource estimates include Cerro Duro, Jaimes Ridge, Purdy Peak, and Boundary Ridge Zone. The outlying deposits listed are all located on mining claims now controlled (100%) by Gryphon Gold. The historical estimates are based on calculations which were completed prior to the promulgation of the guidelines of NI 43-101; and have not been reviewed and verified by this study and should not be relied upon. These estimates are discussed further in Section 6.3 Previous Mineral Resource Estimates.

The total measured plus indicated resource including insitu and previously mined material in heaps and dumps, effective as of the date of this report, within the boundaries of the study area is 44.7 million tons with an average grade of 0.028opt, containing about 1.25 million ounces of gold. There is also an estimated inferred resource in the study area of 34.4 million tons with an average grade of 0.021opt, containing about 0.73 million ounces of gold.(1)

Historical mineral resource estimates for known gold deposits outside the study area, on lands controlled by Gryphon Gold indicate an additional total of 5.2 million tons with an average grade of 0.027opt, containing about 0.14 million ounces of gold.(2)

1.1  PRINCIPAL CONTRIBUTORS TO THIS TECHNICAL REPORT

Alan C. Noble, P.E., a Qualified Person for the purpose of Canadian NI 43-101, Standards of Disclosure for Mineral Projects, Principal Engineer of Ore Reserves Engineering, of Lakewood, Colorado has been engaged by Gryphon Gold Corporation to complete the required resource modeling and perform as the principal author this technical report. Input from additional sources including Knight Piesold and Company regarding environmental, permitting, and metallurgical issues; Samuel Engineering Inc, in regard to preliminary process design and flowsheet development; and Roger Steininger Ph. D., C.P.G., Consulting Chief Geologist in regard to geology, sampling, exploration and mineral resource estimates; have all been included in this report.

----------
(1)  Cutoff assumptions are detailed in the body of the report, and range from
     0.005 opt to 0.010 opt depending on the specific physical characteristics of each deposit. The results shown above are partially diluted mineral resources with allowance made for surface mining with conventional equipment on a 20 ft mining bench (dilution for underground mining if warranted, may be more or less than these estimates); metallurgical recoveries have not been applied.

(2)  Same qualifying note as above.


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1.2  LOCATION

The Borealis gold property is located in western Nevada, approximately 12 miles southwest of the town of Hawthorne in the Walker Lane mineral belt and 12 miles northeast of the California border. Hawthorne is 133 highway miles southeast of Reno and 314 highway miles northwest of Las Vegas.

                                     (MAP-GRAPHIC OMITTED)

                                                             (Gryphon Gold 2005)

                FIGURE 1.1 LOCATION MAP OF THE BOREALIS PROJECT.

The project area is located in:

T6N, R28E    Sections 1-4, 11, and 12
T7N, R28E    Sections 25 - 27 and 33 - 36
T6N, R29E    Sections 2-24, and 27 - 29
T7N, R29E    Sections 30-32

Mount Diablo Meridian, Mineral County Nevada. The approximate center of the principal study area is at longitude 118 degrees 45' 34" North and latitude 38 degrees 22' 55" West.

1.3  OWNERSHIP

As of the date of this report, the Borealis gold property consists of 748 contiguous unpatented lode mining claims of approximately 20 acres each for a total of about 14,960 acres plus one millsite claim.

The Borealis property is controlled by Gryphon Gold Corporation, through its wholly owned subsidiary, Borealis Mining Company. Gryphon Gold has located 624 claims in addition to the 122 claims in the heart of the property which are owned by the Borealis Partnership (comprised of underlying property owners Richard Cavell, John Whitney, and Hardrock Mining Company).

On January 31, 2005, through a Purchase Agreement, Borealis Mining Company acquired a 100% lease hold interest in the core claims previously held by Golden Phoenix Minerals. Inc., and eliminated all earn-in requirements in a previous joint venture between Borealis Mining Company and Golden Phoenix Minerals, Inc.

A portion of the claims controlling the Borealis gold mineral resource are subject to a siding scale NSR royalty paid to the Borealis Partnership. The royalty is based on the price of gold, with the NSR equal to the price of gold


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divided by 100 expressed as a percentage. Monthly payments in 2005 of $8,614.00 are made to the underlying property owners prior to the time when gold is being produced and the NSR is applicable.

1.4  ACCESS AND INFRASTRUCTURE

Access to the property is gained from the Lucky Boy Pass gravel road located about 2 miles south of Hawthorne from State Highway 359.

The Borealis project site had been reclaimed to early 1990's standards. No buildings or power lines remain on the surface although a major electrical trunk line exists about 2 miles from the property.

The nearest available services for both mine development and mine operations are in the small town of Hawthorne, located about 16 road miles to the northeast of the project area via a wide, well-maintained gravel road. Hawthorne has substantial housing, adequate fuel supplies and a sufficient infrastructure available to take care of basic needs. For other goods and services, sources in Reno could supply any material required for the development project or mine operations.

1.5  HISTORY

The original Ramona district, now known as the Borealis Mining District, produced less than 1,000 ounces of gold prior to 1981. In 1978 the Borealis gold resource was discovered by Houston International Minerals Company. Successive owners, including Tenneco Minerals and Echo Bay Mines Ltd., operated the property until it closed in late 1990.

Total of past production from the Borealis project by surface mining was approximately 10.7 million tons of ore averaging 0.059 ounces per ton (opt Au) gold.

In 1992 Santa Fe Pacific Mining, Inc. entered into a joint venture with Echo Bay Mines Ltd to explore for high-grade gold sulfide ores. Their work included data compilation and reverse circulation and core drilling of 32 deep holes. Santa Fe had success in identifying new sulfide-zone gold mineralization, but terminated the joint venture because of budget constraints. Echo Bay terminated its lease agreement with the Borealis Partnership in 1996, two years after completion of reclamation.

In late 1996, J. D. Welsh & Associates, Inc. leased the property from the Borealis Partnership. J. D. Welsh had previously performed contract reclamation work for Echo Bay and was responsible for monitoring the drain down of the leach heaps. During this time, he had recognized the excellent remaining gold potential, and upon signing the lease, immediately joint ventured the project with Cambior Exploration (USA), Inc. Cambior performed a major compilation program and in 1998 followed up by drilling 10 holes with some success in extending the Graben deposit (5 holes) and in identifying new sulfide-zone gold mineralization (5 holes). They terminated the joint venture in late 1998 because of severe budget constraints within Cambior.

During the Cambior joint venture period, Golden Phoenix Minerals, Inc. agreed to buy Welsh's lease rights for cash and stock. In 2000, Golden Phoenix completed the 100 percent purchase of the lease rights and assumed full control of the property. During the purchase period, Golden Phoenix researched the records, updated the drill-hole digital database, and calculated a new mineral resource estimate.

In 2003, Golden Phoenix entered into a joint venture to develop the Borealis property with Borealis Mining Company, a wholly owned subsidiary of Gryphon Gold Corporation. In January 2005, Borealis Mining Company acquired Golden Phoenix's residual interest to control 100% of the property.

1.6  GEOLOGY AND MINERALIZATION

Gold mineralization at Borealis is hosted by Miocene andesite flows, laharic breccias, and volcaniclastic tuffs, which generally strike northeasterly and dip shallowly to the northwest. Underlying the Tertiary volcanics, and locally in fault contact, is Cretaceous granodiorite with inclusions of older metamorphic rocks. Pediment gravels (Quaternary alluvium or "QAL") and older alluvium (the Tertiary Coal Valley formation or "TCV") cover the


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altered-mineralized volcanic rocks at lower elevations along the mountain front and overlie some of the best exploration targets.

Structures are dominantly northeast-striking faults with steep northwest dips, and generally west-northwest striking faults with steep southerly dips. Both of these fault systems lie on regional trends of known mineralized systems; thus Borealis appears to be at a major intersection of mineralized trends. An exception to this is the north-northeast striking structure controlling mineralization in the Graben zone.

A number of pre-mineral faults in the district may have been conduits for hydrothermal mineralization, which followed fault planes or formed pods or pipe-like zones. Emplacement mechanisms of the gold mineralization included explosive brecciation followed by pervasive silification and sulfide/precious metal introduction. It is likely that the high-grade deposits may have been initially localized along the intersections of small second order faults with the major feeder structures. All of the deposits have exceptional continuity along strike. The pipe-like Freedom Flats deposit, and other deposit configurations, probably formed through this mechanism.

At Freedom Flats for example, the low grade portion of the deposit is lenticular in plan and an elongated and continuous zone of mineralization down-dip. Within the low-grade shell is a more pipe-like zone of high-grade mineralization that has an approximate oval shape in plan and a long vertical axis.

The surface "footprint" of the high-grade zones is rather small (as shown at Freedom Flats) and they can be easily missed with patterns of widely spaced drill holes. Once a higher-grade deposit is suspected, fences of drill holes with 50-ft spacing may have to be used, and especially angle-hole drilling.

Most deposits mined in the district, including the Borealis, have a generally flatter tabular shape, and they may have formed parallel to, and within, permeable portions of gently dipping volcanic flows or lahars, and along contact zones between lithologies. Beneath the Borealis pit, additional flat-lying gold zones of the Borealis Extension and another deeper zone are found. Steeply dipping high-grade feeder structures have been identified within many of these deposits and extend below the limit of drilling.

Alteration and mineralization most closely associated with ore-grade material are vuggy silica and pyrite, often in breccia. Outward from the central vuggy silica zone is kaolinite-quartz-pyrite, followed by kaolinite-pyrite, and a broad propylitic halo. Advanced argillic alteration with alunite may have overprinted kaolinite-bearing zones.

During its emplacement, finely disseminated gold found in the Borealis mineralizing system was enclosed in pyrite and through natural oxidation, this gold was released in oxidized portions of the deposit and made available to extraction by cyanidation. Limited evidence suggests coarse gold exists. Gold still bound in pyrite or pyrite-silica is not easily recovered by a simple cyanide heap leach operation.

1.7  DRILL-HOLE DATABASE

The drill-hole database used for the main Borealis project study area contains 1,747 drill holes with a total drilled length of 510,712 ft (Table 17.2), including 1,626 which intersected gold mineralization. These holes were drilled by different operators on the property. Drill-hole types include diamond core holes, reverse circulation (RC) holes and rotary holes. Only a few core holes have down-hole survey information. Mineralized zones covered by these drill holes include the Freedom Flats, Graben, Borealis, Polaris, East Ridge and Northeast Ridge. Except for Graben all have been partially mined by previous operators of the project; the Borealis and Deep Ore Flats (also known as Polaris) pits have been back-filled with waste from the Freedom Flats pit.

There are an additional 487 drill holes with a total drilled length of 103,562 ft scattered throughout the property, but with most in the Cerro Duro, Jaimes Ridge, and Purdy Peak area, approximately three miles distance west-northwest of the current in-situ mineral resource modeling area, but these three have not been included in this resource study. The total existing drilling for the entire Borealis project, therefore, is 2,234 holes with a total drilled length of 614,274 ft.

Drill-hole sampling length is generally 5 ft for the RC holes, but it varies for the core holes based on geological intervals. Sampling length is up to 25 ft for some of the early rotary holes. Gold assays in parts per billion (ppb) and


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May 23, 2005
ounces per ton (opt) are provided for most of the sampling intervals. Silver assays in parts per million (ppm) and opt are also provided for some of the sampling intervals.

The database of pre-existing drill holes was updated and verified by Golden Phoenix.

Gryphon Gold has completed drilling of the five Borealis heaps and parts of the Freedom Flats and Borealis dumps in May 2004. Thirty-two holes totaling 2,478.5 ft were drilled. No drill holes into in-place mineral resource zones were completed in this program.

1.8  MINERAL RESOURCES

An updated mineral resource estimate for the main Borealis study area was prepared by Alan C. Noble, P.E. of Ore Reserves Engineering ("O.R.E."). Although this estimate uses the same drill hole data, there are several improvements to the previous models that are believed to improve the quality of the estimates, as follows:

     1. Models were prepared from the drill hole geologic logs for the thickness of the QAL and TCV units, which overly the mineralized deposits and are generally barren. These important units were not previously modeled;

     2. Models were prepared for the depth of oxidation and the depth of mixed oxides + sulfides based on drill hole logging data. The depth of oxidation was assumed to be at the bottom of the mined-out pits in the previous models;

     3. Grade zones have been prepared in much more detail and several smaller zones that were missed in the previous model were included. In addition, the grade zones are believed to conform better to the current geological understanding of the deposits than the previous estimates; and

     4. An additional zone of gold mineralization was recognized near the bottom of the QAL unit that is alluvial in nature and appears to consist of placer gold and or rock fragments weathered from the Northeast Ridge and Borealis Deposits.

Deposits included in this mineral resource estimate located within the study area (which corresponds with the area in the process of being permitted for future mining operations) are the Graben Deposit, Freedom Flats Deposit, Borealis Deposit (including Borealis Extension), Crocodile Ridge Deposit, Deep Ore Flats Deposit (aka Polaris Deposit), East Ridge Deposit, Gold View Deposit, Northeast Ridge Deposit, and West Alluvial Deposit. Shown in Tables 1.1, 1.2, 1.3, and 1.4 are summaries of mineral resources. Additional supporting information can be found in tables located in Section 17.0 Mineral Resource Estimate.


(ORE LOGO) ORE RESERVES ENGINEERING                                       page 5
May 23, 2005

    TABLE 1.1. SUMMARY OF MEASURED PLUS INDICATED MINERAL RESOURCE ESTIMATES
                    (NOT INCLUDING EXISTING HEAPS AND DUMPS)

                                               MEASURED                         INDICATED                  MEASURED + INDICATED
                                    ------------------------------   ------------------------------   ------------------------------
                                                        CONTAINED                       CONTAINED                        CONTAINED
                           CUTOFF     TONS     GRADE       GOLD        TONS     GRADE      GOLD         TONS     GRADE      GOLD
RESOURCE ZONE               (OPT)   (X 1000)   (OPT)   (OZ X 1000)   (X 1000)   (OPT)   (OZ X 1000)   (X 1000)   (OPT)   (OZ X 1000)
-------------              ------   --------   -----   -----------   --------   -----   -----------   --------   -----   -----------
AREAS MODELED AND ESTIMATED IN THIS STUDY
ALLUVIUM
   Oxide                    0.005        --       --         --          806    0.009        6.9          806    0.009         6.9
   Partially Oxidized                    --       --         --           --       --         --           --       --          --
   Predominantly Sulfide                 --       --         --           --       --         --           --       --          --
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
   All Material                          --       --         --          806    0.009        6.9          806    0.009         6.9
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
BOREALIS
   Oxide                    0.010     1,067    0.047       50.1          184    0.031        5.7        1,251    0.045        55.8
   Partially Oxidized       0.010        24    0.019        0.5           14    0.025        0.4           38    0.021         0.8
   Predominantly Sulfide    0.010     1,490    0.030       45.0        1,174    0.033       38.9        2,664    0.031        83.9
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
   All Material                       2,581    0.037       95.6        1,372    0.033       44.9        3,953    0.036       140.5
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
CROCODILE RIDGE
   Oxide                    0.010       139    0.013        1.8          269    0.012        3.2          408    0.012         5.0
   Partially Oxidized       0.010        16    0.013        0.2           18    0.012        0.2           34    0.012         0.4
   Predominantly Sulfide    0.010        20    0.015        0.3           67    0.013        0.9           87    0.013         1.2
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
   All Material                         175    0.013        2.4          354    0.012        4.2          529    0.012         6.6
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
EAST RIDGE
   Oxide                    0.010     1,211    0.017       20.5          654    0.018       11.6        1,865    0.017        32.1
   Partially Oxidized       0.010     2,093    0.017       35.8        1,195    0.018       21.3        3,288    0.017        57.1
   Predominantly Sulfide    0.010     4,072    0.016       66.0          877    0.018       16.0        4,949    0.017        81.9
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
   All Material                       7,376    0.017      122.2        2,726    0.018       48.9       10,102    0.017       171.1
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
FREEDOM FLATS
   Oxide                    0.010       261    0.043       11.3          183    0.024        4.4          444    0.035        15.8
   Partially Oxidized       0.010       169    0.059       10.0            9    0.050        0.4          178    0.059        10.5
   Predominantly Sulfide    0.010     1,507    0.054       81.7          841    0.031       26.2        2,348    0.046       107.8
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
   All Material                       1,937    0.053      103.0        1,033    0.030       31.0        2,970    0.045       134.1
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
GRABEN
   Oxide                                 --       --         --           --       --         --           --       --          --
   Partially Oxidized                    --       --         --           --       --         --           --       --          --
   Predominantly Sulfide    0.010     2,412    0.047      113.3        8,230    0.050      414.2       10,642    0.050       527.5
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
   All Material                       2,412    0.047      113.3        8,230    0.050      414.2       10,642    0.050       527.5
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
MIDDLE RIDGE
   Oxide                    0.010       812    0.013       10.7          379    0.014        5.3        1,191    0.013        16.0
   Partially Oxidized       0.010       428    0.014        5.9          285    0.015        4.1          713    0.014        10.0
   Predominantly Sulfide    0.010       165    0.014        2.2           28    0.014        0.4          193    0.014         2.6
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
   All Material                       1,405    0.013       18.9          692    0.014        9.8        2,097    0.014        28.7
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
NORTHEAST RIDGE
   Oxide                    0.010       501    0.017        8.6          365    0.018        6.4          866    0.017        15.0
   Partially Oxidized       0.010     1,468    0.019       27.6        1,303    0.019       24.5        2,771    0.019        52.1
   Predominantly Sulfide    0.010     1,041    0.017       17.7          503    0.017        8.6        1,544    0.017        26.2
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
   All Material                       3,010    0.018       53.9        2,171    0.018       39.4        5,181    0.018        93.3
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
DEEP ORE FLATS (POLARIS)
   Oxide                    0.010       813    0.021       17.1          409    0.021        8.6        1,222    0.021        25.7
   Partially Oxidized       0.010       372    0.023        8.4          182    0.022        3.9          554    0.022        12.3
   Predominantly Sulfide    0.010       319    0.018        5.7          340    0.018        6.0          659    0.018        11.6
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
   All Material                       1,504    0.021       31.1          931    0.020       18.5        2,435    0.020        49.6
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
OUTSIDE ZONES
   Oxide                                 --       --         --           --       --         --           --       --          --
   Partially Oxidized                    --       --         --           --       --         --           --       --          --
   Predominantly Sulfide                 --       --         --           --       --         --           --       --          --
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
   All Material                          --       --         --           --       --         --           --       --          --
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------

TOTAL OF AREAS MODELED AND ESTIMATED IN THIS STUDY
   Oxide                              4,804    0.025      120.2        3,249    0.016       52.1        8,053    0.021       172.3
   Partially Oxidized                 4,570    0.019       88.4        3,006    0.018       54.9        7,576    0.019       143.2
   Predominantly Sulfide             11,026    0.030      331.9       12,060    0.042      510.9       23,086    0.037       842.8
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------
   All Material                      20,400    0.026      540.4       18,315    0.034      617.9       38,715    0.030     1,158.3
                            -----    ------    -----      -----       ------    -----      -----       ------    -----     -------


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May 23, 2005

                TABLE 1.2. SUMMARY OF INFERRED MINERAL RESOURCES
                    (NOT INCLUDING EXISTING HEAPS AND DUMPS)

                                               INFERRED
                                    ------------------------------
                                                        CONTAINED
                           CUTOFF     TONS     GRADE       GOLD
RESOURCE ZONE               (OPT)   (X 1000)   (OPT)   (OZ X 1000)
-------------              ------   --------   -----   -----------
AREAS MODELED AND ESTIMATED IN THIS STUDY
ALLUVIUM
   Oxide                    0.005       688    0.007        4.8
   Partially Oxidized                    --       --         --
   Predominantly Sulfide                 --       --         --
                            -----    ------    -----      -----
   All Material                         688    0.007        4.8
                            -----    ------    -----      -----
BOREALIS
   Oxide                    0.010       411    0.014        5.6
   Partially Oxidized       0.010         2    0.034        0.1
   Predominantly Sulfide    0.010       902    0.029       26.2
                            -----    ------    -----      -----
   All Material                       1,315    0.024       31.9
                            -----    ------    -----      -----
CROCODILE RIDGE
   Oxide                    0.010       117    0.011        1.3
   Partially Oxidized       0.010         1    0.011        0.0
   Predominantly Sulfide    0.010       116    0.012        1.4
                            -----    ------    -----      -----
 All Material                           234    0.012        2.7
                            -----    ------    -----      -----
EAST RIDGE
   Oxide                    0.010       494    0.016        8.0
   Partially Oxidized       0.010       882    0.016       14.1
   Predominantly Sulfide    0.010     1,978    0.016       31.6
                            -----    ------    -----      -----
   All Material                       3,354    0.016       53.7
                            -----    ------    -----      -----
FREEDOM FLATS
   Oxide                    0.010         2    0.035        0.1
   Partially Oxidized       0.010        --       --         --
   Predominantly Sulfide    0.010       198    0.024        4.8
                            -----    ------    -----      -----
   All Material                         200    0.024        4.8
                            -----    ------    -----      -----
GRABEN
   Oxide                                 --       --         --
   Partially Oxidized                    --       --         --
   Predominantly Sulfide    0.010     9,376    0.038      354.1
                            -----    ------    -----      -----
   All Material                       9,376    0.038      354.1
                            -----    ------    -----      -----
MIDDLE RIDGE
   Oxide                    0.010       330    0.013        4.2
   Partially Oxidized       0.010       141    0.013        1.8
   Predominantly Sulfide    0.010       126    0.014        1.7
                            -----    ------    -----      -----
   All Material                         597    0.013        7.7
                            -----    ------    -----      -----
NORTHEAST RIDGE
   Oxide                    0.010       120    0.015        1.8
   Partially Oxidized       0.010       164    0.019        3.1
   Predominantly Sulfide    0.010       490    0.017        8.5
                            -----    ------    -----      -----
   All Material                         774    0.017       13.5
                            -----    ------    -----      -----
DEEP ORE FLATS (POLARIS)
   Oxide                    0.010        21    0.017        0.3
   Partially Oxidized       0.010        18    0.026        0.5
   Predominantly Sulfide    0.010        14    0.019        0.3
                            -----    ------    -----      -----
   All Material                          53    0.020        1.1
                            -----    ------    -----      -----
OUTSIDE ZONES
   Oxide                                421    0.016        6.8
   Partially Oxidized                    28    0.017        0.5
   Predominantly Sulfide              2,766    0.019       51.6
                            -----    ------    -----      -----
   All Material                       3,215    0.018       58.9
                            -----    ------    -----      -----

TOTAL OF AREAS MODELED AND ESTIMATED IN THIS STUDY
   Oxide                              2,604    0.013       32.9
   Partially Oxidized                 1,236    0.016       20.1
   Predominantly Sulfide             15,966    0.030      480.2
                            -----    ------    -----      -----
   All Material                      19,806    0.027      533.2
                            -----    ------    -----      -----

Cutoff assumptions are detailed in the body of the report, and range from 0.005 opt to 0.10 opt depending on the specific physical characteristics of each deposit. The results shown above are partially diluted mineral resources with allowance made for surface mining with conventional equipment on a 20 ft mining bench (dilution for


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May 23, 2005
underground mining if warranted, may be more or less than these estimates); metallurgical recoveries have not been applied.

During 2004 Gryphon Gold drilled and sampled the five heaps and portions of the Freedom Flats and Borealis waste dumps. Previously, J.D. Welsh & Associates, Inc. drilled Heap 1 (Welsh, 1996). Assays from these programs are the basis for resource estimates of the gold-bearing above ground material in the Borealis area. Resources estimated in the heaps and stockpiled materials, within the boundaries of the study area include:

          TABLE 1.3. SUMMARY OF MEASURED AND INDICATED MINERAL RESOURCE
                     ESTIMATES IN EXISTING HEAPS AND DUMPS.

                                               MEASURED                         INDICATED                  MEASURED + INDICATED
                                    ------------------------------   ------------------------------   ------------------------------
                                                        CONTAINED                        CONTAINED                        CONTAINED
                           CUTOFF     TONS     GRADE       GOLD        TONS     GRADE       GOLD        TONS     GRADE       GOLD
      RESOURCE ZONE         (OPT)   (X 1000)   (OPT)   (OZ X 1000)   (X 1000)   (OPT)   (OZ X 1000)   (X 1000)   (OPT)   (OZ X 1000)
      -------------        ------   --------   -----   -----------   --------   -----   -----------   --------   -----   -----------
HEAPS & DUMPS
   Oxide                    0.008     4,879    0.015       75.4        1,100    0.014       15.5        5,979    0.015      90.9
   Partially Oxidized                    --       --         --           --       --         --           --       --        --
   Predominantly Sulfide                 --       --         --           --       --         --           --       --        --
                           ------     -----    -----       ----        -----    -----       ----        -----    -----      ----
   All Material                       4,879    0.015       75.4        1,100    0.014       15.5        5,979    0.015      90.9
                           ------     -----    -----       ----        -----    -----       ----        -----    -----      ----

          TABLE 1.4. SUMMARY OF INFERRED MINERAL RESOURCES IN EXISTING
                                 HEAPS AND DUMPS

                                               INFERRED
                                    ------------------------------
                                                        CONTAINED
                           CUTOFF     TONS     GRADE      GOLD
      RESOURCE ZONE         (OPT)   (X 1000)   (OPT)   (OZ X 1000)
      -------------        ------   --------   -----   -----------
HEAPS & DUMPS
   Oxide                    0.008    14,578    0.013      195.9
   Partially Oxidized                    --       --         --
   Predominantly Sulfide                 --       --         --
                           ------    ------    -----      -----
   All Material                      14,578    0.013      195.9
                           ------    ------    -----      -----

Other additional known mineral deposits at Jaimes Ridge, Cerro Duro, Boundary Ridge Zone and Purdy Peak lie outside the study area and have not been incorporated in the updated mineral resource estimate. These deposits are within the boundaries of mining claims controlled by Gryphon Gold.

Based on preexisting estimates (Whitney and Whitney, Inc., 1999 and Golden Phoenix Minerals Inc., 2000), which were not calculated pursuant to the current guidelines of NI 43-101, there is additional unmined mineralized material totaling about 5,223,000 tons with an average grade of 0.027 opt, containing 143,000 ounces of gold. The estimates of additional mineralized material in the outlying deposits have been completed to generally accepted mining industry standards, and were reported by the groups completing the estimates, but have not been reviewed and verified in this study and should not be relied upon.

1.9  OTHER IMPORTANT CONSIDERATIONS

1.9.1 PERMIT ACQUISITION AND FUNDAMENTAL ENVIRONMENTAL PERMITTING CONSIDERATIONS

Gryphon Gold Corporation has initiated a program to accelerate the acquisition of the required principal environmental operating permits. Technical work on the Borealis Gold Project is progressing including environmental reviews, preliminary engineering, and permit acquisition efforts in anticipation of a possible mine start-up in 2006. For reference, the site plan included in Plan of Operations submitted to the US Forest Service is shown in Plate 4.


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

1.9.2 HISTORICAL MINING AND METALLURGICAL OPERATIONS

The historical mining operations processed both a run-of-mine (ROM) ore and an ore that was crushed to a nominal 1 1/2-inch product as the primary feed material that was placed on the heap for leaching. The fines fraction was agglomerated with cement, mixed with the coarse fraction, and leached with sodium cyanide solution. Gold mineralization is finely disseminated and/or partially bonded with pyrite, and although there are very little ore mineralogy data available, historical operating reports suggest that some coarse gold may exist. Gold that is bound in pyrite or pyrite-silica is not easily recovered by simple heap leach cyanidation, however gold recovery in oxide ores is reported to average about 80% for the ore treated. There are no reports of carbonaceous refractory components within the old heap or dump materials. The previous mine operators employed a Merrill Crowe circuit to enhance ease of silver recovery, followed by a retort to remove mercury.

Laboratory testing subsequent to mine shut down in 1990 indicates that gold recoveries of 55 to 80 percent can be expected from remaining oxide material by heap leaching.

Sulfide material responds to conventional flotation concentration and cyanidation of oxidized concentrates. In the laboratory testing, chemical oxidation and bioxidation treatment of the sulfide material yield a high level of oxidation and correspondingly high gold recoveries after cyanidation of the oxidized material. It is suggested that air sparging may be a suitable oxidation method for sulfide material.

1.10 CONCLUSIONS AND RECOMMENDATIONS

The Borealis property hosts multiple types of gold deposits which provide several mine development options, or sequences of options. This situation allows Gryphon Gold increased business flexibility and reduced risks. Additional information is required to optimize the cost effective progression of the Project towards becoming a viable mining operation.

As a result of this updated mineral resource estimation and further analysis of the multifaceted set of technical attributes of the Borealis district, a number of issues have been identified. The following recommendations are made with the objective to answer the most critical questions first and further advance Borealis towards possible mine production as warranted by the prevailing business climate. Included recommendations are as follows:

     1. DATABASE ENHANCEMENT. Continuation of the compilation and enhancement of the geologic database in the area of known deposits plus additional re-logging of remaining old drill cuttings and core samples are recommended to better establish the geologic and grade zoning boundaries.

     2. FURTHER RESOURCE EXPANSION AND DEFINITION. A drilling program is recommended to expand the mineral resource base, to advance the mineral resources into higher categories, and to provide the necessary detail required for engineering and mine planning. Drilling programs adjacent to, between, and beneath the existing pits are expected to expand the known oxide gold deposits and will support final mine design. Drilling along the known trends aided by geophysical surveys could result in new oxide deposits being found, especially in shallow covered areas. An initial focus on oxide deposits should be made within the permitted exploration area and should benefit the project in the short-term more than finding additional sulfide mineral resources.

     3. METALLURGICAL TESTING. A systematic metallurgical testing program is recommended on the gold-bearing samples collected from planned drilling. Bottle roll tests and column leach tests should be conducted to determine the leachability of the potentially surface mineable mineral resources added to the mineral inventory. Comprehensive sampling and testing should be implemented to properly characterize the sulfide materials which may be encountered during drilling. Metallurgical testing of the sulfide and mixed oxide/sulfide materials should include flotation testing and pre-oxidation test work. The flotation test work should investigate two options. The first should be to produce the maximum recovery for feed to an oxidation and leaching circuit. The second should be to produce a shippable, saleable concentrate. Additional test work should focus on a) optimizing metal recovery and concentrate grade, b) minimizing final concentrate weight, and c) defining a cost effective process to oxidize sulfide flotation concentrates or whole ore.


(ORE LOGO) ORE RESERVES ENGINEERING                                       page 9
May 23, 2005

     4. ACQUISITION OF OPERATING PERMITS. Continuation of the permitting program is recommended to allow for timely mine development if warranted. The program should continue to define and alleviate potential environmental related issues and concerns and ensure that the oxidized gold mineral resources can be mined efficiently by open pit and leached in heaps.

     5. FEASIBILITY STUDY. Upon completion of the drilling and metallurgical testwork programs, a new mineral resource model, mineable reserve estimate, and a full feasibility study are recommended in preparation for mine development. The feasibility study should integrate all newly generated information including, but not limited to, such items as operating permit constraints if any, deposit geometry, waste characterization, infrastructure requirements and resource (manpower, equipment, consumable supplies, etc.) availability.

     6. GEOPHYSICAL SURVEYS. In preparation for an expanded exploration program within the disturbed area where exploration permits have been granted, additional geophysical surveys are recommended to confirm drill targets and to identify and locate new targets. Geophysical surveys should be conducted over two basin-type areas: the one south of Freedom Flats-Borealis-Deep Ore Flats (including Opal Hill), and the one north of Borealis-Crocodile Ridge-East Ridge. Both areas are in topographic lows and have good potential for oxidized gold systems under shallow cover. In addition with an indication that the North Graben target may have bedrock under shallow cover (200-300 ft), a program of ground magnetics and ground IP should be considered to better define the target area. If North Graben is under shallow cover and bedrock is topographically higher than previously anticipated, then oxidation may be deeper and there is a chance for a potentially large, open-pitable oxide deposit. Where geologic and geophysical indications are favorable, drilling of the targets should begin as soon as possible.

     7. DISTRICT SCALE EXPLORATION. An additional expanded exploration program outside of the permitted area and throughout the district is recommended following, or concurrent with, the exploration within the permitted area. Both oxide and sulfide deposits are anticipated to be found. A program of ground magnetics and ground IP should be considered to better define the Sunset Wash and Lucky Boy targets and then drilling should begin as soon as possible. Gradient IP surveys should be conducted elsewhere in the district where other aeromagnetic anomalies are found in pediment areas without any supporting IP data.

     8. DISTRICT RECONNAISSANCE AND DATA COMPILATION. At this point the numerous other exploration targets in the district seem to have lesser priorities than those outlined above. Typically in any large district, such as Borealis, a large discovery is made in areas that were not obviously high priority targets. Therefore, an initial program of data compilation, drill chip re-logging, field examinations, geochemistry, follow-up geophysics, and drill planning should be undertaken for each of these lower priority exploration targets. This work should be brought to the drill plan stage so that initial drilling can be undertaken as time and money are available.


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May 23, 2005

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                     2.0 INTRODUCTION AND TERMS OF REFERENCE

Gryphon Gold Corporation (referred to as "Gryphon Gold" or the "Company" in this report) is progressing with technical work at its 100%-owned Borealis Gold property in Mineral County Nevada in anticipation of a mine start-up in 2006. The Company is focused on engineering, permit acquisition, expansion of the land position, environmental reviews and infill drilling to enhance the resource categorization. Current engineering, results from permit negotiations, and updated mineral resource estimates will serve as the basis for a final/bankable feasibility study that is scheduled to be completed before the end of 2005.

The purpose of this report is to update the resource model based on an enhanced geologic interpretation based on additional data acquired and analyzed during 2004 by Company geologists and engineers; and to report on technical activities to date. The newly developed and updated resource model lies within a defined study area, which falls within the core area disturbed by previous mining activities; and where operating permit acquisition and other development and field activities are currently taking place. The deposits within the boundaries of the study area are the principal focus of this report. Other known deposits are located outside the limits of the study area, where phased development and permitting activities have not yet started.

As an important part of this work, new resource models were developed for several in-place gold deposits located within the boundaries of the study area and include the following deposits: West Alluvial Deposit, Borealis, Crocodile Ridge, Deep Ore Flats (also known as Polaris), East Ridge, Freedom Flats, Gold View, Graben, Middle Ridge and Northeast Ridge. Resource estimates for deposits outside the study area, but on claims controlled by Gryphon Gold, rely on historical estimates based on calculations which were completed prior to the promulgation of the guidelines of NI 43-101; and have not been reviewed by this study. These estimates are discussed further in Section 6.3 Previous Mineral Resource Estimates. Known gold deposits outside of the study area include Cerro Duro, Jaimes Ridge, Purdy Peak, and Boundary Ridge Zone

                                     (MAP-GRAPHIC OMITTED)

                          (based on information from Echo Bay Mines, circa 1989,
                                                  modified by Gryphon Gold 2005)

       FIGURE 2.1 MINERAL DEPOSITS AND PROSPECTS OF THE BOREALIS PROPERTY.


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

Names of other deposits and exploration targets are shown in Figure 2.1 which can be used as a reference to the geographic location and place names used in this report. Some of the most important exploration targets are reviewed in section 10.0 Exploration.

Ore Reserves Engineering ("O.R.E."), working closely with Gryphon Gold and its other consultants, has prepared new resource models and compiled this technical report on Borealis. Alan C. Noble, P.E. is the Principal Engineer of O.R.E. and is the Qualified Person for the purpose of Canadian NI 43-101, Standards of Disclosure for Mineral Projects for this technical report. Mr. Noble performed the mineral resource estimation and is the primary author of this technical report. Mr. Noble visited the Borealis property on February 24, 2005 and again on May 12, 2005 for the duration of one day in each instance; observed the district geologic setting, existing site conditions, and reviewed selective core and reverse circulation drill sample intercepts of the mineralization.

Other technical experts, and Qualified Persons, who have contributed to this study under the general direction of the principal author of this report are:

     Ms. Barbara A. Filas, P.E., C.E.M., a Qualified Person for the purpose of Canadian NI 43-101, Standards of Disclosure for Mineral Projects, President and Mining/Environmental Engineer, Knight Piesold and Co.: environmental evaluations and permit acquisition;

     Mr. Jaye T. Pickarts, P.E., a Qualified Person for the purpose of Canadian NI 43-101, Standards of Disclosure for Mineral Projects, Senior Metallurgical Engineer, Knight Piesold and Co.: metallurgical and process flowsheet development;

     Dr. Roger C. Steininger, Ph.D., C.P.G. (AIPG), a Qualified Person for the purpose of Canadian NI 43-101, Standards of Disclosure for Mineral Projects, Consulting Chief Geologist for Gryphon Gold: mine geology. Dr. Steininger is not independent of Gryphon Gold.

Technical support has been provided by additional associates of these listed firms and individuals. Samuel Engineering has assisted Knight Piesold in the ongoing permit acquisition activities and has provided additional expertise in process development and metallurgical flowsheet planning. Gryphon Gold has provided staff support and assistance by drafting certain figures incorporated in the report (as credited below each illustration); and aiding in the final assembly of the report.

This mineral resource study has considered existing information contained in Gryphon Gold files. This information consists of several thousand pages of documents and data gathered during more than 20 years of exploration, development, mining, and post-mining reclamation activities at Borealis, and includes exploration results, geophysical surveys, mineralogical results, geologic interpretations, metallurgical testing, design engineering, operating results, technical correspondence and scientific publications. Gryphon Gold has converted this information to electronic form to allow for ease of search and recovery.

This report utilizes this archival information provided by Gryphon Gold. The database has not been independently verified by O.R.E. at this time. As the Borealis project advances, certain additional information will be gathered which will allow for further verification of historical results, confirmation of the proposed technical concepts, further engineering and planning, and optimization of the possible mine re-development.

O.R.E. frequently undertakes minerals property studies. O.R.E is familiar with the mineral resource/reserve definitions and disclosure requirements of NI 43-101, to which the mineral resource classification in this report conform. Neither O.R.E nor any of its principals involved in this project have any direct pecuniary or contingent interests of any kind in Gryphon Gold or its mining properties. O.R.E. is to receive a fee for its work based on time expended, expenses incurred, and the firm's fee schedule.

The units commonly used in the United States, dry short tons of 2,000 pounds
(tons), troy ounces per short ton (opt), miles, feet, etc. are the major units used in this report. Where metric units are used, such is noted.


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                                 3.0 DISCLAIMER

The opinions expressed in this report are based on the available information and geologic interpretations as supplied by Gryphon Gold Corporation and other third party sources, and which were available at the time of this report. Ore Reserves Engineering has exercised all due care in reviewing the supplied information and believes that the basic assumptions are factual and correct and the interpretations are reasonable. Assumptions, conditions, and qualifications are as set forth in the body of this report.

Although O.R.E. has independently analyzed some of the data, the accuracy of the results and conclusions from the review rely on the accuracy of the supplied data. O.R.E. has relied on the supplied information and has no reason to believe that any material facts have been withheld, or that a more detailed analysis may reveal additional material information. O.R.E. did not undertake a program of independent sampling, drilling, or assaying.

The information in section 4.2, Property Description and Ownership, has been provided by Gryphon Gold. This information has not been independently reviewed by O.R.E.; however, it is supported by a title report by Gryphon Gold's attorney Parr Waddoups Brown Gee & Loveless dated May 3, 2005.

Estimates of mineral resources are inherently forward-looking statements subject to error. Although resource estimates require a high degree of assurance in the underlying data when the estimates are made, unforeseen events and uncontrollable factors can have significant adverse or positive impacts on the estimates. Actual results will inherently differ from estimates. The unforeseen events and uncontrollable factors include: geologic uncertainties including inherent sample variability, metal price fluctuations, variations in mining and processing parameters, and adverse changes in environmental or mining laws and regulations. The timing and effects of variances from estimated values cannot be accurately predicted.


(ORE LOGO) ORE RESERVES ENGINEERING                                      page 13
May 23, 2005

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                      4.0 PROPERTY DESCRIPTION AND LOCATION

4.1  LOCATION

The Borealis property gold resource is located in southwest Nevada, approximately 16 road miles southwest of the town of Hawthorne in the Walker Lane mineral belt and 12 miles northeast of the California border. Hawthorne is 133 highway miles southeast of Reno and 314 highway miles northwest of Las Vegas.

The project area is located in:

     T6N, R28E    Sections 1-4, 11, and 12
     T7N, R28E    Sections 25 - 27 and 33 - 36
     T6N, R29E    Sections 2-24, and 27 - 29
     T7N, R 29E   Sections 30-32

Mount Diablo Meridian, Mineral County Nevada. The approximate center of the property is at longitude 118 degrees 45' 34" North and latitude 38 degrees 22' 55" West. Figure 4.1 shows the location and access of the Borealis project.

                                 (LOCATION MAP-GRAPHIC OMITTED)

                                                             (Gryphon Gold 2005)

                FIGURE 4.1 LOCATION MAP OF THE BOREALIS PROJECT.

4.2  STUDY AREA BOUNDARIES

The defined study area falls within the boundary of the approximately 460 acre area where operating permit acquisition and other development activities and field activities are currently taking place. The study area is wholly within the boundaries of mining claims controlled by Gryphon Gold and is coincident with the core area disturbed by previous mining operations described in Section 18.1 Permit Acquisition and Fundamental Environmental Permitting Considerations (Plate 1).

Several known gold deposits are located within the boundaries of the study area including, but not limited to the following: West Alluvial Deposit, Borealis, Crocodile Ridge, Deep Ore Flats (also known as Polaris), East Ridge, Freedom Flats, Gold View, Graben, Middle Ridge and Northeast Ridge. Other known deposits occur outside the study area, still on mining claims controlled by Gryphon Gold. These additional gold deposits, outside of the study area, which have been subject to historical resource estimates include Cerro Duro, Jaimes Ridge, Purdy Peak, and Boundary Ridge Zone


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4.3  PROPERTY DESCRIPTION AND OWNERSHIP

4.3.1 GENERAL PROPERTY DESCRIPTION

As of the date of this report, the Borealis property is comprised of 747 unpatented mining claims (Plate 2) of approximately 20 acres each, totaling about 14,900 acres and one unpatented millsite claim of about 5 acres. Gryphon Gold Corporation staked 625 of the total number of claims subsequent to entering an option and earn-in agreement with Golden Phoenix Minerals, Inc. Gryphon Gold Corporation is either the direct owner (625 claims) or the 100% leaseholder of the claims (122 that cover the property ("the claims").

A review of federal and county land records relating to the property was done by Parr Waddoups Brown Gee and Loveless, attorneys at law, and Roger Gash, who is a Certified Professional Landman and Nevada Commissioned Abstractor, in 2003, with subsequent updates in 2004 and January and May 2005. The review began with the 1996 conveyance of the property out of Echo Bay. The review of the claims did not go all the way back to the original location dates for the various claims (some of which dated back to 1953); because with Echo Bay's prior operations on the property without challenge, Gryphon Gold was comfortable with the assumption that ownership up through Echo Bay was without significant problems.

The lands on which the claims are located were open to mineral location at the time of claim staking. There are no apparent conflicts with any privately owned land. There are some overlaps with surface improvements, such as a power line right-of-way and stock watering facilities, but those improvements do not prevent the location of mining claims. There are some minor conflicts due to slight overlap between the claims and some competitor-owned RAM claims, primarily in Sections 7, 18, and 19, T6N R29E. In some cases the claims are senior and would control the ground in conflict, and in some cases the opposite is true. However all conflicts appear to be limited to the edges of adjoining claims and thus are likely insignificant. All of the claims are shown on the Bureau of Land Management ("BLM") records as being in good standing.

4.3.2 OWNERSHIP, PURCHASE AGREEMENT, AND MINING LEASE

Of the total of 747 unpatented mining claims, there are 625 contiguous lode claims in the project area that are held directly by Gryphon Gold Corporation. The remaining 122 core claims are owned by John W. Whitney, Hardrock Mining Company, and Richard J. Cavell which have pooled their claim holding interest into a simple Nevada mining partnership which does business as the Borealis Partnership. The 122 core claims are leased from the Partnership as described later in this section. Ownership of the claims is vested as follows:

     Rainbow group, BO group, and Fox group: John W. Whitney, Hardrock Mining Company, a Nevada corporation ("HMC"), and Richard J. Cavell;

     LIS group: John W. Whitney and Richard J. Cavell as trustee for the Richard
     J. Cavell Trust dated February 23, 1994;

     GPM group and GG group: Gryphon Gold Corporation, a Nevada corporation;

     BOR group: Gryphon Gold Corporation, a Nevada corporation

     BMC group, ABC group, GLEN group, and Foxy group: Gryphon Gold Corporation, a Nevada corporation

One of the claims is a millsite claim (BORMS #1) owned by Gryphon Gold. To be valid, millsites must be located on non-mineral ground, and physically occupied for milling purposes. This is unlike a mining claim which must be located on ground containing a valuable mineral and can be held without actual mining. Nevertheless, it is the industry custom to locate a millsite claim in the area of a processing facility before occupation and use begins, which is the case with BORMS #1.


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Surface access and rights to disturb the surface for mining purposes is conveyed to the owner of the claims by the US General Mining Law. Sufficient surface area exists within the claim block for potential future mine and metallurgical processing facilities.

The mining claims require maintenance payments and related documents to be filed annually to keep the claims from terminating by operation of law. The current annual maintenance payments are made to the Bureau of Land Management in the amount of $125.00; and to Mineral County in the amount of $12.50 for each claim.

The various claim groups have been staked over a period ranging from 1953 to the present. Generally, and to the best of the author's knowledge, the claims have been surveyed in a accordance with requirements of the General Mining Law by the locator of the claims, who was likely not a registered land surveyor, for developing a map of each claim, or group of claims which was, in turn utilized for the purpose of establishing registration of the claims. This is consistent with commonly accepted practices in the U.S. mining industry for locating and maintaining unpatented mining claims.

By agreement dated January 10, 2005 between Gryphon Gold's subsidiary Borealis Mining Company and Golden Phoenix, the Corporation, through Borealis Mining, consolidated its interest in the Borealis Property by acquiring the remaining interest held by Golden Phoenix in the Borealis Property for $1,400,000 (the "Purchase Agreement"). The parties previously entered into an agreement dated July 21, 2003 whereby Borealis Mining acquired an option to earn up to a seventy percent (70%) joint venture interest (the "Joint Venture") in the Borealis Property (the "Option and Joint Venture Agreement").

Pursuant to the terms of the Option and Joint Venture Agreement, Borealis Mining would have earned a fifty percent (50%) interest in the Borealis Property by incurring qualified expenditures on the Borealis Property or in lieu of the qualifying expenditures by making payments to Golden Phoenix in the aggregate of $5,000,000, or a combination thereof, during the first four years of the Option and Joint Venture Agreement. The additional 20% interest could have been earned by producing a qualifying feasibility study for the Borealis Property.

Golden Phoenix assigned its remaining interest in the Borealis Property to Borealis Mining by agreement dated January 10, 2005. Gryphon Gold paid to Golden Phoenix $400,000 upon closing of the Purchase Agreement on January 31, 2005 (the "Closing") with additional payments due to Golden Phoenix as follows: (a) $250,000 payable 91 days from Closing; (b) $250,000 payable 182 days from Closing; (c) $250,000 payable 273 days from Closing; and (d) $250,000 payable 354 days from Closing. Gryphon Gold guaranteed Borealis Mining's payment obligations to Golden Phoenix by depositing as security fifteen percent (15%) of the issued shares of Borealis Mining's shares into escrow. As each quarterly payment of $250,000 is made by the Corporation, a pro rata portion of the escrowed shares shall be released to the Corporation.

The original core group of claims was, and is, subject to a Mining Lease dated January 24, 1997 (the "Mining Lease") from the claim owners to J. D. Welsh & Associates, Inc., a Nevada corporation. The Mining Lease contains an area of interest provision, which still applies, such that any new mining claims acquired by the owners within the area of interest shall automatically become subject to the Mining Lease. Any claims that are partially within the area of interest are deemed to be entirely within the area of interest. In accordance with the terms of the Purchase Agreement, Gryphon Gold, through Borealis Mining, acquired a 100% interest in a lease of the Borealis Property with Richard J. Cavell TTTEE F/T Richard J. Cavell Trust dated 02/23/1994, Hardrock Mining Company, a Nevada corporation, and John W. Whitney, as Lessors (the "Borealis Mining Lease").

4.3.3 ROYALTY

Pursuant to the Borealis Mining Lease, a portion of the Borealis Property which includes the 122 original core claims is subject to a net smelter return ("NSR") royalty which is computed as being the average monthly price of gold divided by 100 with the result expressed as a percentage. The initial mining operations will be located on the 122 claims in the core group.

The NSR cash value is determined by applying the resulting percentage to the price of gold. For example, using an assumed average monthly price of gold of $350 the NSR royalty would be 3.5% per ounce (net of refinery charges), which would translate into a cash cost of slightly less then $12.50 per ounce produced in that month (i.e. $350 divided by 100 = 3.5%), 3.5% of $350 is $12.25 per ounce less refining charges.


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As described in the terms of the Borealis Mining Lease, the Borealis property is currently subject to advance monthly royalty payments of approximately $8,614.00 per month. These advance royalty payments are subject to adjustments in the Consumer Price Index. The Borealis Mining Lease expires in 2009 but is extendible year to year thereafter so long as any mining activity which continues on the Borealis Property. Any commercial production from adjacent areas to the Borealis Property will be subject to a 2% net smelter return royalty.


(ORE LOGO) ORE RESERVES ENGINEERING                                      page 17
May 23, 2005

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                  5.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES,
                         INFRASTRUCTURE AND PHYSIOGRAPHY

5.1  ACCESS

Access to the property is gained from the Lucky Boy Pass gravel road located about 2 miles south of Hawthorne from State Highway 359 (Figure 4.1). Hawthorne is about 133 highway miles southeast of Reno. The Borealis Property is about 16 road miles from Hawthorne.

5.2  CLIMATE AND PHYSIOGRAPHY

The elevation on the property ranges from 7,200 ft to 8,200 ft above sea level. Topography ranges from moderate and hilly terrain with rocky knolls and peaks, to steep and mountainous terrain in the higher elevations This relatively high elevation produces moderate summers with high temperatures in the 90 degrees F range. Winters can be cold and windy with temperatures dropping to 0 degrees F. Average annual precipitation is approximately 10 inches, part of which occurs as up to 60 inches of snowfall. Historically in the 1980's, the mine operated throughout the year with only limited weather related interruptions.

The vegetation throughout the project area is categorized into six main community types: pinyon / juniper woodland, sagebrush, ephemeral drainages and areas disturbed by mining and reclaimed. Predominate species include pinyon pine, Utah juniper, greasewood, a variety of sagebrush species, crested wheat grass and fourwing saltbush (JBR Environmental Consultants, 2004)

5.3  EXISTING SITE CONDITIONS, INFRASTRUCTURE AND AVAILABLE SERVICES

The Borealis project site (Figure 5.1) has been reclaimed to early 1990's standards, before new, more modern state regulations were promulgated. The pits and the project boundary are fenced for public safety. Currently, access to the pits and leach heap areas is gained through a locked gate. No buildings or power lines located on the surface remain, although a major electrical transmission line exists about 2 miles from the property. All currently existing roads in the project area are two-track roads with most located on the old haul roads that have been reclaimed. Water for the historical mining operations was supplied from a well field in a topographically isolated basin located approximately 5 miles south of the planned mine site.

The nearest available services for both mine development work and mine operations are in the small town of Hawthorne, located about 16 miles to the east of the project area via a wide, well-maintained gravel road. Hawthorne has substantial housing available, adequate fuel supplies and sufficient infrastructure to take care of basic needs. For other services, Reno is located about 133 highway miles to the northwest. Sources in Reno could supply any material required for the development or mine operations


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May 23, 2005

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                                   (GRAPHIC OMITTED)

                    (Echo Bay Mines, circa 1991; modified by Gryphon Gold, 2004)

       FIGURE 5.1 PHOTOGRAPH OF BOREALIS DISTRICT. VIEW TO THE EAST, WITH FREEDOM FLATS PIT IN THE FOREGROUND. THE PHOTOGRAPH SHOWS THE SITE AS IT
                                WAS CIRCA 1991.


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May 23, 2005

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                                  6.0 HISTORY

6.1  HISTORY OF THE DISTRICT

The original Ramona mining district, now known as the Borealis mining district, produced less than 1,000 ounces of gold prior to 1981. In 1978 the Borealis gold deposit was discovered by S. W. Ivosevic (1979), a geologist working for Houston International Minerals Company (a subsidiary of Houston Oil and Minerals Corporation). The property was acquired from the Whitney Partnership, which later became the Borealis Partnership, following Houston's examination of the submitted property. Initial discovery of ore-grade gold mineralization in the Borealis district and subsequent rapid development resulted in production beginning in October 1981 as an open pit mining and heap leaching operation. Tenneco Minerals acquired the assets of Houston International Minerals in late 1981, and continued production from the Borealis mine. Subsequently, several other gold deposits were discovered and mined by open pit methods along the generally northeast-striking Borealis trend, and also several small deposits were discovered further to the west in the Cerro Duro area. Tenneco's exploration in early 1986 discovered the Freedom Flats deposit beneath thin alluvial cover on the pediment southwest of the Borealis mine. In October 1986 Echo Bay Mines acquired the assets of Tenneco Minerals.

With the completion of mining of the readily available oxide ore in the Freedom Flats deposit and other deposits in the district, active mining was terminated in January 1990, and leaching operations ended in late 1990. Echo Bay left behind a number of oxidized and sulfide-bearing gold mineral resources. All eight open pit operations are reported to have produced 10.7 million tons of ore averaging 0.059 ounces of gold per ton (opt Au) (Golden Phoenix Minerals, 2000). Gold recovered from the material placed on heaps was approximately 500,000 ounces, plus an estimated 1.5 million ounces of silver. Echo Bay chose to close the mine instead of continuing development of the remaining mineral resources, because of impending new environmental closure regulations and the desire to focus on their McCoy/Cove gold-silver deposits south of Battle Mountain. Reclamation of the closed mine began immediately and continued for several years in order to meet the deadline for the less-restrictive regulations. Echo Bay decided not to continue with its own exploration, and the property was farmed out as a joint venture in 1990-91 to Billiton Minerals, which drilled 28 reverse circulation (RC) exploration holes on outlying targets for a total of 8,120 ft. Billiton quickly dropped the property with no retained interest. Their exit was attributed to change in management direction and restructuring.

Then Santa Fe Pacific Mining, Inc. entered into a joint venture with Echo Bay in 1992-93 (Kortemeier, 1993), compiled data, constructed a digital drill-hole database and drilled 32 deep RC and deep core holes, including a number of holes into the Graben deposit. Santa Fe Pacific had success in identifying new sulfide-zone gold mineralization, but terminated the joint venture because of reduced exploration budgets. Echo Bay completed all reclamation requirements in 1994, showcased the reclamation, and then terminated its lease agreement with the Borealis Partnership in 1996.

In 1996 J.D. Welsh & Associates, Inc. negotiated an option-to-lease agreement for the Borealis property from the Borealis Partnership. J.D. Welsh performed contract reclamation work for Echo Bay and was responsible for monitoring the drain down of the leach heaps. During this time Welsh recognized the excellent remaining gold potential, and upon signing the lease, immediately joint ventured the project with Cambior Exploration U.S.A., Inc. Cambior performed a major data compilation program and several gradient IP surveys. In 1998 the company drilled 10 holes which succeeded in extending the Graben deposit and in identifying new zones of gold mineralization near Sunset Wash. Cambior terminated the joint venture in late 1998 because of severe budget constraints.

During the Cambior joint venture period, in late 1997, Golden Phoenix Minerals entered an agreement to purchase a portion of J.D. Welsh's interest in the property. J.D. Welsh sold his remaining interest in the property to a third party, which in turn sold it to Golden Phoenix Minerals, so that the company controlled 100% interest in the lease beginning in 2000 (Golden Phoenix Minerals, 2000). Golden Phoenix personnel reviewed project data, compiled and constructed a digital drill-hole database (previously not in a computer based resource modeling input form), compiled exploration information and developed concepts, maintained the property during the years of low gold prices, and developed new mineral resource estimates for the entire property.

In July 2003 the Borealis property was joint-ventured by Golden Phoenix Minerals with Borealis Mining Company ("BMC") which is a wholly owned subsidiary of Gryphon Gold Corporation.. BMC, the operator of the joint venture originally controlled the property through an option agreement with Golden Phoenix Minerals, Inc.,


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

whereby BMC could earn a 70% joint venture interest in the property. BMC had the right to acquire its interest in the Borealis property with a combination of qualified expenditures on work programs, and/or making payments to Golden Phoenix, and/or delivering a feasibility study over a period of five and a half years beginning July 2003. In January 2005 BMC purchased 100 % interest in the lease agreement and Golden Phoenix surrendered its interest in the property.

BMC and Gryphon Gold have expended a considerable effort consolidating the available historical data and flat files since acquiring an interest in the property. Files were located in the offices of Whitney and Whitney, Inc. (consultants to the Borealis Partnership) and Golden Phoenix Minerals Inc., both in Reno. General information and data included, but are not limited to, a variety of historical production records, geologic reports, environmental reports, geophysical and geochemical surveys, historical land and legal documents and drill-hole assay data. It is estimated that in excess of 150,000 pages of information has been located. This knowledge base has been scanned, and converted into a searchable electronic form. The electronic database has formed the basis of re-interpretation of the district geologic setting, and helped to form the foundation for a new understanding of the district's potential. Ownership of the information passed from Golden Phoenix Minerals, Inc. to Gryphon Gold at the time Gryphon Gold acquired the remaining 30% interest from its JV partner.

6.2  PAST PRODUCTION

In the Borealis project area, several gold deposits have been defined by drilling and some have been only partially mined. Reports on past production vary. The past gold production from pits at Borealis, as reported by recent operating companies at Borealis, is tabulated in Table 6.1. The total of past gold production was approximately 10.6 million tons of ore averaging 0.057 ounces per ton (opt) gold, although a report published in 1991 by Echo Bay Mines (Eng, 1991) indicated that 10.7 million tons of ore averaging 0.059 opt Au (635,000 oz) was mined through 1989. Mine production resulting from limited operations in 1990 is not included in either figure. Although no complete historical silver production records still exist at this time, the average silver content of ore mined from all eight pits appears in the range of five ounces of silver for each ounce of gold. It is likely that about 1.5 million ounces of silver was shipped from the property in the dore bullion.

                                    TABLE 6.1
                  REPORTED PAST BOREALIS PRODUCTION, 1981-1990

       CRUSHED AND                        GRADE
    AGGLOMERATED ORE          TONS      (OPT AU)   CONTAINED GOLD (OZ)
    ----------------       ----------   --------   -------------------
Borealis                    1,488,900     0.103          153,360
Freedom Flats               1,280,000     0.153          195,800
Jaime's/Cerro Duro/Purdy      517,900     0.108           55,900
East Ridge                    795,000     0.059           46,900
Gold View                     264,000     0.047           12,400
                           ----------     -----          -------
TOTAL                       4,345,800     0.107          464,360
                           ==========     =====          =======
RUN OF MINE ORE

East Ridge                  2,605,000     0.021           54,700
Polaris (Deep Ore Flats)      250,000     0.038            9,500
Gold View                     396,000     0.009            3,500
Northeast Ridge             3,000,000     0.025           75,000
                           ----------     -----          -------
TOTAL                       6,251,000     0.023          142,700
                           ==========     =====          =======
GRAND TOTAL                10,596,800     0.057          607,060
                           ==========     =====          =======

Note: Eng (1991) reports that the material mined contained a total of 635,000 ounces of gold.


(ORE LOGO) ORE RESERVES ENGINEERING                                      page 21
May 23, 2005

6.3  PREVIOUS MINERAL RESOURCE ESTIMATES

Since the termination of mining by Echo Bay Mines in 1990, several companies have made estimates of the Borealis district mineral resources. Santa Fe Pacific and Cambior Exploration attempted estimates on selected portions of the property. Comprehensive estimates of all remaining mineral resources were made first by John Whitney in 1996, Whitney and Whitney, Inc. in 1999(3), Golden Phoenix Minerals, Inc. in 2000, and Behre Dolbear and Company, Inc.(4) in 2004.

Whitney and Whitney (1999) estimated a total of 42,778,000 tons averaging 0.036 opt Au for a total of about 1,551,000 oz Au, including 199,000 oz Au in the heaps and stockpiles/dumps. The comprehensive estimates compiled data from several previous operators of the mine and estimated other mineral resources manually. Included in the Whitney and Whitney estimate is a mineral resource identified outside the model limits of this study near the area of Deep Ore Flats which contains mineralized material estimated in the range of 8,000,000 tons with an average grade of 0.030 opt (approximately 240,000 ounces). The data supporting this estimate has not been validated nor is the estimate to a NI 43-101 standard, and therefore not included in the resource inventory tabulated in this report.

Golden Phoenix Minerals (2000) completed a thorough compilation and review of the drill-hole database and then estimated the mineral resources, primarily by manual methods with computer assistance and Inverse Distance Weighting (ID3) interpolation, but they did not include resources in the heaps and stockpiles. The Golden Phoenix estimate utilizes mining industry acceptable estimating techniques and parameters, but was not completed at the time of the estimate to NI 43-101 standards. As reported by Golden Phoenix (2000) in their US public disclosure documents, Behre Dolbear and Company reviewed the estimate and found it to be satisfactory.

Gryphon Gold later commissioned Behre Dolbear to develop a technical report titled A Preliminary Scoping Study of Project Development, Borealis Gold Project, Nevada, which was completed in May 2004 An integral part of the study was mineral resources and potentially mineable resources estimation. Resources were calculated by the Inverse Distance Weighting method (ID3) for Freedom Flats and Graben, by the three-pass ID2 method for Polaris (Deep Ore Flats), and by the three-pass ordinary kriging method for Borealis, East Ridge/Gold View, and Northeast Ridge. The resource estimate in this study was certified to NI 43-101 criteria by the author (who is a Qualified Person), but was not submitted for regulatory agency review because Gryphon Gold was a private Nevada company at the time of report completion. Additionally, this estimate does not reflect the increased level of geologic understanding that has been incorporated into the current model described in this technical report.

----------
(3) Whitney and Whitney Inc., is a well established, Reno, Nevada based management consulting firm offering business technical and management services to the minerals resource industry, assistance in the development of mining legislation taxation and investment policies and technical auditing of operations and mining reserves.

(4) Behre Dolbear and Company, Inc. is one of the oldest, continually operating mineral industry engineering and consulting firms in the world. The company specializes in performing studies and consulting for a wide range of businesses with interests in the minerals industry.


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May 23, 2005

      TABLE 6.2. COMPARISON OF HISTORICAL POST MINING RESOURCE ESTIMATES.

                                    MEASURED + INDICATED
                                   ----------------------
                                    ktons    opt     k oz
                                   ------   -----   -----
IN SITU RESOURCES
   Whitney & Whitney Inc.          25,038   0.054   1,351
   Golden Phoenix Minerals, Inc.   33,399   0.044   1,455
   Behre Dolbear & Company, Inc.   14,822   0.040     594

RESOURCE IN HEAPS AND DUMPS
   Whitney & Whitney               17,750   0.011     199
   Golden Phoenix Minerals             --      --      --
   Behre Dolbear                       --      --      --

                                          INFERRED
                                   ----------------------
                                    ktons    opt     k oz
                                   ------   -----   -----
IN SITU RESOURCES
   Whitney & Whitney Inc.           2,700   0.022     60
   Golden Phoenix Minerals, Inc.       --      --     --
   Behre Dolbear & Company, Inc.   12,125   0.048    583

RESOURCE IN HEAPS AND DUMPS
   Whitney & Whitney                   --      --     --
   Golden Phoenix Minerals             --      --     --
   Behre Dolbear                   16,312   0.019    304

Notes:

1. All estimates include resource estimates from Borealis, Freedom Flats Polaris, East Ridge, Cerro Duro, Jamies Ridge and Purdy Peak and immediately 1 adjacent contiguous resource zones.

2. Resource estimates by Whitney and Whitney, Inc. and Golden Phoenix Minerals, Inc. are not reported to current NI 43-101 standards.

3. Behre Dolbear and Company (2004) has certified that their resource estimate is compliant with NI 43-101 standards, but the report has has not been 3 submitted for regulatory agency review

4. Cutoff grades are not reported for Whitney and Whitney estimate, Golden Phoenix estimate cutoff is .008 opt, and Behre Dolbear cutoff is 0.010 opt. Metallurgical recovery is not applied.


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May 23, 2005

6.3.1 IN-SITU MINERAL RESOURCES AT JAMIES RIDGE, CERRO DURO, AND PURDY PEAK

Several known gold deposits have been identified within the boundaries of the Borealis property holdings which are not located within the current study area boundary.

The Jamies Ridge, Cerro Duro and Purdy Peak deposits are located about three miles northwest of the current study area, and they are also part of the entire Borealis project mining claim holdings. Mining has taken place at Cerro Duro and Jamies Ridge in the 1980's by Echo Bay Mines Ltd and its predecessor companies. The insitu mineral resource estimates are extracted from historical records (Golden Phoenix, 2000) show the resource remaining in this area after mining has been completed. The tonnage and grade shown in Table 6.3, and has been estimated by Golden Phoenix Minerals (2000), but was completed prior to promulgation of NI 43-101 criteria. The calculation is reported to have been completed by the then current industry standard resource calculation methodology. This estimate has not been calculated to current NI43-101 standards, nor has it been verified for this study, and should not be relied upon.

      TABLE 6.3. HISTORICAL MINERAL RESOURCE ESTIMATE OF THE JAMIES RIDGE, CERRO DURO AND PURDY PEAK DEPOSTIS (GOLDEN PHOENIX MINERALS, INC., 2000)

                                                                  CONTAINED
 RESOURCE                                        TONS     GRADE    OZ GOLD
  CLASS       RESOURCEZONE      CUTOFF (OPT)   (1000'S)   (OPT)    (1000'S)
 --------   ----------------   -------------   --------   -----   ---------
            Jamies Ridge and
Indicated   Cerro Duro         not available     1,499    0.035       52
Indicated   Purdy's Peak       not available     1,024    0.030       31
                                                 -----    -----      ---
Total                                            2,523    0.033       83

Note: This estimate is not to NI43-101 standard and was not reviewed or audited for this report.

6.3.2 IN-SITU MINERAL RESOURCES AT BOUNDARY RIDGE

The Boundary Ridge zone is located about three miles to the southeast of the Borealis and East Ridge resource areas. No recent commercially scaled mining has taken place in this area. New mining claims in this area have been located within the past six to eight months by Gryphon Gold. Previously the Boundary Ridge zone was not fully covered by the core group of mining claims controlled by Gryphon Gold. Geologic mapping and sampling and more than 70 drill holes have been completed in this general area by previous operators. No new resource models have been constructed for this area in this study. A Boundary Ridge zone inferred resource estimate has been completed by Whitney and Whitney (1999) as shown in Table 6.4,. This estimate has not been calculated to current NI43-101 standards, nor has it been verified for this study, and should not be relied upon.

   TABLE 6.4. HISTORICAL MINERAL RESOURCE ESTIMATE OF THE BOUNDARY RIDGE ZONE
                          (WHITNEY AND WHITNEY, 1999)

                                                                    CONTAINED
RESOURCE                             CUTOFF        TONS     GRADE    OZ GOLD
  CLASS       RESOURCE ZONE          (OPT)       (1000'S)   (OPT)    (1000'S)
--------   -------------------   -------------   --------   -----   ---------
Inferred   Boundary Ridge Zone   not available     2,700    0.022       60

Note: This estimate is not to NI43-101 standard and was not reviewed or audited for this report.


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May 23, 2005

                              7.0 GEOLOGIC SETTING

This section has been compiled in association with Gryphon Gold's geologic staff, which includes a "Qualified Person" for the purpose of NI 43-101, Standards of Disclosure for Mineral Projects, Roger C. Steininger, PhD, CPG
(AIPG), and Consulting Chief Geologist.

7.1  REGIONAL GEOLOGY

The Borealis mining district lies within the northwest-trending Walker Lane mineral belt of the western Basin and Range province, which hosts numerous gold and silver deposits as shown in Figure 7.1. The Walker Lane structural zone is characterized by regional-scale strike-slip faults, although none of these are known specifically in the Borealis district. Mesozoic metamorphic rocks in the region are intruded by Cretaceous granitic plutons. In the Wassuk range the Mesozoic basement is principally granodiorite with metamorphic rock inclusions (Eng, 1991). Overlying these rocks are minor occurrences of Tertiary rhyolitic tuffs and more extensive andesite flows. Near some fault zones, the granitic basement rocks exposed in the eastern part of the district are locally weakly altered and limonite stained.

The oldest exposed Tertiary rocks are rhyolitic tuffs in small isolated outcrops which may be erosional remnants of a more extensive unit. The rhyolitic tuffs may be correlative with regionally extensive Oligocene rhyolitic ignimbrites found in the Yerington area to the north and within the northern Wassuk Range. On the west side of the Wassuk Range, a thick sequence of older Miocene andesitic volcanic rocks unconformably overlies and is in fault contact with the granitic and metamorphic rocks, which generally occur east of the Borealis district. The age of the andesites is poorly constrained due to limited regional dating, but an age of 19 to 15 Ma is suggested ("Ma" refers to million years before present). In the Aurora district, 10 miles southwest of Borealis, andesitic agglomerates and flows dated at 15.4 to 13.5 Ma overlie Mesozoic basement rocks and host gold-silver mineralization. Based on these data, the andesites in the Borealis region can be considered as 19 to 13.5 Ma. Rocks of the Miocene Wassuk Group locally overlie older andesites and underlie much of Fletcher Valley, which is a late Tertiary structural basin located west of the district. The Wassuk Group is up to 8,200 ft thick near its type locality, but much thinner in the Borealis district where its Coal Valley member is found. Much of the Wassuk Group sedimentary rocks in the Borealis area appear to have been removed by erosion. The Wassuk Group consists of a sequence of interbedded fluviolacustrine, andesitic sedimentary rocks with less abundant andesitic lava flows near its base, and it ranges in age from 13 to 8 Ma. Pliocene and Quaternary fanglomerates and pediment gravels overlie the Wassuk Group, or the older andesites where the Wassuk Group is missing, and thicken in the direction of Fletcher Basin.

The Borealis district lies within the northeast-trending Bodie-Aurora-Borealis mineral belt; the Aurora district with 1.9 million ounces of past gold production lies 10 miles southwest of Borealis and the Bodie district with 1.5 million ounces of gold production lies 19 miles southwest in California (Silberman and Chesterman, 1991). All three mining districts are hosted by Miocene volcanics. The intersection of northwesterly and west-northwesterly trending Walker Lane structures with the northeasterly trending structures of the Aurora-Borealis zone probably provided the structural preparation conducive to extensive hydrothermal alteration and mineralization at Borealis. Additional information on these adjacent districts is provided in Section 15.0 of this report.


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

                                   (GRAPHIC OMITTED)

                                                    (source: Gryphon Gold Corp.)

                FIGURE 7.1. WALKER LANE GOLD AND SILVER DEPOSITS

7.2  LOCAL GEOLOGY

The Borealis district mineralization is hosted by upper and lower Miocene andesite flows, laharic breccias, and volcaniclastic tuffs, which exceed 1000 to 1200 ft in thickness, strike northeasterly, and dip shallowly to the northwest (Figure 7.2). The andesite is internally subdivided into upper and lower volcanic packages which are laterally extensive and constitute the predominant bedrock in the district. These packages host most of the gold ore deposits. The most favorable host horizon is the upper andesite and the contact zone between the two andesite packages. An overlying upper tuff is limited in aerial extent due to erosion (Eng, 1991). All of these units are cut by steeply dipping northeast-trending faults that probably provided conduits for mineralizing hydrothermal fluids in the principal mineralized trends. Pediment gravels cover the altered-mineralized volcanic rocks at lower elevations along the range front and overlie many of the best exploration targets. Wide-spaced drilling indicates that the majority of the altered-mineralized area is covered by pediment gravels over a seven-mile long zone in the southern and southwestern parts of the district. Much of this area has received only minor testing with systematic multidisciplinary exploration.


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May 23, 2005

                                     (MAP-GRAPHIC OMITTED)

                     (source Echo Bay Mines, circa 1989, modified to reflect new property boundaries by Gryphon Gold 2005)

             FIGURE 7.2. GEOLOGIC MAP OF THE BOREALIS PROJECT AREA.


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

7.2.1 MIOCENE AND YOUNGER ROCKS

The lower andesite is the oldest volcanostratigraphic unit and is composed predominantly of andesitic flow breccias, with less abundant lava flows and minor lahars. The unit is often mottled, ranging from light gray-green to purple-brown. The rocks typically are weakly porphyritic, containing phenocrysts of small feldspars and minor hornblende and biotite. Flow breccias consist of andesite clasts in the weakly altered groundmass of feldspar and clay minerals. These features cause the unit to be poorly indurated and incompetent. The lower andesite exceeds 500 ft in thickness and lies unconformably on, or is in fault contact with, Mesozoic basement rocks. The lower andesite is not a favorable host rock, and only minor gold production has been derived from it.

The upper andesite unit is composed of green-gray, weakly to moderately porphyritic andesite lava flows that are more indurated and massive than those of the underlying lower andesite. These lavas contain 10 to 25 percent phenocrysts of feldspar with less abundant phenocrysts of biotite, hornblende, and pyroxene. This unit is as much as 300 ft thick in the Freedom Flats deposit, and it hosts ore in each of the deposits of the district.

Overlying the andesite units is the upper tuff. This unit consists of a complex interbedded sequence of volcaniclastic sedimentary rocks, lava flows of intermediate to mafic composition, and less abundant tuffs. The upper tuff is host to some of the gold mineralization in the Freedom Flats and Borealis deposits.

Overlying the upper tuff is the post-mineralization Wassuk Group, including the clastic sediments of the Coal Valley Formation (TCV), consists of weakly cemented gravel, sandstone to conglomerate, and ash units, all of which appear to be locally derived. Lying above the Wassuk Group are Pliocene and Quaternary pediment gravels (QAL). The older gravel contains abundant clasts of opaline and chalcedonic silica. The younger gravel contains clasts of unaltered and propylitized andesitic country rocks with less abundant clasts of silicified rock.

Intrusive rocks found in the Borealis area are difficult to recognize due to intense alteration of both the host rocks and intrusive rocks. In the Freedom Flats pit, fine- to medium-grained intrusive biotite andesite porphyry was identified and contains up to 40 percent phenocrysts. This intrusive may be related to the igneous heat engine that drove the gold-bearing hydrothermal system in the Borealis district.

Figure 7.3 shows the volcanostratigraphic section at Borealis.


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May 23, 2005

                                    (GRAPHIC OMITTED)

                          (Source: Gryphon Gold Corp., based on information from
                                                      Cambior Exploration, 1998)

     Note:
          DOF = Deep Ore Flats, NER = Northeast Ridge, GV = Gold View,
           ER = East Ridge, JR = Jaimes Ridge, FF = Freedom Flats, G =
                      Graben, B = Borealis, CD = Cerro Duro

            FIGURE 7.3 STRATIGRAPHIC SECTION IN THE BOREALIS DISTRICT

7.2.3 STRUCTURE

Structures in the district are dominantly northeast-striking normal faults with steep northwest dips, and generally west-northwest-striking range-front faults with steep southerly dips. A pattern of northeast-trending horsts and grabens occur in the district, according to Eng (1991). Both of the fault systems lie in regional trends of known mineralized systems, and Borealis appears to be at a major intersection of these mineralized trends. A number of the pre-mineral faults of both orientations in the district may have been conduits for higher-grade hydrothermal mineralization, which often followed the planes of the faults and formed high-grade pods. Movement along most of the faults in the Borealis district appears to be normal, although some faults also display a strike-slip component of movement. In the mined part of the district, rocks are mostly down dropped on the northwest side of northeast-trending faults, which is part of a graben. The Graben deposit appears to be controlled by a north-northeast trending structure dipping steeply to the east, and no other structures of this orientation have been identified

All these major faults have acted as conduits for hydrothermal fluids or loci for development of mineralized hydrothermal breccias and silicification. Emplacement mechanisms of the ore deposits included hydrothermal brecciation concurrent with, and followed by, pervasive silicification and sulfide/precious metal introduction within or adjacent to feeder structures. It is likely that some deposits, such as the high-grade pod in the Freedom Flats deposit, may have been initially localized along the intersections of small second order faults with the major feeder structures. In plan view these high-grade pods are relatively small and diligent effort is required to locate and define them.


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

In addition to high-grade pods, much of the Borealis district gold mineralization is contained in flat-lying tabular deposits extending outward from the feeder structures. Control of the flatter deposits is probably volcano-stratigraphy with more permeable units or contact zones providing the permeability for mineralizing fluids.

In the western part of the Borealis district where the Cerro Duro and Jaimes Ridge deposits are found, structures are predominantly west-northwest-trending normal faults including some that separate Mesozoic granites from the Miocene volcanic rocks. These faults are responsible for localizing some of the mineralization in this part of the district along with northeast-trending faults. Post-mineral movement of a series of the west-northwest-trending, range-front faults suggest a progressive down dropping of the southern blocks toward the valley floor.

Speculation on the occurrence of a volcanotectonic depression or a caldera in the Borealis district is tentatively supported by aeromagnetic anomalies that form two or more circular patterns beneath the pediment. Surface geology features are not definitive in identifying these structures however, and confirmation of the volcanic structures will depend on the results of drill holes that will explore the pediment area.

Post-mineral faulting is common and needs to be identified accurately, especially where ore-grade material is terminated or offset by faulting. Post-mineral faulting may be oriented: 1) west-northwesterly paralleling the range front, 2) northeasterly paralleling the other dominant regional and district faulting, and possibly 3) northerly, by reactivating pre-mineral structures that likely controlled Graben mineralization. Post-mineral faulting has displaced portions of several of the previously mined deposits.


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

                                8.0 DEPOSIT TYPE

This section has been compiled in association with Gryphon Gold's geologic staff, which includes a "Qualified Person" for the purpose of NI 43-101, Standards of Disclosure for Mineral Projects, Roger C. Steininger, PhD, CPG
(AIPG), and Consulting Chief Geologist.

8.1  HYDROTHERMAL GOLD DEPOSITS

The Borealis hydrothermal system is recognized as a high-sulfidation type system generally with high-grade gold occurring along steeply dipping structures and lower grade gold both surrounding the high-grade and commonly controlled by volcanic stratigraphy in relatively flat-lying zones. Gold deposits with minor silver are hosted by Miocene andesitic flows, laharic breccias, and volcaniclastic tuffs, which all strike northeasterly and dip shallowly to the northwest. Pediment gravels cover the altered-mineralized volcanic rocks at lower elevations along the mountain front and there is potential for discovery of more blind deposits, similar to the Graben deposit.

The Borealis hydrothermal system is defined as high-sulfidation (acid sulfate) based on the following features: presence of advanced argillic alteration with alunite deep in the system; presence of large bodies of opaline silica; presence of many zones of acid leaching with feldspar phenocrysts removed leaving "vuggy" silica rock; presence of minor amounts of enargite; lack of adularia; and high iron-sulfide content, principally pyrite with minor marcasite.

Structures controlling ore deposits are both northeast-striking faults and generally west-northwest-striking faults. Steeply dipping faults in the district may have been feeders for high-grade gold deposits. High-grade zones were likely formed by more than one episode of hydrothermal, possibly explosive, brecciation and silification with accompanying metallic minerals deposition. The vertical high-grade zones in the Freedom Flats deposit probably formed through this mechanism along a northeast-trending structure.

The Graben system appears to be localized along an elongate north-northeast-trending structural zone containing two or more high-grade gold pods or shoots that plunge steeply (45-60 degrees) to the east. Hydrothermal brecciation and pervasive silicification are also common to the Graben system. The Graben deposit is somewhat different than other deposits in the district. Both the low-grade gold zone and hydrothermal brecciation are more extensive. Within the low-grade gold aureole are at least three apparently separate high-grade gold zones although resource modeling combines two of the three. Resource modeling also identifies continuity of the moderate to high-grade zone for 2,000 ft in length and from 50 to 200 ft wide. There is less well developed and extensive "vuggy" silica zones. Additionally, the apparent structural control has a north-northeasterly orientation which is unusual in the district. Due to extensive gravel cover in the pediment environment, additional blind deposits such as the Graben deposit are expected to be discovered as exploration progresses beneath the alluvial cover.

Other gold deposits in the district have similar alteration features, but may have been developed by less explosive events. In these other systems, gold-bearing mineralizing fluids migrated upward along fault zones at the intersection of favorable lithologic horizons where the gold-bearing fluids moved laterally and deposited lower-grade mineralization. This process created gold deposits that have a flat-lying orientation and appear to be lenticular in section. The original Borealis deposit and the lower-grade portions of the Graben deposit are examples. The Graben deposit has components of both styles.

The surface "footprints" of the high-grade pods or pipes found to date are rather small and they can be easily missed with patterns of too widely spaced geophysical surveys and drill holes. Once a higher-grade zone is suspected, fences of drill holes with a 50-ft spacing may be required, but even this spacing may not be adequate to accurately define the high grade within the zones. Tony Eng (1991) describes the underestimation of grades in the Freedom Flats deposit due to the drill holes missing small very high-grade pods (>0.5 opt Au) of mineralization and to possible loss of fines during drilling. Two aspects not covered by Eng, but ones that have become extremely important are the orientation of drill holes with respect to controls of the mineralized zones and the inferred presence of a coarse gold component. Because much of the high-grade gold occurs along steeply dipping structures, the mineralized zones can best be defined by angle drill holes oriented approximately normal to the dip of the controlling features. Most of the drilling on the property, including the Graben deposit, is vertical, and therefore did not adequately sample the steep higher-grade zones. Drill-hole orientation has compounded the underestimation of grades within the district. The coarse gold component can best be captured with very careful sampling of drill cuttings and core, collecting large samples, and special assaying techniques.


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

Most deposits mined in the district, including the Borealis, have a generally flatter tabular shape, and they may have formed parallel to, and within, permeable portions of gently dipping volcanic flows or lahars, and along contact zones between lithologies. Beneath and along the northwest margin of the Borealis pit, additional flat-lying gold zones of the Borealis Extension and another deeper zone are found. Steeply dipping high-grade feeder structures have been identified within the original Borealis deposit and extend beneath the pit. Similarly other steeply dipping high-grade feeder structures have been identified within other deposits and can be projected below the limit of drilling. Substantial drilling is required to define the extent of these mineralized zones.

The core of the area in and proximal to the Graben deposit is characterized by a complex hydrothermal breccia that hosts most of the gold mineralization, and extends vertically and laterally beyond the limits of the deposit. The form of the breccia is imperfectly known, but there are indications that it has steeply dipping roots and flares near its top into a subhorizontal zone that may be controlled by lithology or contact zones. Several varieties of breccia are present, many of which may be variations of the same event. Two units seem to have consistent cross-cutting relationships in several core holes; therefore at least two periods of brecciation are present. The younger unit is light gray and it intrudes the older black breccia. The light-gray breccia contains about 40% clasts that are matrix supported. Typically, the clasts are from a few millimeters to a few centimeters across in an extremely fine-grained light-gray siliceous matrix. The majority of the clasts contain 100% texture destructive secondary silicification. In a few areas clasts of moderately silicified and weakly argillized welded tuff(?) and siltstone(?) occur. This breccia commonly contains 1-5% pyrite, most of which is in the matrix.

The younger black breccia contains a variety of sub-textures that will be described together as part of this breccia, but it is recognized that some, or all, of these could be separate brecciation events. Black breccia contains 40 to 60% clasts up to 10 centimeters across in a dense siliceous matrix. Clasts are matrix supported and consist primarily of dark gray to black highly siliceous material of unknown origin, with lesser amounts of silicified andesite, welded tuff, and massive iron sulfide clots. In places the unit is extremely black and sooty, as if there is an organic component or, alternatively, very fine-grained sulfides. Several of the drill holes pass from the breccia into altered andesite. The contact zone is characterized by a gradational decrease in brecciation into unbrecciated silicified andesite over a few feet. There is also a corresponding decrease in the amount of silicification into argillized andesite. Two of the more common textures within the black breccia are zones of banded matrix with few, if any, clasts and areas of vuggy textures. The banded zones typically occur with the banding at high-angles to the core axis. The areas of vuggy texture appear similar to other areas of "acid leaching" on the property. Generally, the cavities are lined with quartz and pyrite. All of the breccias are cut by at least two periods of quartz veins, the oldest of which are white quartz up to 10 mm wide, and the younger are dark quartz-pyrite veins that are up to 5 mm wide and cut the white quartz veins. Pyrite and minor marcasite are concentrated in the matrix where clots of >50% iron sulfides are common. Generally, the matrix contains 5 to 25% iron sulfides while the clasts contain 1 to 5% iron sulfides. The only feature within the breccia that seems to correlate with high grades of gold mineralization is the abundance of quartz veining of either type. While all of the breccias contain iron sulfides, not all breccias contain gold.

8.2  GOLD IN ALLUVIUM

Several drill holes to the west of Freedom Flats and Borealis encountered gold within the alluvium. These holes trace a gold-bearing zone that in plan appears to outline a paleochannel of a stream or gently sloping hillside that may have had its origin in the eroding Borealis deposit. The zone is at least 2,500 feet long, up to 500 feet wide, and several tens up to 100 feet thick. An initial estimate of the average grade of this zone is about 0.005 opt Au. At this point it is unknown if this is a true placer deposit, an alluvial deposit of broken ore, or some combination of both. Additional drilling and beneficiation tests are needed to determine if an economic gold deposit exists.


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                               9.0 MINERALIZATION

This section has been compiled in association with Gryphon Gold's geologic staff, which includes a "Qualified Person" for the purpose of NI 43-101, Standards of Disclosure for Mineral Projects, Roger C. Steininger, PhD, CPG
(AIPG), and Consulting Chief Geologist.

Alteration and mineralization most closely associated with ore-grade material are vuggy fine-grained silica, iron sulfides, and quartz veining, and hydrothermal brecciation is also common. Alteration patterns grade outward from the central vuggy silica zone into kaolinite-quartz-pyrite, which grades outward into kaolinite-pyrite, and then to outermost propylitic halo with minor pyrite. Advanced argillic alteration with alunite may have overprinted the kaolinite-bearing zones. The silver to gold ratio generally averages between 3:1 and 5:1 in each of the deposits, and silver commonly forms a discontinuous halo around, and overlaps, the central gold mineralization. Even more importantly, the gold mineralization in the identified deposits is surrounded by a halo of much lower grade gold mineralization, generally above 0.002 opt. Arsenic and antimony are strongly anomalous in a broad envelope around the gold deposits. Recent fieldwork has identified an early stage of chalcedonic silica alteration with pyrite containing elevated trace elements such as arsenic, antimony, and mercury, but it is largely devoid of, but probably related to, precious metals mineralization. Recognition of this early, barren silica alteration is important so that it can be avoided when locating and optimizing drilling programs, although blind gold-bearing systems could occur beneath, or near, barren silica. Post mineral faulting is common, and needs to be identified accurately, especially where ore-grade mineralization is displaced or terminated by faulting.

Finely disseminated gold found in the Borealis mineralized system was initially enclosed within pyrite. In some portions of the deposits, through natural oxidation, the pyrite was oxidized to limonite and the gold was released; thus gold was made available to extraction by cyanidation. Limited evidence suggests coarse gold exists, probably in the high-grade zones. Honea (1988, 1993) has noted coarse gold up to 29 microns in polished sections of samples from Northeast Ridge and the Graben, and Strachen (1981) reported visible gold ranging from 2 microns to 25 microns from samples taken from the Borealis pit area. Gold still bound in pyrite or pyrite-silica is not easily recovered by a simple cyanide heap leach operation, and some type of milling operation would be anticipated.

9.1  OXIDE GOLD MINERALIZATION

Oxide deposits in the district have goethite, hematite, and jarosite as the supergene oxidation products after iron sulfides, and the limonite type depends primarily on original sulfide mineralogy and abundance. Iron oxide minerals occur as thin fracture coatings, fillings, earthy masses, as well as disseminations throughout the rock, according to Eng (1991).

"Barite occurs as both fine- and coarse-grained crystals, and frequently lines voids and coats iron oxide minerals. These textures indicate that barite is very late in the paragenetic sequence. Alunite is very fine grained and has been identified only by x-ray and petrographic work," according to Eng (1991). At least part of the alunite is supergene in origin. Grains of free gold are occasionally found in oxidized high-grade rock samples.

Depth of oxidation is variable throughout the district and is dependent on alteration type, structure, and rock type. Oxidation ranges from approximately 250 ft in argillic and propylitic altered rocks to over 600 ft in silicified rocks that are also fractured. A transition zone from oxides to sulfides with depth is common with a mixing of oxide and sulfide minerals.

Except for the Graben deposit, all of the known gold deposits are at least partially oxidized. Typically the upper portion of a deposit is totally oxidized and the lower portions unoxidized. In places, such as the Ridge deposits, there is an extensive transition zone of partially oxidized sulfide bearing gold mineralization. Oxidation has been observed to at least 1,000 ft below the surface. Therefore, there is reason to believe that if additional gold deposits are found under gravel cover, some portion of them may be oxidized.

9.2  SULFIDE GOLD MINERALIZATION

Sulfide deposits in the district are mostly contained within quartz-pyrite alteration with the sulfides consisting mostly of pyrite with minor marcasite, and lesser arsenopyrite and cinnabar. Many trace minerals of copper, antimony, arsenic, mercury, and silver have also been identified. Pyrite content ranges from 5 to 20 volume percent with local areas of nearly massive sulfides in the quartz-pyrite zone and it occurs with grain sizes up to 1mm.


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Euhedral pyrite grains are commonly rimmed and partially replaced with a later stage of anhedral pyrite overgrowths (Eng, 1991). Study of this phenomenon in other epithermal districts in Nevada has shown that gold occurs only in the late overgrowths.

The Graben deposit is the best example found to date of the size and quality of sulfide deposits within the district. In addition sulfide mineral resources occur in the bottoms of most of the pits, but the most significant mineral resource in a pit environment is found beneath the Freedom Flats pit. Potential targets below most pits would include the feeder structures, many of which would be expected to have high-grade sulfide gold mineralization.

Within the lower-grade zone of gold mineralization in the Graben deposit there are at least two or three zones or pods of high-grade gold, based on a 0.100 opt Au cutoff . The shape and extent of each is imperfectly known, and two may actually be one pod. These pods plunge 45 degrees to 600 degrees to the east-southeast, are traceable for at least 400 ft down plunge, and are part of a zone of intermediate to high-grade that is continuous throughout the length of known Graben mineralization. Some of the holes intercepting the Graben have spectacular grades and thickness reminiscent of the long vertical intercepts in the Freedom Flats deposit. Examples of these intercepts include the following drill-holes: FF-50 with 60 ft averaging 0.232 opt Au; FF-173 with 55 ft averaging 0.512 opt Au; FF-223 with 20 ft averaging 0.470 opt Au and 75 ft averaging 0.241 opt Au; FF 229 with 110 ft averaging 0.856 opt Au.

Drilling of the Graben deposit has defined a total mineral resource of approximately 20 million tons with an average grade of 0.044 opt Au containing about 880,000 ounces of gold within the deposit, using a 0.01 opt cutoff grade, as stated in this report. The high-grade zones within the Graben deposit are estimated to contain 780,000 tons of measured and indicated resource and 220,000 tons of inferred resource with an average grade of 0.29 opt gold. While the larger deposit is a target for additional exploration, the higher-grade zones represent an attractive deposit for development at most gold prices. If the geophysical anomalies along the northern extension of the zone reflect additional mineralization, the deposit will be substantially larger, probably including additional high-grade mineralization.

Hydrothermal alteration displays systematic patterns within and around the Graben's gold mineralization (Figure 9.1) and other deposits in the district (for example - Freedom Flats). Based on observations from re-logging drill core and sample cuttings taken from the Coal Valley Formation above the mineralized zone in the Graben,, there is abundant opal and hematite that probably represents the upper portion and the last stage of the hydrothermal system. This changes downward into an argillic zone that contains some alunite in the inner portion of the zone. The base of the argillic zone, above mineralization, is commonly the base of the oxidized zone, suggesting that at least a portion of the clay minerals may be supergene. Below the limit of oxidization, within areas of gold mineralization, silicification is the most common alteration type. Drill holes at the margin of the deposit commonly intersect sulfide-bearing argillic alteration. The lack of silicification above the oxide boundary and argillization below the limit of oxidization indicates that at least a portion of the argillic alteration is hypogene. The upper portions of the silicified zone are commonly dense chalcedonic quartz with pyrite. Toward the center of the silicified zone quartz becomes grainy and in places is gray spongy or vuggy silica typical of "acid leached" alteration.

As noted above, the Graben deposit has a large subhorizontal low-grade zone surrounding steeply dipping high-grade zones. Whereas gold is mostly restricted to the breccia, not all of the breccia is gold bearing. Most of the pyrite occurs as disseminations in silicified rock, which is mostly in the hydrothermal breccia. Minor amounts of iron sulfide occur in veins and on rims of clasts. Iron sulfides extend beyond gold mineralization. Ore microscopy has identified only a few grains of free gold, generally <1 mm across (Bloomstein, 1992). Most of the gold in the sulfide zone is reported to be contained within pyrite grains.


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                                   (GRAPHIC OMITTED)

                                            (Source: Echo Bay Mines, circa 1989)

     FIGURE 9.1. TYPICAL ALTERATION PATTERNS WITHIN AND AROUND THE BOREALIS
                            DISTRICT GOLD DEPOSITS.


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                                10.0 EXPLORATION

This section has been compiled in association with Gryphon Gold's geologic staff, which includes a "Qualified Person" for the purpose of NI 43-101, Standards of Disclosure for Mineral Projects, Roger C. Steininger, PhD, CPG
(AIPG), and Consulting Chief Geologist.

Discovery potential in the Borealis district includes oxidized gold mineralization adjacent to existing pits, new oxide gold deposits at shallow depth within the large land position, gold associated with sulfide minerals below and adjacent to the existing pits, in possible feeder zones below surface mined ore, deeper gold-bearing sulfide mineralization elsewhere on the property, particularly at the high-grade Graben deposit, and along its apparent projection to the north and also in other targets such as Sunset Wash and Lucky Boy. Both oxidized and sulfide-bearing gold deposits exhibit lithologic and structural controls for the locations and morphologies of the gold deposits.

The most significant mineral resource exploration and expansion targets, in the opinions of the authors, as now identified by Gryphon Gold, include the following (in order of relative confidence of discovery potential):

     The Ridge Deposits (including East Ridge / Gold View, Northeast Ridge) Freedom Flats
     Borealis Near-Surface Expansion
     Borealis Extension
     Deep Ore Flats
     Graben
     North Graben
     Sunset Wash
     Lucky Boy

All except for Sunset Wash and Lucky Boy are included (or partially included, as is the case for North Graben) within the boundaries of the area previously disturbed by mining and the study area. In addition, several other identified resource areas are open for further discovery on the claims now controlled by Gryphon Gold. These target areas have known or projected mineralization and coincident geophysical signatures, and extend under alluvial cover in pediment areas in the southern and southwestern portion of the property. Alluvial gravel covers the altered-mineralized volcanic rocks at lower elevations along the mountain front and overlies some of the best exploration targets.

10.1 GEOPHYSICS

Many geophysical surveys have been conducted in the Borealis district since 1978, including the following: ground magnetics, VLF, induced polarization
(IP)/resistivity, seismic, CSAMT, helicopter magnetics and EM, e-scan, and gradient IP/resistivity. In addition, regional magnetics and gravity maps and information are available through governmental sources. Geophysical data most useful in exploration programs have been IP (chargeability), aeromagnetics, and, to a lesser degree, resistivity. Resistivity was used successfully in the early exploration of the district to track favorable trends of silica alteration.

In addition to projections of known alteration and mineralization trends into or within pediment environments, geophysics is being used to define and prioritize the pediment targets. In particular, aeromagnetic lows (Figure 10.1) and induced polarization (chargeability highs) data identify the most favorable covered targets and help site drill holes, especially where magnetics and IP show coincident anomalies. Resistivity data is also used with emphasis on resistivity highs reflecting extensive silicification. Other geophysical methods will be used where appropriate, possibly including ground magnetics, CSAMT, e-scan, VLF, electromagnetics, gravity, and seismic. Each of these methods provides information that may be used in determining the subsurface geologic conditions and how and where to test exploration targets.


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                                    (GRAPHIC OMITTED)

                                                   (Source: Echo Bay Mines 1989)

                 FIGURE 10.1. 1989 ECHO BAY AEROMAGNETIC SURVEY.

Joseph R. Anzman, consulting geophysicist, is in the process of re-interpreting the historic geophysical data within the Borealis district with emphasis on the mine area. His initial focus is on resistivity anomalies from both ground and airborne surveys. The initial interpretation of resistivity data identifies several northeast-trending zones of high resistivity that correspond to the silicification associated with known gold deposits, and outlines several anomalies that might be related to undiscovered gold deposits. Figure 10.2 displays the general trends of these resistivity highs and their relationship to the several gold deposits. Between the gold deposits, alteration continues and commonly contains traces to significant amounts of gold. The easternmost anomalous resistivity zone is along the northeast-trending Boundary Ridge-Bullion Ridge gold and alteration trend, including the Boundary Ridge and Bullion Ridge zone resources. As noted in other sections of this report, this trend contains several drill holes with significant gold intercepts and excellent exploration potential. The central anomalous resistivity zone, which separates into two subparallel anomalies toward the southwest, includes most of the mined deposits in the Borealis trend. The Graben deposit has a distinctive resistivity signature that trends northerly rather than following the other trends.

The anomalous resistivity zone to the northwest of and parallel to the Borealis trend extends from the North Graben target northeasterly through the process area into Wiggle Knob and terminates at the Back Side prospect. Several very widely spaced holes up to 250 feet deep were drilled along this trend on surface rock exposures and geochemical anomalies. Many of the holes contain at least traces of gold, argillic alteration, and some low-temperature silicification. In many holes alteration increases with depth, and oxidization in several holes extends to at least 250 feet. Using the Borealis and Boundary Ridge-trend analogies, the alteration and traces of gold detected along this trend may be indications of areas between gold deposits. More drilling is needed to determine if mineable oxide and sulfide gold deposits occur along the trend.


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                                    (GRAPHIC OMITTED)

                                      (Source: J. Anzman and Gryphon Gold, 2005)

      FIGURE 10.2. SELECTED RESISTIVITY ANOMALIES OF THE BOREALIS DISTRICT.

10.2 EXPANSION OF KNOWN RESOURCE AREAS

Several prospective resource expansion areas have been identified with existing drill holes and are found adjacent to pits that have been mined since 1981. These zones may be turned into mineral resources with additional drilling, sampling and testing.

10.2.1 EAST RIDGE / GOLD VIEW

Initial drilling is planned to better define and extend the horizontal limits of the known gold mineralization along the south and east flanks of the deposit. In addition, the feeder zone to the East Ridge deposit has never been drill tested. This zone lies either underneath the current pit or to the south and originates from a major fault zone bringing up basement granite.

10.2.2 NORTHEAST RIDGE

Additional drilling is planned to better define and extend the limits of the gold mineralization around the pit, especially the southeast flank, for mining purposes. As with East Ridge, the feeder zone to the Northeast Ridge deposit has never been drill tested. This untested zone lies either underneath the current pit or to the south originating from a major fault zone.

10.2.3 FREEDOM FLATS

The silicified brecciated pipe-like structure under the current Freedom Flats mineral resource has been inadequately drill tested. Several deeper holes have intercepted gold mineralization another 500 ft below the current pit bottom. Limited drill evidence, structural reconstruction of geology, and an aeromagnetic anomaly in the pit area suggests that a second brecciated pipe-like structure may exist a short distance to the south of the pit bottom. Additional drilling is warranted to define the limits of the southwest edge of the deposit and the edges of the mineralized pipe-like feature found in the bottom of the pit. These holes will be from 200 to 300 ft deep, and deeper targets will be tested in later programs.


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10.2.4 BOREALIS NEAR-SURFACE EXPANSION

Additional drilling is planned to better define the limits of the mineralization along edges of the old Borealis pit for mining purposes. These planned holes will be 100 to 200 ft deep. Another target is indicated where the Borealis deposit is cut on the northwest side by the extension of the Freedom Flats fault and a portion of the deposit may be in this down-dropped block.

10.2.5 OTHER KNOWN MINERAL RESOURCE AREAS

     DEEP ORE FLATS (ALSO KNOWN AS POLARIS)

Additional drilling is needed to better define the limits of the mineralization along the edges and along trend of the existing pit at Deep Ore Flats.

     CROCODILE RIDGE

This silicified zone is a northeast extension of the Borealis deposit. Several holes have intercepted low-grade gold mineralization. There may be two parallel silicified zones in this area, one along the ridge crest and one on the northwest slope of the ridge beneath alluvial cover. Additional drilling is warranted to determine the size of the gold resource.

     GOLD VIEW TO NORTHEAST RIDGE (MIDDLE RIDGE)

This silicified zone is an extension of the Gold View deposit to the northeast and extending to the Northeast Ridge deposit.

     CERRO DURO

The Cerro Duro deposit is localized along the major Cerro Duro fault zone and is a brecciated pipe-like feature. Additional deeper drilling into the root zone of this pipe-like feature is required and new drilling should be done to identify other blind mineralized structures that may also be localized along this fault. This drilling will likely be part of a later program when exploration is expanded outside the previously mined and disturbed area.

     JAIME'S RIDGE

Several holes drilled to the west of the Jaime's Ridge deposit identified some low-grade gold mineralization along splays of the major Cerro Duro fault system. Additional drilling should be conducted to determine if mineable reserves could be found in the area as part of a later program.

     PURDY PEAK

The Purdy Peak gold mineralization needs to be further drilled with deeper holes and offset holes as part of a later program. The area lies at the juncture of two faults along trend with the Cerro Duro fault system.

     BULLION RIDGE/BOUNDARY RIDGE

The northeast-trending alteration zone extending along Boundary Ridge into Bullion Ridge (Figure 2.1) contains intense silicification that is surrounded by argillization, with abundant anomalous gold. Widely spaced shallow holes have tested several of the alteration/anomalous gold zones defining mineral resources, but more exploration is needed to determine the total potential of the area. At Boundary/Bullion an historic mineral resource estimate of 2.7 million tons with an average grade of 0.022 opt Au has been defined and reported by Whitney and Whitney in 1999. The estimate was not prepared for Gryphon Gold but a prior owner; no specific critera for qualifying the resource estimates was referenced in the report, and the estimate is not compliant with NI 43-101 standards. It has not been reviewed or verified by the author. Table 10.1 summarizes some of the more attractive drill-hole gold intercepts in the area. This oxide mineral resource is not closed by drilling in most directions; additional geological investigations and drilling are needed to adequately define and expand the mineral resource.


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The altered and mineralized area known as Boundary Ridge contains several drill holes with anomalous gold, including BR-2 with 100 feet (starting at the surface) that averages 0.029 opt Au. Additional drilling is needed to determine the extent of the gold mineral resource present. The alteration and mineralization extends under alluvial cover to the southwest in the Boundary Flats area. Limited drilling has failed to trace the mineralization on the pediment.

           TABLE 10.1 SIGNIFICANT GOLD INTERCEPTS IN THE BULLION RIDGE
                             MINERAL RESOURCE AREA.

DRILL HOLE   INTERCEPT       GRADE
----------   ---------   ------------
  BUR 005      20 feet   0.022 opt Au
  BUR 008     105 feet   0.020 opt Au
  BUR 022      20 feet   0.096 opt Au
  BUR 047     130 feet   0.030 opt Au
  BUR 049      65 feet   0.058 opt Au

10.3 BOREALIS EXTENSION

The Borealis Extension deposit occurs at shallow to intermediate depth beneath the northern and western parts of the former Borealis pit. Most of the mineralization begins at 110 to 375 ft below the surface. Generally the top of this target occurs at or slightly below the 7,000-ft elevation, according to Whitney (2004). The primary target is defined by 16 contiguous drill holes that have potential ore-grade intercepts and that penetrate beneath the 7,000-ft elevation (Figure 10.3). Thickness of low-grade mineralized intercepts ranges from 15 to 560 ft with nine holes having from 155 to 560 ft of +0.01 opt Au; average thickness of the zone is 236 ft. Grades have been divided into sub-zones of 0.01-0.03 opt, which averages 0.018 opt Au, and of +0.03 opt, which averages
0.084 opt Au.

                                    (GRAPHIC OMITTED)

                          (Source: R.C. Steininger and Gryphon Gold Corp., 2005)

  FIGURE 10.3. SCHEMATIC CROSS-SECTION OF THE BOREALIS EXTENSION DEPOSIT AREA.


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The consistent elevation at the top of the lower mineralized zone has led John
Whitney (2004) to postulate that "gold-bearing waters may have pooled within an elevation range for an extended period during which gold deposition occurred." Preliminary explanations, based on limited information, for geologic grade control of this relatively horizontal mineralized zone may be: 1) a flat-lying permeable volcanic unit such as laharic breccia as a favorable host or 2) a boiling zone having a well-defined top, perhaps partly confined by a relatively impermeable volcanic cap. With each of these three possible models, a feeder structure having higher-grade mineralization would be expected to occur within and below the overall mineral body and the feeder would be the likely source of gold-bearing hydrothermal fluid emanations.

Projection among the contiguous well-mineralized holes of the Borealis Extension zone suggests an inferred mineral resource elongate to the northeast, and limited to the northwest and southeast by poorly mineralized holes. This zone of mineralization is open in several directions, and there is sufficient additional potential for more mineralization. Three water well holes along projection to the northeast have similar mineralized intercepts, strongly suggesting the zone continues in that direction.

The most important question to be answered is whether this lower mineralized zone is confined to the Borealis deposit area, or might it be much broader in scope and representative of a much larger tonnage. In addition, grade zoning has indicated another deeper flat-lying zone of gold mineralization beneath the Borealis Extension deposit.

Two areas of drilling are recommended to test the Borealis Expansion and Borealis Extension deposits. Nine 200-ft holes are planned to define and expand the margin of the Borealis deposit in the area where the new Borealis pit is planned. Two or more of these holes would be extended to 600 ft and two additional deeper holes are proposed to test the extent and grade of the Borealis Extension deposit. The deeper zone of mineralization beneath the Extension will not be tested in the currently planned drilling program.

10.4 GRABEN DEPOSIT

The Graben deposit is currently defined with approximately 36 RC holes and 19 core holes. Drilling has defined a zone of gold mineralization, using an 0.01 opt Au boundary, that extends at least more than 2,000 ft in a north-south direction and between 200 and 750 ft east-west, and up to 300 ft thick (Figure 10.4). The top of the deposit is from 500 to 650 ft below the surface. Near its southern margin the axis of the deposit is within 800 ft of the Freedom Flats deposit and along one portion of the southeastern margin low-grade mineralization may connect with the Freedom Flats mineralization through an east-west trending splay of the N50 degrees E Zone. Drilling data appears to confirm mineralization at the southern margin of the deposit is closed off. Along the western margin a suspected post-mineralization fault may have down-dropped the deposit and apparently serves as an effect western boundary to mineralization and brings TCV in contact with the Graben zone.. Much of the eastern margin has not been defined by drilling. To the north mineralization remains open. An airborne magnetic survey and a gradient IP survey reveal anomalies along the northern extension of the Graben zone, suggesting that the deposit continues in that direction.


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                                    (GRAPHIC OMITTED)

               (Source: Echo Bay Mines, circa 1989; modified Gryphon Gold, 2005)

         FIGURE 10.4. SCHEMATIC CROSS-SECTION OF THE GRABEN DEPOSIT AREA

Within the flat-lying lower-grade zone of gold mineralization there are at two or three steeper zones of high-grade gold, based on a 0.10 opt Au cutoff, and the zone is continuous at a slightly lower cutoff grade. The shape and extent of each shoot is imperfectly known and at least two may more accurately be one larger zone. These shoots plunge 450 to 600 to the east-southeast and are traceable for at least 400 ft down plunge. Typically, the horizontal dimensions are 50-100 ft in an east-west direction and up to 400 ft along strike. Some of these holes have very high grades and thickness reminiscent of the long vertical intercepts in the Freedom Flats deposit. There may also be additional high-grade shoots that have been missed by the current drilling.

The Graben deposit has the potential for discovery of additional mineralized material to the north, where it is open. Mineralization is completely covered by post-mineralization alluvium and occurs as a near horizontal "tabular" lower-grade zone along a north-northeast-trending zone. Further drilling is needed to fully define the deposit's actual shape, tonnage, and grade, and to demonstrate the grade continuity within the higher-grade zones. It is probable that additional higher-grade zones will be discovered as drilling progresses. The Graben zone projects along trend to the north-northeast into an area with a broad aeromagnetic/IP anomaly (North Graben Target) which provides the greatest potential for discovery of large tonnages of high-grade reserves.

10.5 NORTH GRABEN TARGET

The North Graben prospect is defined by the projection of known mineralization, coincident with a large intense aeromagnetic low and a broad chargeability (IP) high (Figure 10.4). Only one hole has been drilled, but not completed, into the southern margin of the North Graben prospect, about 1,400 ft north of the most northerly significant Graben mineralization. While this hole failed to reach its target depth, alteration typical of the margin of the Graben deposit was encountered. This blind untested target lies on trend of the north-northeast-elongate Graben mineralized zone. Cambior completed a gradient array IP survey in 1998 covering the area from the Freedom Flats pit to the North Graben prospect, which has a broad chargeability high. Earlier (1989) Echo Bay had completed a district-wide helicopter magnetic/electromagnetic survey, which identified a large intense "bulls-eye" type aeromagnetic low in the North Graben area. This coincident magnetic low/chargeability high is now interpreted as being caused by an intensive and extensive hydrothermal alteration-mineralization system, and, based on the size and intensity of the magnetic low, it possibly could be the largest system in the district.

The model for this interpretation is the Freedom Flats deposit, which is expressed geophysically by an intense bulls-eye aeromagnetic low and projection of a chargeability high. The Freedom Flats deposit has the highest gold grade


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and is the strongest hydrothermal system mined to date in the district. Freedom
Flats has a pronounced irregular elongate shape with the principal axis vertical. The bulls-eye magnetic low is interpreted to reflect the pervasive vertical replacement of magnetic minerals, mostly magnetite, by pyrite in and around the high-grade feeder structure. Andesitic host rocks originally contained substantial amounts of magnetite, and where andesite is weakly altered (propylitized) in a halo surrounding the Freedom Flats deposit, some of the magnetite is preserved, thus providing a relative magnetic high surrounding the bulls-eye low.

                                    (GRAPHIC OMITTED)

                                                    (Source: Gryphon Gold, 2005)

               FIGURE 10.5. NORTH GRABEN TARGET EXPLORATION MODEL.

Cambior's (Benedict and Lloyd, 1998) gradient IP survey identifies a deep-source broad chargeability anomaly that extends northerly from the northern margin of the Freedom Flats deposit, covers only part of the Graben zone and most of the North Graben area, and extends to the limit of the surveyed area (Figure 10.4). This anomaly is interpreted to be caused by high-sulfide mineralization. The North Graben prospect thus represents the possible extension of known mineralization of the Graben zone, or alternatively it may be another system potentially with more intense, deeper alteration and stronger mineralization localized along the same north-northeast-trending structural zone.

One angle hole (BC 98005) was drilled by Cambior (Benedict and Lloyd) in 1998 to test the southernmost portion of the North Graben target chargeability anomaly, and it was well south of a large aeromagnetic low. The upper 725 ft


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of this hole contained post-mineral gravel and sediments and relatively unaltered andesitic volcanics, before intersecting altered and mineralized andesite near its terminus. The pre-mineral andesite flows contain alteration ranging from propylitic to chalcedonic silica down the hole. Hole 98005 was lost at a depth of 780 ft due to hole caving. Although no significant gold mineralization was encountered in the hole, alteration was most intense at the bottom. Hydrothermal alteration noted in samples from the hole fits better with patterns found at the margin of a Graben-type deposit.

10.6 SUNSET WASH TARGET

The Sunset Wash prospect consists of a gravel-covered pediment underlain by extensive hydrothermal alteration in the western portion of the Borealis district. Sixteen holes drilled by Echo Bay Mines indicate that intense alteration occurs within a loosely defined west-southwest belt that extends westerly from the Jaime's Ridge/Cerro Duro deposits. At the western limit of the west-southwest belt, Cambior's IP survey and drilling results can be interpreted to indicate that the alteration system projects toward the southeast into the pediment along a mineralized northwest-oriented fault. The principal Sunset Wash drill target is defined by the structural projection, a bulls-eye aeromagnetic low, and a coincident chargeability (IP) high beneath an area of alluvium. This target area provides the best opportunity for discovery of a gold deposit in the western part of the Borealis district. Cambior conducted a gradient array induced polarization (IP) survey over the Sunset Wash area effectively outlining a 1,000 by 5,000 ft chargeability anomaly. The anomaly corresponds exceptionally well to alteration and sulfide mineralization identified by Echo Bay's drill-hole results. Two structures appear to be mapped by the chargeability anomaly; one is a 5,000-ft long west-southwest-trending structure and the other is a smaller, northwest-trending structure that cuts off the W-SW structure at its western limit. Alteration types and intensity identified by the drilling, combined with the strong IP chargeability high and the aeromagnetic low, strongly suggest that the robust hydrothermal system at Sunset Wash is analogous to the mineralized systems at Graben and Freedom Flats.

Geologic observations based on mapping and drill hole logging indicate that both the Freedom Flats and the Graben deposits are localized along a favorable horizon near the contact between the upper and lower volcanic units. This same contact zone appears to underlie the Sunset Wash pediment at a shallow depth. The target concept suggests that mineralization should favor zones where mineralizing structures crosscut the upper and lower volcanic contact. Cambior drilled three holes to test portions of the Sunset Wash geophysical anomaly and to offset other preexisting drill holes with significant alteration. Each of the three holes was drilled vertically to maximize the depths tested. The three holes were collared in the upper volcanic unit, but only one crossed the contact.

The westernmost of Cambior's three holes encountered the most encouraging alteration and best gold mineralization suggesting that drill-hole BC98003 is near the most prospective area. This drill-hole intercepted altered rock from bedrock surface to total depth, including an extremely thick zone of chalcedonic replacement in the lower two-thirds of the hole. The altered zone contains intermittent quartz-pyrite alteration that hosts low-level gold mineralization up to 0.51 ppm Au. Fracture-controlled orpiment and realgar are abundant within the oxide zone as are pyrite (+10%) and arsenopyrite deeper in the hole. The dominance of chalcedonic silica and the relative lack of quartz replacement alteration in hole 3 suggest that the strongest portion of the hydrothermal system was not tested. Hole 3 was drilled near the intersection between the west-southwest-trending Sunset Wash IP anomaly, which has been tested by most of the 16 holes, and a northwest-trending IP anomaly, which has not been tested. Projection of the northwest-oriented anomaly to the southeast into the pediment shows a coincident bulls-eye aeromagnetic low and a chargeability high in an area untested by any drill holes.

10.7 LUCKY BOY TARGET

Another target area similar to North Graben and Sunset Wash is the Lucky Boy area, which may be in a shallower pediment environment in the central portion of the district near the range front. Drill holes in the periphery have thick zones of silification and traces of gold mineralization. Echo Bay's aeromagnetic map shows another bulls-eye magnetic low and Cambior's IP map shows a coincident chargeability high in the area of the silicification. Additional compilation work is in progress.


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                                 11.0 DRILLING

11.1 DRILLING OF EXISTING HEAPS AND DUMPS--SPRING 2004

Drilling of the five Borealis heaps and parts of the Freedom Flats and Borealis dumps was completed in May 2004. This program consisted of 32 holes totaling 2,478.5 ft. Table A-1 (Appendix A) outlines the holes that were drilled. Dump holes were drilled deep enough to penetrate the soil horizon below the dump, while holes on the heaps were drilled to an estimated 10-15 ft above the heap's liner. None of these latter holes penetrated the heap liners. Not all of the permitted holes were drilled during this phase of the program. Rather, a few holes were drilled on each heap and dump to obtain an initial and representative view of grade distribution.

11.2 HISTORICAL DRILL-HOLE DATABASE

The drill-hole database used for the main Borealis project study area contains 1,747 drill holes with a total drilled length of 510,712 ft (Table 17.2), including 1,626 which intersected gold mineralization. These holes were drilled by different operators on the property. Drill-hole types include diamond core holes, reverse circulation (RC) holes and rotary holes. Only a few core holes have down-hole survey information. Mineralized zones covered by these drill holes include the Freedom Flats, Graben, Borealis, Polaris, East Ridge and Northeast Ridge. Except for Graben all have been partially mined by previous operators of the project; the Borealis and Deep Ore Flats (also known as Polaris) pits have been back-filled with waste from the Freedom Flats pit. There are an additional 487 drill holes with a total drilled length of 103,562 ft scattered throughout the district, and mostly in the Cerro Duro, Jamie's Ridge, and Purdy Peak area, at approximately three miles distant northwest of the main Borealis mine area. The total existing drilling for the entire Borealis project, therefore, is 2,234 holes with a total drilled length of 614,274 ft.

Drill hole sampling length is generally 5 ft for the RC holes, but varies for the core holes based on geological intervals. Sampling length is up to 25 ft for some of the early rotary holes. Gold assays in parts per billion (ppb) and troy ounces per short ton (opt) are provided for most of the sampling intervals. Silver assays in parts per million (ppm) and opt are also provided for some of the sampling intervals. Silver grade was not modeled in this study.


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                       12.0 SAMPLING METHOD AND APPROACH

12.1 GENERAL

The following includes information from research of historical records conducted by Gryphon Gold and is included for general reference.

The Borealis Mine operated from 1981 through 1990 producing 10.7 million tons of ore averaging 0.059 ounces of gold per ton from seven open pits. The mined ore contained 635,000 ounces of gold (Eng, 1991) of which approximately 500,000 ounces (475,000 oz through 1989) of gold were recovered through a heap leach operation. This historic production can be considered a bulk sample of the deposits validating the database that was used for feasibility studies and construction decisions through the 1980s. With over 2,200 drill holes in the database that was compiled over a 20-year period by major companies, the amount of information on the project is extensive. It is primarily these data that have been used in this study as the foundation of the current mineral resource estimate. The bulk of the data was collected beginning in 1978, the year of discovery of the initial ore-grade mineralization, and was continuously collected through the final year of full production. Subsequent explorers through the 1990s added to the database.

Specific detailed information on sampling methods and approaches by the various mine operators has not been found in the historic information; however, a report by John T. Boyd Co. (1981) noted that the "drilling, sampling and analytical procedures as well as assay checks were reviewed by Dames and Moore and reported as acceptable by industry standards." In addition, information in reports, monthly reports and memos give some clues to the sampling methods and approaches. The early work describes between 7 and 9 percent of all samples being re-assayed, with higher grade intervals re-assayed most frequently with approximately 20 percent of these intervals assayed again (Ivosevic, 1979). Also, there are many references to "assay checks" in the drill-hole data with comparisons of assays of the same pulps and also of assays of different splits from the same sample intervals. Results of these comparisons generally were reported to be reasonably close. High-grade intervals often showed more variability in their assays. Santa Fe Pacific (1994) performed check assays on their drilling and found 23 percent variability in the high-grade assays. Their geologist reported, "rather than reflecting relative differences in the labs, I believe the difference is due to the inherent variability in the core. Perhaps we would have been better served to take the entire remaining core [for the check assay material] instead of sawing it in half again (resulting in a 1/4 split)."

Echo Bay Mines did some quality checks on their drill cuttings sampling and assaying methods as part of their evaluation of the property prior to and following its purchase from Tenneco Minerals, which indicated that the original assays were reliable and representative. During their exploration and development programs they also drilled a number of core holes twins of reverse circulation rotary drill holes to compare assay results in the same areas. Echo Bay concluded that the vast bulk of drilling, which was RC rotary, probably undervalued the gold mineralization, especially in higher grade zones. Anecdotal information from former Echo Bay management indicates that the mine consistently gave better results in terms of higher grade and better recovery of gold than planned or expected.

12.2 FREEDOM FLATS EXAMPLE

The principal orebody discovered by Echo Bay Mines was the Freedom Flats deposit. The exploration, geology, and mineralization of the Freedom Flats gold deposit are described by Eng (1991). He reports that in Echo Bay's reconciliation of the Freedom Flats reserves, "actual mine production exceeded the original model reserve in grade and contained ounces by about 30 percent." In order to explain this discrepancy, he states, "due to the narrow linear trend of the mineralization, the deposit was drilled-out on 50 ft centers along fences 100 ft apart.

In-fill drilling was conducted between fences on 50-70 ft centers where thick, high-grade mineralization was intersected. Holes were drilled around the perimeter of the deposit on 100 ft centers to close-off all mineralization. A total of 99 [reverse-circulation] rotary holes were drilled in the main deposit area totaling 56,000 ft. All holes were drilled vertically. Due to the presence of abundant clay, most holes were drilled with water and foam injection; samples were collected using Jones splitters. In addition to rotary drilling, four HQ core holes totaling 2,687 ft were drilled primarily to obtain material for column leach metallurgical testing. Although continuous assays were not available for most of the core holes due to metallurgical sampling, the results of limited assaying suggested that the rotary holes underestimated the gold grades. The most likely cause for this discrepancy was the loss of fines during


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wet drilling." Later in his report he states that the discrepancy also may be due in part to the small size of many of the higher-grade (+0.5 opt Au) ore pods, which were not intersected in close-spaced (50 ft) drilling. Two other possible explanations not mentioned by Echo Bay are the probability of coarse gold particles not being adequately sampled or assayed and the predominantly vertical drilling patterns in steeply dipping to vertical mineralized zones.

The presence of coarse gold and its effect on assay variability may have been overlooked by previous operators of the Borealis Mine. Coarse gold has been reported in the district from small-scale placer operations and also by Houston Oil and Minerals Company geologists who found visible gold in the surface outcrops of old prospect pits and other minor workings along highly mineralized structures in the district. In addition mineralogical reports on the higher-grade mineralized samples mention free gold ranging from 2 microns to 29 microns from the Northeast Ridge and Borealis deposits (Honea 1988 and Strachen
1981).

12.3 SAMPLING OF EXISTING HEAPS AND DUMPS - SPRING 2004

An exploration program was undertaken in spring 2004 to confirm the amount and grade of gold-bearing rock that exists on heaps and dumps. The exploration work provided ore samples for metallurgical testwork, to define the geotechnical conditions, to obtain sufficient samples to demonstrate the geotechnical characteristics for design purposes in the waste characterization database, and to install baseline groundwater monitoring systems.

As part of this program, a sonic drill rig was used to drill exploratory holes on the five previously leached heaps as well as the Freedom Flats and Borealis Pits waste dumps. A total of 30 holes were drilled with samples collected and composited for each hole.

Visual observations of the samples obtained during the sonic drilling program indicate the previously leached ore on Heap 1 and Heap 2 contained more fines, with a clay-like texture, than coarse rock. Conversely, and as expected, the Heap 3 leach material, which was run-of-mine and the Borealis waste dump contain more coarse rock. If the gold values remaining in the previously leached material on the various leach heaps are associated with the coarse fraction and/or are bound by pyrite and/or silica, then additional gold recovery may be achieved by screening and gravity separation or by leaching a finer material.

A thorough description of the sampling method, sample preparation, analytical techniques, and security procedures is found below in section 13.2.

12.4 DRILL-HOLE DATABASE FOR MINERAL RESOURCE MODEL

The database used for the computer generated resource model portion of this study consists of 1,604 drill holes with a total footage of 447,860 ft and 82,756 assayed intervals. Many of the high-grade intervals were assayed more than once to check and confirm the actual grades, so the total number of assays exceeds 82,756. The average depth of holes is 275 ft but the bulk of the holes are less than 200 ft with a limited number of holes in selective locations extending 1,000-2,000 ft to test deeper mineralization. The average assayed interval was slightly larger than 5 ft, with the bulk of the samples representing 5-ft intervals.

The first drilling was completed by Houston Oil and Minerals, which is the discoverer of the original Borealis deposit and the developer of the mine. Tenneco Minerals acquired Houston Oil and Minerals and continued operating the mine and drilling for new deposits. Echo Bay Mines acquired Tenneco Minerals in 1986 and continued all operations and drilling until the mine was shut down in 1990. Throughout the 1990's Billiton Minerals (28 drill holes), Santa Fe Pacific Mining (32 drill holes), J.D. Welsh & Associates (11 shallow drill holes in a heap), and Cambior Exploration (10 drill holes) continued exploring and evaluating the property thus adding to the database.

Many more holes exist across the property than were used in this study. Santa Fe compiled the initial version of the computer database of drill holes with subsequent companies contributing to it. Golden Phoenix thoroughly checked the accuracy and completeness of the database by individually checking each of the 2,234 holes' survey and assay data line by line with the original survey and assay sheets, and revising the database where necessary. Of the total, 1,604 holes were used for this study in areas of the principal mineral deposits. No holes were excluded from the database utilized in this study.


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                 13.0 SAMPLE PREPARATION, ANALYSIS AND SECURITY

13.1 PREVIOUS MINING OPERATIONS AND EXPLORATION

The following includes information from research of historical records conducted by Gryphon Gold and is included for general reference.

Houston Oil and Minerals, Tenneco, and Echo Bay Mines are reported to have used standard sample preparation and analytical techniques in their exploration and evaluation efforts, but detailed descriptions of the procedures have not been found. The fact that a successful mine was developed producing about 500,000 ounces of gold indicates that their techniques of sampling, sample preparation, analysis, and security produced results that were representative, reliable, and are not unreasonable, although some questions remain, particularly with regard to the assaying of samples with potential coarse gold.

Most of the drill-hole assaying was accomplished by major laboratories that were in existence at the time of the drilling programs. Various labs including Monitor Geochemical, Union Assaying, Barringer, Chemex, Bondar-Clegg, Metallurgical Laboratories, Cone Geochemical, the Borealis Mine lab, and others were involved in the assaying at different phases of the exploration and mining activity.

13.1.1 ANALYSES AND QUALITY CONTROL

Early work on the property appeared to rely on assay standards that were supplied by the laboratories doing the assaying. However, Echo Bay Mines (1986) reported using seven internal quality control standards for their Borealis Mine drill-hole assaying program. The seven standards ranged in gold concentrations from 170 ppb to 0.37 opt. Assay labs involved in the round robin standards analyses were Cone Geochemical, Chemex, and the Borealis Mine lab, and the precision of the three labs was excellent (+/- 1 to 8%) for the higher gold grades (0.154-0.373 opt); acceptable (+/- 3 to 14%) for the lower grades (0.029-0.037 opt); and fair (+/- 4 to 20%) for the geochemical anomaly grades (0.009 opt to 170 ppb). These data provide an initial estimation of the precision and accuracy of gold analyses of Borealis mineralization. The repeatability of assays suggests that coarse gold was not a problem for these samples, or that the samples were so small that potential coarse gold was missed entirely. It has been the author's experience that when coarse gold is present it may not introduce sampling variability until the sample weight is over 500 grams.

During 1986 Echo Bay instructed Chemex (1986) to analyze duplicate samples for five selected drill holes. A comparison was made of (a) 1/2 assay-ton fire assay with a gravimetric finish versus (b) 1/2 assay-ton fire assay with an atomic absorption finish versus (c) hot cyanide leach of a 10-gram sample. The 1/2 assay-ton fire assay - gravimetric and the 1/2 assay-ton fire assay - AA gave essentially the same results. However the hot cyanide leach gave results that were 5-11percent higher in one comparison and significantly lower in another, prompting Chemex to conclude that cyanide leach assaying was not appropriate for Borealis samples. The great majority of the assays in the database are based on fire assays.

13.1.2 SECURITY

Nothing is known of the sample security arrangements made by the previous operators, but since the mines each produced the amounts of gold predicted or higher, we can assume the security was adequate and it is unlikely that sample security was a problem. The same assumption is true for most of the subsequent explorers of the property--Billiton, Santa Fe Pacific, and Cambior--which were all substantial companies and probably used sound procedures.

13.2 HEAP AND DUMP DRILLING AND SAMPLING PROGRAM - SPRING 2004

Boart Longyear was contracted to drill holes with a sonic rig since this equipment would retrieve a core-like sample. All work completed during this program was under the supervision of Dr. R. Steininger, Chief Consulting Geologist for Gryphon Gold, and a Qualified Person under the terms of NI43-101.

Not only could a good assay sample be obtained with this approach, but also the collected material should be representative of size distribution of material in the heaps and dumps. The initial two holes were drilled with 4in. bits, but it became obvious that larger rocks were being pushed out of the way. Drilling then proceeded with a 6in.


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bit which appeared to capture more of the larger rock, producing a more representative size distribution sample. All drill holes were drilled vertical, and samples represent "true thickness" of the dump or heap material.

13.2.1 SAMPLING, ANALYSIS AND QUALITY CONTROL

Sampling intervals were originally designed to be every 10 ft, but were contingent upon drilling conditions. During drilling sample intervals were subject to when the sample tube was extracted from the hole. Individual runs varied from 1 to 3 ft, which were then combined to produce a sample with an interval length as close to 10 ft as practicable (the combination was completed at American Assay Labs). Combined intervals varied from 9 ft to 11 ft, except at the bottom of a hole where the interval was as short as 4 ft.

When the sample tube was extracted from the hole, the sample was immediately slid into a plastic sleeve that was sealed and marked with the drill hole number and footage interval. These plastic sample sleeves were not reopened until they reached the analytical lab. All of the drill procedures and handover to the analytical lab was monitored by an independent geologist hired through Geotemps Inc. The contract field geologist also maintained lithology logs for each drill hole. A non-blind standard was added as the last sample of each hole, which was obvious to the lab since the standard was in a pulp bag, although the lab did not know the gold value of the standard.

All samples were submitted to American Assays Labs of Sparks, Nevada. At the lab each of the individual samples were combined into an analytical sample that approximated 10 ft intervals as outline above, as per instructions from the geologist. Each analytical sample was split in a rotary splitter with a one-fifth of the sample removed for assay and the remaining four-fifths retained for metallurgical testing. Each analytical split was weighed, dried and weighed again. The difference between the two weights represents the amount of water in the original sample. Each dried sample was crushed to one-quarter inch passing and a 300 to 500 gram sample was riffled off for assay. The remaining sample was retained at the lab. Each assay sample was pulverized and assayed for gold and silver by one assay ton fire assay, and a two hour 200 gram cyanide shake assay for dissolvable gold.

Two additional samplings were undertaken on Heap 2. Twelve samples were collected along the new road cut and one "bulk" sample was collected from a backhoe cut made during reclamation. The road cut samples were collected as rock chips over 10 ft intervals. Each sample was about 5 pounds of material that was collected to represent the size distribution of the material in the cut. Six of the samples were from the south side mid-point along the heap and six from near the east base. Each sample was assayed by American Assay Labs using one assay ton fire assay for gold and silver. The average grade of the 12 samples is 0.009 opt Au, which compares favorably with the average grade of the three holes drilled into the heap, which is 0.008 opt Au. About 20 pounds of representative material was collected from the backhoe trench. At American Assay Labs one-quarter of the sample was split out and assayed by one assay ton fire assay for gold and silver. This sample contains 0.008 opt Au, which corresponds with the average value for the heap as determined by drilling. The remaining three-quarters of the sample was sieved into four size fractions and assayed in the same manner as noted above. The results are displayed in Table 13.1, which indicates that the gold grade in the <2" material is significantly higher than in the larger material.

           TABLE 13.1 ANALYTICAL RESULTS OF BULK SAMPLE FROM ROAD CUT
                    MID-WAY BETWEEN TOP AND BOTTOM OF HEAP 2.

                      GOLD GRADE   SILVER GRADE
      TYPE             (OPT-AU)      (OPT-AG)
      ----            ----------   ------------
Bulk                     0.008         0.102
<1/2" material           0.010         0.095
1/2" to 1" material      0.014         0.131
1"-2" material           0.010         0.066
>2" material             0.007         0.029

As part of the quality control program standards were submitted to American Assay Labs (AAL) with each drill hole, several assayed pulps and two standards were submitted to ALS Chemex, and three of the duplicates and two


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standards were submitted to ActLabs-Skyline. Their results of the analyses of the standards and duplicates are shown in Tables 13.2 and 13.3. All of the data shows good precision and accuracy except for Chemex's analyses of the standard. Based on this information, the analyses from American Assay are considered reliable.

     TABLE 13.2. SUMMARY OF ANALYTICAL RESULTS FROM STANDARD USED IN QUALITY
                  CONTROL PROGRAM, ACCEPTED VALUE 0.019 OPT AU.

                                NUMBER OF VALUES AND    VARIATION FROM ACCEPTED
       ANALYTICAL LAB            AVERAGE GOLD VALUE          VALUE (OPT AU)
       --------------         -----------------------   -----------------------
American Assay Labs           31 samples/0.017 opt Au            0.002
American Assay Labs repeats   3 samples/0.017 opt Au             0.002
ALS Chemex                    2 samples/0.022 opt Au             0.003
Skyline Labs                  2 samples/0.019 opt Au              None

          TABLE 13.3. SUMMARY OF ASSAY ANALYSES FOR THE SAME SAMPLE BY
                       AMERICAN ASSAY LAB. AND ALS CHEMEX.

AMERICAN ASSAY LAB.     ALS CHEMEX    DIFFERENCE
-------------------   -------------   ----------
    0.022 opt Au       0.023 opt Au      0.001
    0.003 opt Au       0.002 opt Au      0.001
    0.012 opt Au       0.008 opt Au      0.004
    0.002 opt Au      <0.001 opt Au      0.002
   <0.001 opt Au       0.007 opt Au      0.007
    0.004 opt Au      <0.001 opt Au      0.004
    0.013 opt Au       0.011 opt Au      0.002
    0.008 opt Au       0.009 opt Au      0.001
    0.005 opt Au       0.010 opt Au      0.005
    0.025 opt Au       0.024 opt Au      0.001
    0.023 opt Au       0.026 opt Au      0.003
    0.014 opt Au       0.012 opt Au      0.002
    0.008 opt Au       0.013 opt Au      0.005
    0.005 opt Au       0.005 opt Au      0.000
    0.018 opt Au       0.017 opt Au      0.001
    0.008 opt Au       0.010 opt Au      0.002

The average difference in analytical results from assays on the same pulps is less than 0.001 opt Au, and the standard deviation of the differences is 0.003 opt Au, which is extremely close and within the level of accuracy of the assaying method.

The last piece of data that supports the reliability of the new results is the comparison with Welsh's original drilling of Heap 1 (Table 13.4). The bulk of the information indicates that sampling of the heaps and dumps were representative and those samples were accurately assayed.


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 TABLE 13.4. COMPARISON OF HEAP 1 ASSAY RESULTS WITH PREVIOUS SAMPLING PROGRAM.

            GRADE   NEARBY WELSH DRILL
BMC HOLE   OPT AU          HOLE          AU OPT
--------   ------   ------------------   ------
 BOR-11     0.028          H-10           0.033
 BOR-13     0.023          H-11           0.026
 BOR-16     0.020           H-5           0.020
 BOR-17     0.017           H-6           0.014

13.2.2 SECURITY

All samples were collected in plastic sample bags, sealed, and securely stored until picked up by the transport arranged under the authority of American Assay Laboratories. American Assay maintained control of all samples from the pickup at Borealis until analytical work was completed. It is the opinion of Dr. Steininger, a Qualified Person under the terms of NI 43-101, who supervised this drilling and sampling program, that the security procedures were adequate and properly implemented during the program.


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                             14.0 DATA VERIFICATION

14.1 HISTORICAL DRILL HOLE DATA

The following includes information from research of historical records conducted Gryphon Gold and is included for general reference.

The drill-hole database was verified by Golden Phoenix (2004, personal communication) during an 8-month intensive effort by reviewing every one of the 2,417 drill holes and over 125,047 assays on original sheets and comparing them line by line with the database and ensuring that only accurate information was in the database. Where several valid assays were found for a single interval they were averaged to determine the grade used in the database. Drill hole collar location surveys on original sheets were also compared to the database information and improved where necessary. Down-hole survey information on original sheets for the deeper holes were also reviewed and compared with the database to ensure its accuracy.

Information presented above describes the limitations imposed by the lack of certain historical records on verification of the data. Based on operating results, and historical descriptions it appears that the sampling, sample preparation, assaying, and security of samples were conducted in a industry acceptable manner for the time period in which the samples were collected and processed, and it is the author's opinion that the assays are suitable for resource estimation.

14.2 SEMI-QUANTITATIVE CHECK SAMPLING

As part of the evaluation of Borealis, several samples have been collected (under the general overview of Gryphon Gold geologists) from selected areas on the property to generally validate original sample assays and identify possible mineral resource areas. Samples include an eighteen foot interval of core, one pit wall rock chip sample, and two spoil pile samples from Heap 1 drill holes. Table 14.1 summarizes the gold assay results from this sampling. The samples were not collected to be representative of the material, but only to give an indication of the original assays were "within the ballpark." The core sample was from the remaining sawed half and was re-sawed to produce a quarter sample of the original drill core, from within a higher-grade zone of the Graben deposit. There is no way to verify if all of the original sawed half of the core remained in the core-box when Gryphon Gold Corporation obtained the newly sampled material. The pit sample was from the southeast margin of the East Ridge pit, at the pit floor over a 15 foot horizontal interval at coordinates 374,586E, 4,249,990N, and 7,425 feet elevation. The material was oxidized and silicified andesite. Samples were collected from the spoil pile from holes BOR 11 and 13 on Heap 1. All sample preparation and assays were preformed by American Assay Labs.

While none of these new samples represent a statistical valid test of previous assays, they do indicate that the data used in developing knowledge of the property is generally reasonable and is within the appropriate gold grade range. The average value for the core interval is slightly lower that the original assay, but given that the new sample was about one-quarter of the original sample, within a higher-grade gold zone, variations are to be expected. The new assays support the contention that the interval is within the high-grade gold zone of the Graben deposit. The sample from the East Ridge pit wall supports the contention that economic gold grades do exist at the pit margin. The results from the holes in the heaps are comparable to original assays, given that the new samples are not a systematic sample, totally representative of the material drilled.

          TABLE 14.1. RESULTS OF SELECTIVE CHECK SAMPLING AT BOREALIS.

                      ORIGINAL/HISTORICAL ASSAY
     LOCATION                   VALUE             RECENT ASSAY VALUE
     --------         -------------------------   ------------------
CBO023 597-615'              0.201 opt Au            0.162 opt Au
East Ridge pit wall                                  0.018 opt Au
BOR11 heap 1                 0.030 opt Au            0.026 opt Au
BOR 13 heap 1                0.023 opt Au            0.019 opt Au


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                            15.0 ADJACENT PROPERTIES

The nearest mining property to the Borealis gold mineral resource area is the Esmeralda project (formerly the Aurora Mine) owned and recently operated by Metallic Ventures (Figure 15.1). The Esmeralda project lies 10 miles southwest of Borealis.

The Aurora district has had historical production of approximately 1.9 million ounces of gold and more than 2.4 million ounces of silver from as many as 30 veins. Remaining mineral resources reported by Metallic Ventures Gold in early 2003 were 1.3 million ounces of gold. The mineralized system is a low-sulfidation type with gold and minor silver in banded quartz-adularia-sericite veins hosted by Tertiary volcanics.

The Bodie district is further southwest, 19 miles from Borealis, along the same trend and has a reported 1.5 million ounces of gold and nearly 7.3 million ounces of silver of past production from a series of veins in Tertiary andesite host rocks. The remaining mineral resources were reported at approximately 1.9 million ounces of gold in 1991.

The Bodie, Aurora, Borealis, and other minor districts are aligned along a northeast-southwest trend of mineralized districts commonly referred to as the Aurora-Borealis trend.

                                   (GRAPHIC OMITTED)

                                                    (Source: Gryphon Gold, 2005)
Notes:

     Bodie District:
          Past production 1.5 million ounces gold and 7.3 million ounces silver (Buchanan, 1981).
          Remaining mineral resource 1.9 million ounces gold (last reported by Galactic Resources in 1991).

     Aurora District:
          Past production 1.9 million ounces gold and 2.4 million ounces silver (Vanderburg 1937)
          Remaining mineral resource 1.3 million ounces gold (last reported by Metallic Ventures Gold Inc in their 2004 annual report).

     Borealis (Ramona) District:
          Past production 0.6 million ounces gold

FIGURE 15.1 LOCATION OF BOREALIS PROPERTY AND OTHER IMPORTANT NEARBY GOLD MINING PROPERTIES IN THE WALKER LANE AND AURORA-BOREALIS CROSS TREND (The author of this report has been unable to verify the information noted above under figure
15.1. THIS INFORMATION IS NOT NECESSARILY INDICATIVE OF THE MINERALIZATION ON THE BOREALIS PROPERTY. The references to mineral resources are historical, and for general reference purposes only and may not be compliant with specific NI43-101 guidelines)


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                16.0 MINERAL PROCESSING AND METALLURGICAL TESTING

This section has been compiled in association with Gryphon Gold's consulting metallurgist, Jaye T. Pickarts, P.E., a Qualified Person for the purpose of Canadian NI 43-101, Standards of Disclosure for Mineral Projects, and Senior Metallurgical Engineer, Knight Piesold and Company. Samuel Engineering, Inc., a process design and construction management consulting group has contributed supporting information regarding preliminary metallurgical flowsheet concepts.

16.1 HISTORICAL OPERATIONS SINCE 1980

Houston Oil and Minerals started production at the Borealis Mine in late 1981 and quickly sold their assets to Tenneco Minerals, which was subsequently acquired by Echo Bay Minerals in late 1986. Echo Bay operated the mine through 1989 and shut down operations in late 1990. The historical mining operations processed both a run-of-mine (ROM) ore and an ore that was crushed to a nominal 1 1/2-inch product as the primary feed material that was placed on the heap for leaching. The fines fraction was agglomerated with 10 pounds of cement per ton of ore, mixed with the coarse fraction, and leached with 0.5 pounds per ton of sodium cyanide solution. Gold mineralization is finely disseminated and/or partially bonded with pyrite, and although there are very little ore mineralogy data available, historical operating reports suggest that some coarse gold may exist. Gold that is bound in pyrite or pyrite-silica is not easily recovered by simple heap leach cyanidation, however gold recovery in oxide ore is reported to be about 80%. There are no reports of carbonaceous refractory components within the old heap or dump materials. The previous mine operators employed a Merrill Crowe circuit to enhance ease of silver recovery, followed by a retort to remove mercury.

16.2 SUMMARY OF PAST METALLURGICAL TESTING

Washington Group International, Inc. was requested to review the past metallurgical testing of the Borealis Mine as part of the initial evaluation of the property. The review considered both the historical metallurgical testwork results and the historical operating records of the mine available located in the archival files (Washington Group, 2003). General findings are summarized below.

Silver recovery is very low in all samples tested with the exception of the single oxide interval of Freedom Flats ore, which yielded 87 percent silver recovery from a 1.0 opt silver head. Very little data was available with respect to silver, as it was typically not tracked. Operating reports indicated that actual recoveries in the process plant were in the range of 10 percent for silver.

The degree of oxidation of sulfide minerals has a significant impact on the amenability of the samples to direct cyanidation. Leaching is likely dependent on the degree of oxidation; the higher the head grade, the more sulfide must be oxidized for precious metal liberation.

Chemical or bacterial oxidation of sulfide ore minerals greatly improves cyanide leaching performance and gold recovery. In the laboratory, nitric acid digestion followed by washing and neutralization prior to cyanidation was very effective yielding 90+ percent recovery of both gold and silver. Biooxidation testwork was reported to yield approximately 85 percent sulfide oxidation, and associated cyanide leach recoveries of gold in excess of 90 percent.

Limited scoping level laboratory testing indicates sulfide ore minerals are amenable to concentration by conventional flotation methods. Although flotation testing was not aimed at obtaining high concentrate values, data indicate that approximately 35 to 40 percent of the feed to the rougher concentrate was required to achieve more than 80 percent gold recovery. Regrinding of the rougher concentrate would likely improve the concentrate grade. No work was found which investigated optimization of reagents for selectivity.

Leaching of sulfide concentrates requires oxidation of the sulfide minerals for liberation of precious metals. There are various means, which could include: 1) atmospheric pre-aeration stage prior to leaching - air sparging, 2) oxygen enriched air sparging at atmospheric pressures, 3) atmospheric chemical oxidation, 4) bio-oxidation and 5) pressure oxidation. Leaching of flotation tailings would also be considered and will depend on the grade and composition of the rougher tailings.

Comprehensive sampling and testing should be implemented to properly characterize the sulfide materials. Metallurgical testing of the sulfide and mixed sulfide materials should include flotation testing and pre-oxidation test


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

work. The flotation test work should investigate two options. The first option should be to produce the maximum recovery for feed to an oxidation and leaching circuit. The second option should be to produce a shippable, saleable concentrate. Additional test work should focus on 1) optimizing metal recovery and concentrate grade, 2) minimizing final concentrate weight, and 3) defining a cost effective process to oxidize sulfide flotation concentrates or whole ore.

16.3 METALLURGICAL TESTING OF EXISTING HEAPS AND DUMPS - 2004

In 2004, a metallurgical test program was developed for the drill samples taken from existing heap leached material and dumps. No samples were taken or testwork completed on mineralized material that is still in place adjacent to existing mine workings. This work focused on determining the gold amenability to cyanidation and the effect of particle size on gold recovery. The assay and metallurgical work was conducted in Sparks, Nevada, by American Assay Laboratory and McClelland Laboratory, respectively.

The sample composites were made by combining a split of each interval from each hole into a hole composite. Each hole was then fire assayed for gold and silver. In addition, a cyanide shake test using a pulverized 200-gram sample was conducted on each hole composite. A summary of these data is shown in Appendix A.

Assay results indicate good gold content in leach Heap 1 and Heap 3 and in half of the Borealis Dump. Shake leach results for Heap 1, Heap 3, and the Borealis Dump were also encouraging with gold recoveries averaging about 84 percent, 82 percent, and 100 percent, respectively. Since leach Heap 1 and Heap 3 and the Borealis Dump showed the most encouraging results, this material was subjected to additional metallurgical testing in this program.

Bottle roll leach testing was conducted on samples from these three locations. Bore hole composite samples were split, and duplicate bottle roll tests were conducted at material sized to P80, 1 1/2, 1, 3/4, and 1/2 inch. Triplicate head assays were run on the composite sample, and each test had a 72-hour cyanide leach, triplicate tail assays, and the cyanide concentration maintained at 1.0 g/l. A summary of these data is shown in Appendix A, and complete laboratory data sheets have been included in the appendix.

16.3.1 HEAP 1 TEST RESULTS

Nine bottle roll leach tests were conducted on the composite made from the Heap 1 material. The indicated bottle roll gold recovery ranges from 37.5 percent to
44.4 percent with an average of 40.8 percent. However, there is a wide variation in both the fire assay head and tail analyses, indicating either the potential presence of a coarse gold fraction or poor assay technique. Recalculating the Heap 1 recovery using the highest head assay and the lowest tail assay from the metallurgical samples yields an adjusted average recovery of 56.8 percent. Conversely, the lowest head assay and highest tail assay yields an adjusted recovery of only 5 percent, further evidence of a potential coarse gold fraction.

16.3.2 HEAP 3 TEST RESULTS

Nine bottle roll leach tests were also conducted on the Heap 3 material. The indicated bottle roll leach recovery ranges from 45.5 percent to 54.9 percent with an average of 50 percent. The Heap 3 head sample fire assays are substantially lower than the calculated head, which uses the tail fire assay and the solution assay. This assay variation may again be related to a coarse gold fraction or poor assay technique. It is difficult to determine the actual reason for this assay variation without a complete mineralogical study, but the wide variation in the head and tail assay, regardless of the feed size, suggests that there may be a coarse and slowly leachable gold fraction present. However, since the Heap 1 and Heap 3 material had been previously leached, it seems reasonable to assume that the finer, more oxidized gold would have been recovered, leaving a slow leaching, coarse gold fraction.

16.3.3 BOREALIS DUMP TEST RESULTS

Only eight bottle roll leach tests were conducted on the samples from the northeast half of the Borealis Dump, which had the better head assays. These bottle results indicate a gold recovery range from 61.9 percent to 81.0 percent with an average of 72 percent. These data also did not have the assay variation that was evident in the Heap 1 and Heap 3 material.


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16.3.4 SCREEN ANALYSIS

To help determine if a coarse gold fraction was present, an additional bottle roll leach testing series was conducted that included a head screen and leached tail screen analyses. These data are shown in Appendix A. Although the composite gold recoveries were similar to the previous test results, the same assay variation was evident. The only samples available to use in this testwork had already been crushed to a nominal 1/2-inch size. Nonetheless, these data do provide a good indication of the gold distribution for these samples.

The highest gold assay, a plus 1/2-inch size fraction of 0.031 opt, was reported in the Heap 1 head. This size fraction also contained about 28 percent of the total gold content for Heap 1. Looking further into the Heap 1 data, the gold distribution shows that 51 percent of the gold is contained in the coarse-size fraction (plus 1/4-inch), which represents about 35 percent of the ore. The cyanide gold recovery at this size fraction is 55 percent.

In addition, the Heap 1 fines fraction (minus 35 mesh) contains only 15 percent of the gold that is contained in about 33 percent of the volume. The gold recovery in this fines fraction is about 40 percent. The remaining gold value is contained in the middling fraction (minus 1/4-inch plus 35 mesh) and appears to have a constant tail of about 0.016 opt, indicating the potential presence of coarse or pyrite-silica-bound gold.

The Heap 3 data are somewhat different. The coarse fraction (plus 1/4-inch) contains 41 percent of the gold and 61 percent of the total volume, only 20 percent of which is recoverable by cyanidation. The fines fraction (minus 35 mesh) represents about 8 percent of the volume, yet it contains 37 percent of the gold, 92 percent of which is recoverable by cyanidation. The middling fraction (minus 1/4-inch plus 35 mesh) contains 22 percent of the gold at a cyanide recovery of about 38 percent.

Reagent consumption for the test series is also shown in Appendix A, Table A-3. There appears to be more of a correlation between the consumption and material type than the particle size or gold content. Heap 3 material had the highest cyanide and moderate lime consumption while the Borealis Dump material had the highest lime consumption and low cyanide consumption. This indicates that some transitional partially oxidized material may have been mined during the previous operations.

16.4 BULK DENSITY AND TONNAGE FACTOR

Eight core samples from the Graben deposit were collected for bulk density measurements. Samples were collected to be representative of alteration types and grades within the deposit. Table 16.1 summarizes the alteration characteristics and grade ranges for each sample. Bulk density measurements were performed by McClelland Laboratories, Inc. (Sparks, Nevada) using the standard water displacement method. Bulk density results are displayed in Table 16.1. A weighted average Tonnage Factor, considering alteration and grade, is 12.24 ft(3)/ton for the entire Graben deposit. Within in the greater than 0.10 opt Au zone the density averages 11.69 ft(3)/ton and within the lower grade zone (0.01 to 0.10 opt Au) the density is 12.52 ft(3)/ton.

           TABLE 16.1. ALTERATION AND GRADE FOR BULK DENSITY SAMPLES.

                                                                                      SPECIFIC   TONNAGE FACTOR
  SAMPLE                       ALTERATION TYPE                          GRADE          GRAVITY     (FT(3)/TON)
  ------     ---------------------------------------------------   ----------------   --------   --------------
CBO2@729     Strong silicification and pyrite, with quartz veins   >0.25 opt Au         2.72          11.8
CBO6@784     Strong silicification and moderate pyrite             0.0X opt Au          2.63          12.2
CBO23@658    Strong silicification and pyrite, with quartz veins   >0.25 opt Au         2.68          11.9
CBO24@585    Strong silicification and pyrite                      0.10-0.25 opt Au     3.12          10.3
CBO28@722    Strong silicification and moderate pyrite             >0.25 opt Au         2.44          13.1
CBO31@638    Moderate silicification and pyrite                    >0.25 opt Au         2.69          11.9
CBO32@660    Strong silicification and pyrite, with quartz veins   0.10-0.25 opt Au     2.60          12.3
BC982@1000   Strong silicification and moderate pyrite             0.0X opt Au          2.49          12.9


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Other tonnage factor data are available in the historic database. The tonnage factor for the mined portion of Freedom Flats is reported to be 16.4 ft(3)/ton (Eng, 1991). Specific gravity measurement for Borealis, East Ridge, and Northeast Ridge deposits are summarized in Hoegberg (2000). These are converted to tonnage factors as outlined in Table 16.2. The tonnage factor used for most deposits in the previous mineral resource estimate (Behre Dolbear, 2004) was
13.5 ft(3)/ton, except for Freedom Flats and Graben low-grade which was 13 ft(3)/ton, and Graben high-grade (>0.10 opt Au) was 12 ft(3)/ton.

    TABLE 16.2. BULK DENSITIES FOR BOREALIS, EAST RIDGE, AND NORTHEAST RIDGE
                                   DEPOSITS.

    DEPOSIT       AVERAGE TONNAGE FACTOR (FT(3)/TON)    TONNAGE FACTOR RANGE (FT(3)/TON)
    -------       ----------------------------------    --------------------------------
Borealis                         12.1                              11.6-12.5
East Ridge                       12.5                              11.7-13.4
Northeast Ridge                  12.2                              11.8-12.8

As would be expected, materials with the lower tonnage factors are the most silicified and commonly contain sulfides. The lighter tonnage factors are for material that is more argillized and oxidized.

16.5 HEAP LEACH PROCESSING ALTERNATIVES

It is often difficult to develop correlations and draw conclusions when evaluating ore with lower gold tenor as is found in the existing heaps and dumps. However, these metallurgical data do provide several clear options for improving or upgrading the gold recovery. This metallurgical discussion is based solely on the assay and screen analysis results from these metallurgical samples.

The Borealis Dump has more coarse rock than Heap 1 or Heap 3, and the rock appears to be more durable. In addition, the Borealis Dump rock has a lower gold grade and higher recovery which, when combined with the higher rock content, makes it ideal for use as a drain layer on the Heap. Any recoverable fines component that will be screened out while separating the coarse rock may be used as a protective layer on the Heap or agglomerated with the Heap 1 or Heap 3 material.

16.5.1 HEAP LEACH + GRAVITY

Once laboratory testwork demonstrates the technical viability of producing a gravity concentrate, one option might be to process all of the material from Heap 1 and Heap 3, which would include separating the minus 1/4-inch fraction prior to a gravity circuit by wet screening and then slurry agglomerating the fines onto the gravity circuit tail (remaining coarse fraction after the gravity separation). The plus 1/4-inch fraction would then be resized to remove the plus 1/2-inch material and processed in a gravity circuit to remove any coarse gold. A gravity circuit could potentially recover an additional 15 percent to 20 percent of the coarse gold. The weighted average split (52 percent) of the finer-size fraction represents about 3.1 million tons with a weighted average gold grade of 0.015 opt and an indicated gold recovery of 56 percent. A conceptual process flowsheet is shown on Plate 2.

The final combined heap leach feed material for this option (the gravity tail plus the fines fraction) would contain approximately 5.4 million tons with a weighted average gold grade of 0.013 opt and an indicated gold recovery of 50.3 percent. Although this option utilizes all of the Heap 1 and Heap 3 material, the gold grade and recovery from the heap leach may not be optimal. The fines fraction (minus 1/4-inch) from Heap 1 and the coarse fraction from Heap 3 have both a lower gold content and recovery, thus reducing the overall leach Heap grade and recovery.

16.5.2 HEAP LEACH + GRAVITY (SCREEN-OUT THE LOW GRADE)

Another process option would screen out these lower grade-size fractions (minus 1/4-inch from Heap 1 and the plus 1/4-inch from Heap 3) and process only the material with a higher grade and recovery. This process would wet screen out the plus 1/4-inch material from Heap 1, which would then be resized and screened to remove the plus 1/2-inch fraction. The resized minus 1/2-inch fraction would then be processed in a gravity circuit to remove any coarse gold. A gravity circuit could potentially recover an additional 15 percent to 20 percent of the coarse gold. The


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minus 1/2-inch fraction has a gold head grade of 0.031 opt and an indicated
leach recovery of 55.4 percent and thus would be processed in the heap leach
Heap.

Conversely, the minus 1/4-inch material would be screened out from Heap 3 and processed in the heap leach Heap. This material has a gold head grade of 0.018 opt and an indicated leach recovery of 72.1 percent. The combined heap leach material for this option (the plus 1/2-inch fraction from Heap 1 and the minus 1/4-inch fraction from Heap 3) would have a gold head grade of 0.22 opt and a recovery of 67.3 percent. A conceptual process flowsheet is shown on Plate 3.

The lower-grade material that was screened out of Heap 1 and Heap 3 notionally would be stockpiled and could potentially be used in the construction of the protective layer and/or drain layer on the leach Heap.

Other flowsheet iterations could be and probably should be explored with additional and more detailed metallurgical testwork. Blending the Heap 1 and Heap 3 materials with other mined pit ores is also a viable option. This secondary leach ore could also be used as "fill in" production during waste mining periods or equipment maintenance shutdown.


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                         17.0 MINERAL RESOURCE ESTIMATES

17.1 GENERAL STATEMENT

An updated mineral resource estimate for the main Borealis study area was prepared by Alan C. Noble, P.E. of Ore Reserves Engineering. The study area encompasses the core of the BMC holdings and the principal gold deposits with known mineral resources. Although this estimate uses the same drill-hole data, there are several improvements to the previous model (Behre-Dolbear, 2004) that are believed to improve the quality of the estimates, as follows:

     1. Models were prepared from the drill hole geologic logs for the thickness of the QAL and TCV units, which overly the mineralized deposits and are generally barren. These important units were not previously modeled;

     2. Models were prepared for the depth of oxidation and the depth of mixed oxides + sulfides based on drill hole logging data. The depth of oxidation was assumed to be at the bottom of the mined-out pits in the previous model by Behre-Dolbear;

     3. Grade zones have been prepared in much more detail and several smaller zones that were missed in the previous model were included. In addition, the grade zones are believed to conform better to the current geological understanding of the deposits than the previous estimates; and

     4. An additional zone of gold mineralization was recognized near the bottom of the QAL unit that is alluvial in nature and appears to consist of placer gold and or rock fragments weathered from the Northeast Ridge and Borealis Deposits.

Deposits included in this mineral resource estimate are the Graben Deposit, Freedom Flats Deposit, Borealis Deposit (including Borealis Extension), Crocodile Ridge Deposit, Deep Ore Flats Deposit (aka Polaris Deposit), East Ridge Deposit, Gold View Deposit, Northeast Ridge Deposit, and West Alluvial Deposit. Other known mineralization at Boundary Ridge Zone, Jaime's Ridge, Cerro Duro, and Purdy Peak is outside the study area and is not included in the updated resource model. However, historical resource estimates completed by Whitney and Whitney Inc. (1999) and Golden Phoenix Mineral Inc. (2000) are summarized to allow for a complete mineral resource inventory of known deposits. It should be noted that the resource estimates for these outlying deposits do not conform to current NI 43-101 standards.

17.2 MINERAL RESOURCE MODEL

17.2.1 RESOURCE BLOCK MODEL SIZE AND LOCATION

Two three-dimensional block models were used to estimate the gold resource. Each of these models used 20x20x20 foot blocks and was rotated so that model north was N50 degrees E. The models overlap slightly to more easily maintain continuity across model boundaries, as shown in Figure 17.1. Model size and location parameters are summarized in Table 17.1.


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           TABLE 17.1. BLOCK MODEL DIMENSIONS AND LOCATION PARAMETERS

                         Southwest Model                     Northeast Model
                ---------------------------------   ---------------------------------
                   East       North     Elevation      East       North     Elevation
                (Columns)     (Rows)     (Levels)   (Columns)     (Rows)     (Levels)
                ---------   ---------   ---------   ---------   ---------   ---------
Origin           44200.00    22000.00    5800.00     51208.91    24226.03    7000.00
Block Size       20 feet     20 feet     20 feet     20 feet     20 feet     20 feet
Number Blocks      310         360          88         170         480          72
Total Length    6200 feet   7200 feet   1440 feet   3400 feet   9600 feet   1440 feet
Rotation        Model North is rotated 50 degrees clockwise from true north.

Note: Model origin is located at the lower, left corner of the block at the lower left corner of the model. The coordinates of the origin are specified before rotation to the local grid system. The coordinates shown above are equal to the Borealis grid coordinate less (400,000East and 1,300,000North).


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                                   (GRAPHIC OMITTED)

                               (Source: A. Noble, Ore Reserves Engineering 2005)

      FIGURE 17.1. MAP SHOWING THE NORTHEAST AND SOUTHWEST MODEL BOUNDARIES
                  WITH DEPOSIT AREAS AND GOLD GRADE THICKNESS.


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17.2.2 DRILL-HOLE DATA

Drill-hole data were provided by Gryphon Gold, as previously discussed in
Section 11.2. Three comma delimited ASCI files containing collar, down-hole survey, and assay data were reformatted and combined into a single data file that was read into the MicroModel resource estimation system. The data were used as provided except that assays in ppb Au were converted to opt Au and milliounce per ton gold.

As shown in Table 17.2, there are 1,626 total drill holes in the model areas, most of which intersect more than one mineralized zone. Average grades inside the mineralized zones range from 0.007 opt Au to 0.064 opt Au. Variability of assays is moderate to high, with coefficients of variation ranging from 1.28 to
4.25 within zones. The location of drill-hole collars is shown in Figures 17.2 and 17.3 for the Southwest and Northeast Models, respectively.

             TABLE 17.2. SUMMARY OF DRILL HOLE SAMPLE STATISTICS FOR
                 DRILL HOLES INTERSECTING THE MINERALIZED ZONES.

                                      Total     Intervals                Total    Average     Average    Coefficient
                           Number     Sample       Not      Intervals   Assayed    Assay    Gold Grade       of
                            Holes   Intervals    Assayed     Assayed    Footage    Length     opt Au      Variation
                           ------   ---------   ---------   ---------   -------   -------   ----------   -----------
Graben                         61      2,620        131        2,489     12,362     4.97       0.054         3.13
Freedom Flats                 143      6,223        217        6,006     30,029     5.00       0.064         2.49
Borealis                      321      5,611        127        5,484     27,835     5.08       0.042         2.78
Deep Ore Flats (Polaris)      163      6,223        217        6,006     30,029     5.00       0.064         1.90
Crocodile Ridge                37      2,593         25        2,568     12,879     5.02       0.012         1.28
Alluvium                      253      1,673        175        1,498      7,490     5.00       0.007         4.25
East Ridge                    188      4,466        104        4,362     21,892     5.02       0.020         1.70
Mid Ridge                      60      1,307         24        1,283      6,415     5.00       0.008         1.28
Northeast Ridge               210      6,008        115        5,893     29,495     5.01       0.016         1.48
Outside Zones               1,342     56,188      3,564       52,624    267,047     5.07       0.001         3.83
Southwest Model Total       1,080     69,221      4,144       65,077    328,339     5.05       0.012         5.67
Northeast Model Total         546     18,020        341       17,679     89,850     5.08       0.011         2.09

Note - Drill holes may intersect more than one zone, therefore the number of holes by zone is not additive.


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

                                   (GRAPHIC OMITTED)

                               (Source: A. Noble, Ore Reserves Engineering 2005)

        FIGURE 17.2. DRILL-HOLE COLLAR LOCATIONS IN THE SOUTHWEST MODEL.


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

                                   (GRAPHIC OMITTED)

                               (Source: A. Noble, Ore Reserves Engineering 2005)

         FIGURE 17.3. DRILL HOLE COLLAR LOCATIONS IN THE NORTHEAST MODEL


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17.2.3 COMPOSITING

Raw assays were composited to 20-foot lengths for resource estimation using length-weighted averaging. Composite intervals were generally set at the top and bottom of the 20-foot model benches unless the length of the composite was greater than 45 feet, at which point 20-foot intervals were composited starting from the beginning of the first assayed interval in the drill-hole. Thus vertical holes and holes with angle greater than 63.6 degrees from horizontal were "bench composited" to the model benches, and holes flatter than 63.6 degrees from horizontal were "down-hole" composited to 20-foot down-hole intervals.

Missing values were treated as missing for calculation of the composited value, but the composite average was set to "missing", if less than of 10 feet of assayed drill samples was available.

17.2.4 TOPOGRAPHIC DATA AND MODELS

AutoCAD files were provided by Gryphon Gold that contained topographic contours for the "original" topography, the "end mining" topography, and the "current" topography. The original topography data contains elevation contours at 25-foot intervals with some detailed contours at 5-foot contour intervals. Outside the main Borealis-Ridge areas data is on 40-ft contours. There is no evidence of pits or dumps on the original topography maps. The end mining topography is similar to the original topography, but shows the mined-out pits, some of the heaps, and some of the dumps. Current topography is similar to the previous two but with more detailed contours at 5-foot intervals. The Borealis and Deep Ore Flats (Polaris) pits have been backfilled in the current topography and all heaps and dumps are shown in what appears to be the current configuration. The exception is that the Northeast Ridge pit is shown, but the Northeast Ridge dumps are not shown. The Northeast Ridge dumps were added to the current topography based on surveys of the dump areas in June 2004.

There is little known about the dates and accuracy of the topographic data, although they all appear to have been prepared by Echo Bay during operations. Considering that the Northeast Ridge pit was not included in the data for the "current" topography, it is likely that it is based on aerial surveys late during the final stages of mining that were manually corrected for mining at Northeast Ridge. Although the topographic data is believed to be sufficiently accurate for purposes of this resource estimate, a new aerial survey is recommended before mine production is resumed.

Gridded topographic models were prepared from the topographic data by kriging to the center points of the 20-by-20-foot model grid (in plan view). Point kriging with a low-nugget, long-range linear variogram was used for these models. Because the models were all based on slightly different data, the elevations of the original and end mining topo models were set equal to the elevation current topo model if the difference in elevations was less than 5 feet. Several calculated models were derived from these models as follows:

     1. Maximum topo, which is equal to the maximum of current and original topography.

     2. Fill topo, which is equal to the minimum of current and original topography.

     3. Minimum topo, which is equal to the minimum of current, end mining and original topo.

All remaining resources were summarized using the minimum topography, which is the top of hard rock. The maximum and fill topo models will be used to define fill and backfill materials during mine planning. Contour maps are shown in Plates 5 to 10 in Section 25.

17.2.5 GEOLOGIC MODEL FOR THE THICKNESS OF THE QAL AND TCV FORMATIONS

Models for the thickness of the QAL alluvium and the thickness of the TCV Coal Valley formation were developed for the Southwest Model. These models were based on depths of the bottom of each formation from the drill hole logs as follows:

     1. Depths to the bottom of each formation were extracted from the drill hole geologic logs in the Borealis historical data archives. If depths were available from recent relogging of drill cuttings or core, those depths were used rather than depths from the old logs.


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

     2.   The XYZ location of each intersection was computed for each formation.

     3. Data were compared against the elevation of original (pre-mining) topography. Drill holes that were drilled more than 10 feet below the original topography and had a zero (0.0) depth for the intersection were discarded since the drill hole was likely drilled from the bottom of a pit and the intersection point would be invalid.

     4. The true depth of the intersection point was computed by subtracting the elevation of the intersection point from the elevation of original topography above that point if the hole was an angle hole dipping flatter than 80 degrees form horizontal.

     5. The depth of the bottom of QAL and the depth of the bottom of TCV were kriged to the center points of the topographic grid model using a zero-nugget, isotropic, linear variogram. The kriged depth to the bottom of TCV was adjusted so that it was always greater than or equal to the depth to the bottom of QAL.

     6. The depths to the bottom of each formation were subtracted from the elevation of original topography to create models of the elevation of the bottom of each formation.

     7. The resulting models were reviewed on contour maps and cross-sections. A few intersections with anomalous depths were removed from the data. Removal of the anomalous data was justified both by inconsistencies that have been observed in the historical geologic logs, which were done over a long period of time by many different geologists with varied levels of training, and because it is often difficult to recognize the contacts in drill-hole cuttings.

     8. In some areas the model was not contouring properly because of the complexity of the surfaces and/or the sacristy of the data. Control points were inserted manually to correct these problems and the depth models were recalculated.

     9. A three dimensional block model of formation type was created using the models of the elevation of formation bottoms as shown in Table
          17.3. A code for heaps and dumps was added to this model so heaps and dumps could be identified in resource estimation and reconciliations.

                      TABLE 17.3. GEOLOGIC FORMATION MODEL

MODEL                                                                      SURFACE AT BOTTOM
 CODE      FORMATION               SURFACE AT TOP OF FORMATION                OF FORMATION
-----   ---------------   --------------------------------------------   ---------------------
 1000   Heaps and Dumps   Maximum of Current and Pre-mining Topography   Pre-mining Topography
 2000         QAL                     Pre-mining Topography                   Bottom of QAL
 3000         TCV                         Bottom of QAL                       Bottom of TCV
 4000       Volcanics                     Bottom of TCV                      Bottom of Model

Although there are some difficulties in defining the depths of the QAL and TCV contacts in drill cuttings and questions regarding the reliability of some of the historical geologic logs, it is believed that the reliability of the Geologic Formation Model is adequate for resource estimation in and around the ore zones. Outside the ore zones the contours are projected and are only approximate. Continued improvement of the QAL and TCV contact models is recommended both to improve the accuracy of the resource model and to improve the geological understanding of the deposit.


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

Maps of the thicknesses and elevations of the bottom of the formations are attached in Section 25 as Plates 11 and 12.

17.2.6 MODEL OF THE DEPTH OF OXIDATION AND PARTIAL OXIDATION

The same procedure was used to create the model of the depth of oxidation and the depth of partial oxidation (mixed oxides and sulfides) as was defined above for the QAL and TCV contacts. A three dimensional block model of oxidation state was created using the models of the Bottom of Oxidation and the Bottom of Partial Oxidation as shown in Table 17-4.

Because the first trial oxidation models showed a significant amount of sulfide mineralization projected into the material which previously occupied the mined-out shells of existing pits, there was concern that the drill-hole logs may not be reliable in certain areas. Accordingly, the pit walls and bottoms were checked during a site visit to determine the extent of exposure of material containing sulfide minerals. During the site visit, no true sulfide exposures were seen, but a large quantity of rock with partially oxidized sulfide minerals was observed in the East Ridge and Northeast Ridge pits. No sulfides were observed in the Freedom Flats pit, but the bottom of the pit, where sulfides are reported, was not accessible. Accordingly, those data points for the bottom of partially oxidized material that were above the pit bottoms were not used for the modeling of the final bottom of partially oxidized material. Continued improvement of oxidation models is recommended, including mapping in the pits and relogging of cuttings from critical drill holes.

                   TABLE 17.4. GEOLOGIC OXIDATION STATE MODEL

MODEL      OXIDATION                                         SURFACE AT BOTTOM OF
CODE         TYPE        SURFACE AT TOP OXIDATION TYPE          OXIDATION TYPE
-----   --------------   -----------------------------   ---------------------------
 100        Oxides           Pre-mining Topography       Bottom of Partial Oxidation
 200    Partial Oxides        Bottom of Oxidation        Bottom of Partial Oxidation
 300       Sulfides       Bottom of Partial Oxidation          Bottom of Model

17.2.7 GRADE ZONE MODELS AND BASIC STATISTICS

Grade zone models were created for mineral resource estimation to control the shape and continuity of the ore zones and to better define grade-zoning patterns inside the mineralized envelopes. In general, a low-grade, mid-grade, and high-grade zone was created for each deposit. The general procedure for creating the grade zones was as follows:

     1. The geologic cross sections and the geologist's grade contours were evaluated to determine the general trend, size and shape for each deposit.

     2. Nearest-neighbor (NN) gold-grade models were constructed for each deposit using the strikes and dips provided by the geologic cross sections. The NN models were viewed on plans and cross-sections to further refine the strike and dip of each deposit.

     3. Plan maps were plotted and the low-grade envelope was drawn around the mineralization, based on NN block grades, composited gold grades, and the geologist's shape of the deposit (in cross-section interpretations). The low-grade outline was generally based on a cutoff of about 0.001 opt Au except for the Graben deposit, which used a slightly higher low-grade cutoff of about 0.002 opt Au. Grade zones were drawn on all benches with drill-hole intersections for the particular zone, but were confined to the areas where sufficient data were available to define a continuous zone. Thus outside the grade zone outlines, it is possible that exploration drilling may expand the zones and increase the mineral resource.

     4. The grade zone outlines were used create a 3-dimensional block model of grade zones by assigning the


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

          code of the zone outline to all blocks with block centers inside the outline. Grade zone codes were assigned to composites using the same method, but with composite centroids rather than block centers.

     5. NN models were then created using the grade zone boundaries as hard boundaries to constrain the assignment of grades. Histograms and cumulative frequency plots were compiled from the NN model grade models for evaluation of the grade distributions. (The grade distributions and statistics from NN model are used to minimize the effects of clustering since the drilling tends to be highly concentrated in high-grade zones.)

     6. Starting from the lowest grade-zone envelope, the NN grade distributions were examined to see if there was evidence of multiple distributions. If multiple distributions were observed, an envelope was drawn to segregate the higher-grade distribution. This was repeated for up to three distributions, or grade zones, per deposit.

Basic statistics for the NN grade distributions are summarized by grade zone in Table 17-6. Examples of typical grade zones are shown in Figure 17.4, which shows the grade zones for a several levels of the Graben and Freedom Flats deposits. Examples of the resulting grade distributions are shown for the Graben and Freedom Flats deposits in Figures 17.5 and 17.6. Additional cumulative frequency plots and histograms for all deposits are attached in the appendices of this report.


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

            TABLE 17.5. SUMMARY OF NEAREST-NEIGHBOR GOLD GRADE BASIC
                            STATISTICS BY GRADE ZONE.

                                       MODEL   NUMBER   MINIMUM   MAXIMUM   AVERAGE   COEFFICIENT OF
  MODEL               ZONE              CODE   BLOCKS    OPT AU    OPT AU    OPT AU      VARIATION
  -----     ------------------------   -----   ------   -------   -------   -------   --------------
Southwest   Graben Low-Grade             10    35,155    0.0016    0.211     0.021         1.053
            Graben Mid-Grade             11     2,549     0.036    0.246     0.089         0.304
            Graben High-Grade            12     1,459     0.059    1.882     0.339         0.971
            Freedom Flats Low-Grade      20     5,654    0.0005    0.037     0.003         0.814
            Freedom Flats Mid-Grade      21     6,793    0.0030    0.130     0.026         0.658
            Freedom Flats High-Grade     22     2,010    0.0022    1.698     0.196         0.934
            Borealis Low-Grade           30    14,059    0.0010    0.026     0.005         0.503
            Borealis Mid-Grade           31    12,989    0.0002    0.165     0.023         0.844
            Borealis High-Grade          32     2,058     0.036    2.855     0.193         1.501
            Deep Ore Flats Low-Grade     40     9,176    0.0010    0.009     0.003         0.445
            Deep Ore Flats Mid-Grade     41     5,943    0.0022    0.173     0.019         1.043
            Crocodile Ridge              50    11,166    0.0017    0.036     0.006         0.892
            West Alluvium                80    24,628    0.0005    0.262     0.004         1.493
Northeast   East Ridge Low-Grade         50    31,815    0.0016    0.211     0.021         1.053
            East Ridge Mid-Grade         51     2,630    0.0014    0.071     0.013         0.304
            Middle Ridge All             60    13,458     0.028    0.577     0.068         0.971
            Northeast Ridge All          70    29,885    0.0010    0.082     0.007         0.814


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

                                    (GRAPHIC OMITTED)

                               (Source: A. Noble, Ore Reserves Engineering 2005)

           FIGURE 17.4. EXAMPLES OF GRADE ZONES ON FOUR BENCHES OF THE
                       GRABEN AND FREEDOM FLATS DEPOSITS.

           (Low-grade zones are violet, mid-grade zones are green, and high-grade zones are red).


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

                                    (GRAPHIC OMITTED)

                               (Source: A. Noble, Ore Reserves Engineering 2005)

           FIGURE 17.5. CUMULATIVE FREQUENCY PLOTS AND HISTOGRAMS FOR
                     THE GRADE ZONES IN THE GRABEN DEPOSIT.


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

                                    (GRAPHIC OMITTED)

                               (Source: A. Noble, Ore Reserves Engineering 2005)

           FIGURE 17.6. CUMULATIVE FREQUENCY PLOTS AND HISTOGRAMS FOR
                  THE GRADE ZONES IN THE FREEDOM FLATS DEPOSIT.


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17.2.8 VARIOGRAMS

Variograms were computed for each grade zone in using natural-log-transformed gold grades. These lognormal variograms were transformed for plotting and interpretation into relative variograms using standard geostatistical transformations. Variograms were oriented along strike, perpendicular to strike, vertical, and omnidirectional. The resulting variograms are generally well-behaved but with significant variation in parameters for individual grade zones, as summarized in Table 17.6. Detailed variogram plots are attached in appendicies of this report.


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

                          TABLE 17.6. VARIOGRAM SUMMARY

                                                                    MAXIMUM VARIOGRAM
                                            VARIOGRAM DIRECTIONS      RANGES (feet)
                                           ---------------------   ------------------
          ZONE             NUGGET   SILL    Pri.    Sec.    Ter.   Pri.   Sec.   Ter.                      COMMENT
          ----             ------   ----   -----   ------   ----   ----   ----   ----                      -------
Graben Low Grade            0.65    1.22      11      101   Vert    600    500    150   Best continuity in plane striking N11E,
                                                                                        dipping 45 E
Graben Mid Grade            0.05    0.11                      NA                  225   Insufficient data for directional variograms
Graben High Grade           0.40    0.67                      NA                  225   Insufficient data for directional variograms
Freedom Flats Low Grade     0.25    0.40      55      145   Vert    190     80    125   Good vertical continuity
Freedom Flats Mid Grade     0.35    0.55      55      145   Vert    400    175    250   Good vertical continuity
Freedom Flats High Grade    0.60    0.80      55      145   Vert    175     80     50   Generally good continuity for zone, but poor
                                                                                        continuity of grade inside zone
Borealis Low Grade          0.15    0.21      45      135   Vert    250    200    200
Borealis Mid Grade          0.25    0.87      45      135   Vert    600    400     60   Strong zonal anisotropy in vertical
                                                                                        direction
Borealis High Grade         0.31    0.57      45      135   Vert    450    200     90
Deep Ore Flats Low Grade    0.11    0.18      76      166   Vert    350    250    100
Deep Ore Flats Mid Grade                      76      166   Vert     50    170     45
Crocodile Ridge             0.20    0.66      46   136/30   Vert    425   1000    160   Average range in plane dipping 30deg at 136
                                                                                        is 550 ft
West Alluvial               0.60    0.94     330       60   Vert    400    400     40   Average range in plane dipping 10deg at 305
                                                                                        is 1000 ft
East Ridge                  0.20    0.92     214      124   Vert    375    200    160
Mid Ridge                   0.15    0.70     244      154   Vert    900    100    200
Northeast Ridge             0.25    1.35   237/5      147   Vert    650    150    125   Along strike follows slope of hillside

Notes:

1)   Nugget and sill are relative variances.

2) Primary and secondary directions are horizontal azimuths unless otherwise specified.


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

17.2.9 GRADE ESTIMATION

Grade estimation was done using inverse-distance-power (IDP) interpolation. Control of the estimation was maintained using the grade zones, the composite selection and grade caps, and the IDP parameters, as follows:

     1. Composite selection and grade caps were applied individually for each grade zone in each deposit, as summarized in Table 17.7.

          For example, estimation of the Graben low-grade zone was done using all composites from the Graben low-grade zone, plus samples from the mid-grade zone up to a maximum value of 75 milliounces/ton gold. Composites from the high-grade zone were not used to interpolate blocks in the Graben low-grade zone.

          This procedure lets grade estimation use similar data from grade zones that overlap the current distribution but ignores data that is much higher or lower grade. Thus, continuity across the grade boundaries is maintained without smearing of high-grade data into low-grade blocks, or vice-versa.

        TABLE 17.7. COMPOSITE SELECTION PARAMETERS AND CAPPING PARAMETERS
                            BY DEPOSIT AND GRADE ZONE

         BLOCK MODEL                            COMPOSITES (ALL GRADES ARE MILLIOUNCE/TON GOLD)
-----------------------------   ------------------------------------------------------------------------------
    DEPOSIT       Zone   Code   Zone   Min    Max    Cap   Zone   Min    Max    Cap   Zone   Min    Max    Cap
    -------       ----   ----   ----   ---   ----   ----   ----   ---   ----   ----   ----   ---   ----   ----
Graben             Low    10     10      0   None     85    11     0     75      75
                   Mid    11     10     35   None    150    11     0    None    150    12      0    150    150
                  High    12     11    120   None    750    12     0    None    750
Flats South        Low    20     20      0   None     10    21     0      9      10
                   Mid    21     20      3   None    100    21     0    None    100    22      0    120    100
                  High    22     21     65   None   1000    22     0    None   1000
Borealis           Low    30     30      0   None     12    31     0     12      12
                   Mid    31     30      6   None    100    31     0    None    100    32      0    100    100
                  High    32     31     80   None    600    32     0    None    600
D.O.Flats          Low    40     40      0   None      8    41     0      8       8
(Polaris)
                   Mid    41     40    6.5   None    100    41     0    None    100
Crocodile Ridge    All    50     50      0   None     20
Alluvium           All    80     80      0   None     20
SW No Zone         None   99     99      0   None     50
East Ridge         Low    50     50      0   None     40    51     0    None     40    60      0   None   None
                   Mid    50     50     30   None    100    51     0    None     70    60     50   None    100
Mid Ridge          All    60     50      0   None     30    60     0    None     30    70      0   None     30
NE Ridge           All    70     50      0   None     38    60     0    None     38    70      0   None     38

     2. The search and weighting parameters for IDP estimation were adjusted to provide block estimates that were unbiased relative to the nearest-neighbor estimate, but with a variance that was 50% to 60% of the variance of the NN estimate. Where production data were available, parameters were adjusted to match production as well as possible. This was done as follows:


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

          a) The orientation of the search ellipse and the search radii were set based on the size and shape of the deposit and on the variogram ranges. IDP anisotropies were set equal to the search radii.

          b) An initial modeling run was done using a power of 3.0, a maximum of eight composites, and a maximum of 1 composite per drill hole.

          c) If the variance smoothing ratio (IDP variance divided by NN variance) was too high, the power was decreased, and/or the maximum points or the maximum composites per hole was increased. If the variance smoothing ratio was too low, the power was increased and/or the maximum points or the maximum composites per hole was decreased. This was repeated until the appropriate variance smoothing ratio was achieved.

The final parameters for IDP estimation are summarized in Table 17.8. The statistics for the IDP and NN estimations for each deposit and grade zone are summarized in Table 17.9.


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

  TABLE 17.8. SEARCH AND WEIGHTING PARAMETERS FOR INVERSE DISTANCE ESTIMATION

                              DIRECTION
                              OF PRIMARY     SEARCH ELLIPSE             MAX         IDP
                            MODELING AXIS      RADIUS(FT)       MAX    COMP     ANISOTROPIES
                            -------------   ---------------    DATA     PER   ---------------    IDP
    DEPOSIT         ZONE    Azimuth   Dip   Pri   Sec   Ter   POINTS   HOLE   Pri   Sec   Ter   POWER
    -------       -------   -------   ---   ---   ---   ---   ------   ----   ---   ---   ---   -----
Graben            Low         101      48   400   200   100      8       1    400   200   100    2.3
                  Mid         101      48   300   300    75      6       1    200   200    75    2.5
                  High        101      48   200   200    75      5       1    200   200    75    2.0
Flats South       Low         340      60   300   200    50      8       1    250   150    50    2.2
                  Mid         340      60   250   150    50      8       1    250   150    50    2.5
                  High        340      60   250   150    50      8       1    250   150    50    2.5
Flats North       Low         156      83   300   200    50      8       1    250   150    50    2.5
                  Mid         156      83   250   150    50      8       1    250   150    50    2.8
                  High        156      83   250   150    50     10       1    250   150    50    2.0
Borealis          Low         320      20   300   300   200     12       2    200   200   200    3.0
                  Mid         320      20   400   200    50      9       1    400   200    50    2.0
                  High        320      20   300   200    50      9       2    250   150    50    2.0
D.O.Flats West    Low         176      43   300   150    50      9       1    300   150    50    2.6
                  Mid         176      43   250   100    50      8       1    250   100    50    2.5
D.O.Flats East    Low         340      41   300   150    50      8       1    300   150    50    2.0
                  Mid         340      41   250   100    50      8       1    250   100    50    2.5
Crocodile Ridge   All         136      30   400   400   100     12       2    300   300   100    2.0
Alluvium South    All         305      13   500   500    50      5       1    500   500    50    2.5
Alluvium South    All         350      10   500   500    50      8       1    500   500    50    2.5
SW Model          Unzoned       0       0   150   150    50      9       3    150   150    50    5.0
East Ridge        Low         214       5   300   150   100      8       1    300   150   100    3.0
                  Mid         214       5   300   150   100      8       1    300   150   100    4.0
Mid Ridge         All         244       5   300   150   100      8       1    400   100   150    3.5
NE Ridge          All         237       5   300   250   100      8       1    700   500   100    4.5
NE Model          Unzoned     235       5   300   200    75      8       2    300   200    75    4.0


(ORE LOGO) ORE RESERVES ENGINEERING                                      page 77
May 23, 2005

             TABLE 17.9. COMPARISON OF INVERSE DISTANCE AND NEAREST
                  NEIGHBOR ESTIMATES BY DEPOSIT AND GRADE ZONE

                                       AVERAGE                  AVERAGE                  RATIO      RATIO
                                         IDP       RELATIVE       NN        RELATIVE      OF          OF
                                        GRADE      VARIANCE      GRADE     VARIANCE     AVERAGE    RELATIVE
                           NUMBER    (millioz/t     OF IDP    (millioz/t     OF NN      GRADES    VARIANCES
    DEPOSIT       ZONE     BLOCKS       Gold)     ESTIMATES      Gold)     ESTIMATES   (IDP/NN)    (IDP/NN)
    -------       ----   ---------   ----------   ---------   ----------   ---------   --------   ---------
Graben            Low       35,155       21.1       0.463         21.0        0.860      1.007      0.546
                  Mid        2,814       78.9       0.081         76.6        0.153      1.031      0.562
                  High       1,459      291.5       0.283        294.4        0.473      0.990      0.587
Flats South       Low        5,887        3.5       0.167          3.4        0.325      1.018      0.534
                  Mid        6,813       27.2       0.363         27.2        0.683      0.999      0.530
                  High       2,012      195.3       0.409        193.9        0.762      1.007      0.544
Flats North       Low        1,235        3.7       0.168          3.7        0.291      1.006      0.585
                  Mid        2,620       24.6       0.349         24.5        0.682      1.007      0.518
                  High         409      125.1       0.160        128.7        0.258      0.972      0.587
Borealis          Low       15,521        5.5       0.118          5.5        0.233      1.003      0.508
                  Mid       13,331       24.0       0.381         24.0        0.737      1.003      0.521
                  High       2,119      160.6       0.401        161.2        0.650      0.996      0.612
D.O.Flats West    Low        6,425        3.7       0.108          3.7        0.205      1.005      0.531
(Polaris)
                  Mid        3,056       17.6       0.477         17.9        0.859      0.980      0.533
D.O.Flats East    Low        3,458        3.3       0.128          3.2        0.242      1.015      0.546
(Polaris)
                  Mid        2,891       18.3       0.539         18.8        0.964      0.977      0.533
Crocodile Ridge   All       12,047        5.4       0.338          5.3        0.617      1.012      0.561
Alluvium South    All       17,094        4.4       0.372          4.5        0.644      0.989      0.564
Alluvium North    All        7,809        3.4       0.349          3.4        0.638      0.992      0.539
SW No Zone        None   1,095,160        0.6       7.737          0.6       10.524      1.001      0.737
East Ridge        Low       34,815       13.5       0.260         13.0        0.469      1.039      0.598
                  Mid        2,633       52.1       0.046         52.6        0.067      0.989      0.666
Mid Ridge         All       13,769        7.1       0.302          7.1        0.488      1.001      0.621
NE Ridge          All       30,195       11.5       0.606         11.4        0.779      1.006      0.788
NE No Zone        None     385,394        1.0       1.336          1.0        1.875      1.000      0.713


(ORE LOGO) ORE RESERVES ENGINEERING                                      page 78
May 23, 2005

17.2.10 COMPARISON OF MINERAL RESOURCE ESTIMATES TO PREVIOUS PRODUCTION

The resource models were compared to reported production to verify the accuracy of the models, as shown in Table 17.10. Although this comparison is somewhat limited because of uncertainties in both the production records and in the cutoff grades used for production, the overall comparison for all pits is very good. The largest difference between production tonnage and grade is for the Deep Ore Flats (Polaris) model, which underestimates tonnage and grade significantly. The reasons for the large differences for this deposit are not understood at this time, but such a small tonnage is difficult to estimate accurately and has little affect on the overall estimate.

The only other differences of any significance are the grades in the Borealis and Freedom Flats deposits. The Borealis model overestimates grade by 16%, a difference that could have been removed by reducing the high-grade cap from 600 milliounces per ton or by decreasing the minimum grade for samples from the mid-grade zone. Either of these adjustments could have been done, but would have involved adjusting parameters to more extreme levels than were indicated by the data statistics. Furthermore, the high-grade zone has been mined out and does not affect remaining resources. The 16% underestimation of grade at Freedom Flats could not be eliminated, however, without making unusual adjustments such as extending the high-grade zones more than 1/2 the distance to the next drill hole. It is most likely that the underestimation of grade at the Freedom Flats model is caused by sampling biases in the soft, low-density "Sponge Rock" that was reported in that deposit.

         TABLE 17.10. COMPARISON OF MINED-OUT PORTIONS OF RESOURCE MODEL
                             TO REPORTED PRODUCTION

                                        RESOURCE MODEL       REPORTED PRODUCTION        % DIFFERENCE
                                    ---------------------   ---------------------   --------------------
         DEPOSIT           CUTOFF    Tons   Grade   Oz Au    Tons   Grade   Oz Au   Tons   Grade   Oz Au
         -------           ------   -----   -----   -----   -----   -----   -----   ----   -----   -----
Borealis                    0.040   1,412   0.119   168.0   1,489   0.103   153.4    -5%     16%     10%
Freedom Flats               0.020   1,275   0.128   163.2   1,280   0.153   195.8     0%    -16%    -17%
Deep Ore Flats (Polaris)    0.020     199   0.033     6.6     250   0.038     9.5   -20%    -13%    -31%
East Ridge + Gold View      0.040   1,078   0.056    60.4   1,059   0.056    59.3     2%      0%      2%
Northeast Ridge             0.015   3,113   0.025    77.8   3,000   0.025    75.0     4%      0%      4%
                           ------   -----   -----   -----   -----   -----   -----   ---     ---     ---
   Total                            7,077   0.067     476   7,078   0.070     493     0%     -3%     -3%
                           ======   =====   =====   =====   =====   =====   =====   ===     ===     ===


(ORE LOGO) ORE RESERVES ENGINEERING                                      page 79
May 23, 2005

17.2.11 MINERAL RESOURCE CLASSIFICATION

Resource classifications were based the drill-hole grid spacing that was believed necessary to establish the continuity of mineralization (for indicated resource) and to provide reliable estimates for production planning (measured resource), as summarized in Table 17.11.

It is observed that the drill-hole spacing in the previously mined areas was generally on an approximate 100-foot grid, that the grade zones were continuous and regular at that spacing, and that estimated resources are close to mine production, so it is concluded that a 100 foot drill grid was acceptable for defining measured resource. A 200-foot minimum grid was used to classify indicated resources, based on the good overall continuity of the mineralization. In practice, grade zones were limited also to a small radius around drill holes, unless mineralization appeared continuous regardless of drill hole spacing. There were some exceptions to the above rules: A slightly more conservative minimum grid of 75 feet was used for measured resources in the Graben deposit; no measured resource was allowed for alluvium; and no measured or indicated resources were allowed outside the grade zone boundaries. The more conservative parameters are meant to provide more conservative estimates in areas of the deposit were the geologic model is less certain.

 TABLE 17.11. SUMMARY OF EXTRAPOLATION LIMITS AND MINIMUM GRID FOR EACH DEPOSIT

                                  MEASURED                 INDICATED                  INFERRED
                          -----------------------   -----------------------   -----------------------
                               MAX        MINIMUM        MAX        MINIMUM        MAX        MINIMUM
                  GRADE   EXTRAPOLATION     GRID    EXTRAPOLATION     GRID    EXTRAPOLATION     GRID
    DEPOSIT        ZONE      (feet)        (feet)       (feet)       (feet)       (feet)       (feet)
    -------       -----   -------------   -------   -------------   -------   -------------   -------
Graben            Low          28           100           56          200          >56          >200
                  Mid          21            75           56          200          >56          >200
                  High         21            75           56          200          >56          >200
Flats South       Low          28           100           56          200          >56          >200
                  Mid          28           100           56          200          >56          >200
                  High         28           100           56          200          >56          >200
Borealis          Low          28           100           56          200          >56          >200
                  Mid          28           100           56          200          >56          >200
                  High         28           100           56          200          >56          >200
D.O.Flats         Low          28           100           56          200          >56          >200
(Polaris)
                  Mid          28           100           56          200          >56          >200
Crocodile Ridge   All          28           100           56          200          >56          >200
Alluvium          All           Not Allowed               56          200          >56          >200
SW No Zone        None                          Not Allowed                             All
East Ridge        Low          28           100           56          200          >56          >200
                  Mid          28           100           56          200          >56          >200
Mid Ridge         All          28           100           56          200          >56          >200
NE Ridge          All          28           100           56          200          >56          >200
NE No Zone        None                          Not Allowed                             All


(ORE LOGO) ORE RESERVES ENGINEERING                                      page 80
May 23, 2005

The drilling grid was measured using the estimation variance from point kriging with a zero-nugget, linear variogram that had a slope of 0.5. This particular linear variogram and point kriging is used because it provides a simple direct index to the drill hole spacing. Thus, the kriging variance for a block that is estimated from a single, isolated drill hole is equal to the distance from the drill hole to the block center. The kriging variance for a block in the center of a square grid of drill holes is equal to approximately 28% of the size of the grid. The kriging variance for blocks outside of the drill grade is just slightly less than the distance from the side of the square formed by the drill holes.

The example of the relationship between drill-hole spacing and kriging variance in Figure 17.1 shows some well-drilled areas with drill-hole spacings of 100 feet or less. These areas, in addition to a small extrapolation around these closely-spaced holes, are shaded red. In addition, a small extrapolation around isolated holes is also shaded red. As the distance between holes increases, patches of green coloring start to show in the middle of the drill grid. The green coloring continues until a 200 foot grid or 56 foot extrapolation distance is exceeded. The gray area, which is based on a grid spacing of 715 feet and an extrapolation distance of 200 feet, demonstrates the behavior of the drill-hole spacing indicator with extreme extrapolation limits.

                                   (GRAPHIC OMITTED)

                              (Source: A. Noble, Ore Reserves Engineering, 2005)

                FIGURE 17.7. EXAMPLE OF THE RELATIONSHIP BETWEEN
        DRILL HOLE SPACING AND KRIGING VARIANCE (EAST RIDGE, 7380 BENCH)


(ORE LOGO) ORE RESERVES ENGINEERING                                      page 81
May 23, 2005

17.2.12 SUMMARY OF MODEL RESULTS

The mineral resource estimate is summarized in the following tables. In all cases, the quantities shown are for the remaining resource, below the mined-out topography.

       TABLE 17.12. BOREALIS PROJECT APRIL 2005 MINERAL RESOURCE ESTIMATE.
              SUMMARY OF MEASURED AND INDICATED MINERAL RESOURCE -
                          COMBINED OXIDES AND SULFIDES

   RESOURCE CLASS             RESOURCE ZONE         CUTOFF (OPT)   TONS (1,000'S)   GRADE (OPT)   CONTAINED OZ GOLD
   --------------      --------------------------   ------------   --------------   -----------   -----------------
MEASURED               Alluvium                         0.005              --             --                 --
                       Borealis                         0.010           2,581          0.037             95,603
                       Crocodile Ridge                  0.010             175          0.013              2,352
                       East Ridge                       0.010           7,376          0.017            122,223
                       Freedom Flats                    0.010           1,937          0.053            103,029
                       Graben                           0.010           2,412          0.047            113,329
                       Middle Ridge                     0.010           1,405          0.013             18,869
                       Northeast Ridge                  0.010           3,010          0.018             53,913
                       Deep Ore Flats (Polaris)         0.010           1,504          0.021             31,121
                       Outside Zones                    0.010              --             --                 --
                                                        -----          ------         ------          ---------
                       Total Measured                                  20,400          0.026            540,439
                                                        =====          ======         ======          =========
INDICATED              Alluvium                         0.005             806          0.009              6,932
                       Borealis                         0.010           1,372          0.033             44,899
                       Crocodile Ridge                  0.010             354          0.012              4,239
                       East Ridge                       0.010           2,726          0.018             48,874
                       Freedom Flats                    0.010           1,033          0.030             31,029
                       Graben                           0.010           8,230          0.050            414,155
                       Middle Ridge                     0.010             692          0.014              9,836
                       Northeast Ridge                  0.010           2,171          0.018             39,435
                       Deep Ore Flats (Polaris)         0.010             931          0.020             18,488
                       Outside Zones                    0.010              --             --                 --
                                                        -----          ------          -----          ---------
                       Total Indicated                                 18,315          0.034            617,887
                                                        =====          ======          =====          =========
MEASURED + INDICATED   Alluvium                         0.005             806          0.009              6,932
                       Borealis                         0.010           3,953          0.036            140,502
                       Crocodile Ridge                  0.010             529          0.012              6,591
                       East Ridge                       0.010          10,102          0.017            171,097
                       Freedom Flats                    0.010           2,970          0.045            134,058
                       Graben                           0.010          10,642          0.050            527,484
                       Middle Ridge                     0.010           2,097          0.014             28,705
                       Northeast Ridge                  0.010           5,181          0.018             93,348
                       Deep Ore Flats (Polaris)         0.010           2,435          0.020             49,609
                       Outside Zones                    0.010              --             --                 --
                                                        -----          ------          -----          ---------
                       Total Measured + Indicated                      38,715          0.030          1,158,326
                                                        =====          ======          =====          =========


(ORE LOGO) ORE RESERVES ENGINEERING                                      page 82
May 23, 2005

       TABLE 17.13. BOREALIS PROJECT APRIL 2005 MINERAL RESOURCE ESTIMATE. SUMMARY OF MEASURED AND INDICATED MINERAL RESOURCE - OXIDIZED MATERIAL

   RESOURCE CLASS             RESOURCE ZONE         CUTOFF (OPT)   TONS (1,000'S)   GRADE (OPT)   CONTAINED OZ GOLD
   --------------      --------------------------   ------------   --------------   -----------   -----------------
MEASURED               Alluvium                         0.005              --             --                --
                       Borealis                         0.010           1,067          0.047            50,149
                       Crocodile Ridge                  0.010             139          0.013             1,849
                       East Ridge                       0.010           1,211          0.017            20,466
                       Freedom Flats                    0.010             261          0.043            11,327
                       Graben                           0.010              --             --                --
                       Middle Ridge                     0.010             812          0.013            10,718
                       Northeast Ridge                  0.010             501          0.017             8,617
                       Deep Ore Flats (Polaris)         0.010             813          0.021            17,073
                       Outside Zones                    0.010              --             --                --
                                                        -----           -----          -----           -------
                       Total Measured                                   4,804          0.025           120,199
                                                        =====           =====          =====           =======
INDICATED              Alluvium                         0.005             806          0.009             6,932
                       Borealis                         0.010             184          0.031             5,686
                       Crocodile Ridge                  0.010             269          0.012             3,174
                       East Ridge                       0.010             654          0.018            11,641
                       Freedom Flats                    0.010             183          0.024             4,429
                       Graben                           0.010              --             --                --
                       Middle Ridge                     0.010             379          0.014             5,306
                       Northeast Ridge                  0.010             365          0.018             6,388
                       Deep Ore Flats (Polaris)         0.010             409          0.021             8,589
                       Outside Zones                    0.010              --             --                --
                                                        -----           -----          -----           -------
                       Total Indicated                                  3,249          0.016            52,145
                                                        =====           =====          =====           =======
MEASURED + INDICATED   Alluvium                         0.005             806          0.009             6,932
                       Borealis                         0.010           1,251          0.045            55,835
                       Crocodile Ridge                  0.010             408          0.012             5,023
                       East Ridge                       0.010           1,865          0.017            32,107
                       Freedom Flats                    0.010             444          0.035            15,756
                       Graben                           0.010              --             --                --
                       Middle Ridge                     0.010           1,191          0.013            16,024
                       Northeast Ridge                  0.010             866          0.017            15,005
                       Deep Ore Flats (Polaris)         0.010           1,222          0.021            25,662
                       Outside Zones                    0.010              --             --                --
                                                        -----           -----          -----           -------
                       Total Measured + Indicated                       8,053          0.021           172,344
                                                        =====           =====          =====           =======


(ORE LOGO) ORE RESERVES ENGINEERING                                      page 83
May 23, 2005

       TABLE 17.14. BOREALIS PROJECT APRIL 2005 MINERAL RESOURCE ESTIMATE. SUMMARY OF MEASURED AND INDICATED MINERAL RESOURCE - PARTIALLY OXIDIZED MATERIAL

   RESOURCE CLASS             RESOURCE ZONE         CUTOFF (OPT)   TONS (1,000'S)   GRADE (OPT)   CONTAINED OZ GOLD
   --------------      --------------------------   ------------   --------------   -----------   -----------------
MEASURED               Alluvium                         0.005              --             --                --
                       Borealis                         0.010              24          0.019               456
                       Crocodile Ridge                  0.010              16          0.013               210
                       East Ridge                       0.010           2,093          0.017            35,790
                       Freedom Flats                    0.010             169          0.059            10,022
                       Graben                           0.010              --             --                --
                       Middle Ridge                     0.010             428          0.014             5,906
                       Northeast Ridge                  0.010           1,468          0.019            27,598
                       Deep Ore Flats (Polaris)         0.010             372          0.023             8,370
                       Outside Zones                    0.010              --             --                --
                                                        -----           -----          -----           -------
                       Total Measured                                   4,570          0.019            88,352
                                                        =====           =====          =====           =======
INDICATED              Alluvium                         0.005              --             --                --
                       Borealis                         0.010              14          0.025               354
                       Crocodile Ridge                  0.010              18          0.012               207
                       East Ridge                       0.010           1,195          0.018            21,271
                       Freedom Flats                    0.010               9          0.050               446
                       Graben                           0.010              --             --                --
                       Middle Ridge                     0.010             285          0.015             4,133
                       Northeast Ridge                  0.010           1,303          0.019            24,496
                       Deep Ore Flats (Polaris)         0.010             182          0.022             3,949
                       Outside Zones                    0.010              --             --                --
                                                        -----           -----          -----           -------
                       Total Indicated                                  3,006          0.018            54,856
                                                        =====           =====          =====           =======
MEASURED + INDICATED   Alluvium                         0.005              --             --                --
                       Borealis                         0.010              38          0.021               810
                       Crocodile Ridge                  0.010              34          0.012               417
                       East Ridge                       0.010           3,288          0.017            57,061
                       Freedom Flats                    0.010             178          0.059            10,468
                       Graben                           0.010              --             --                --
                       Middle Ridge                     0.010             713          0.014            10,039
                       Northeast Ridge                  0.010           2,771          0.019            52,094
                       Deep Ore Flats (Polaris)         0.010             554          0.022            12,319
                       Outside Zones                    0.010              --             --                --
                                                        -----           -----          -----           -------
                       Total Measured + Indicated                       7,576          0.019           143,208
                                                        =====           =====          =====           =======


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May 23, 2005

       TABLE 17.15. BOREALIS PROJECT APRIL 2005 MINERAL RESOURCE ESTIMATE.
              SUMMARY OF MEASURED AND INDICATED MINERAL RESOURCE -
                         PREDOMINANTLY SULFIDE MATERIAL

RESOURCE CLASS               RESOURCE ZONE        CUTOFF (OPT)   TONS (1,000'S)   GRADE (OPT)   CONTAINED OZ GOLD
--------------         ------------------------   ------------   --------------   -----------   -----------------
MEASURED               Alluvium                       0.005              --             --                --
                       Borealis                       0.010           1,490          0.030            44,998
                       Crocodile Ridge                0.010              20          0.015               294
                       East Ridge                     0.010           4,072          0.016            65,966
                       Freedom Flats                  0.010           1,507          0.054            81,679
                       Graben                         0.010           2,412          0.047           113,329
                       Middle Ridge                   0.010             165          0.014             2,244
                       Northeast Ridge                0.010           1,041          0.017            17,697
                       Deep Ore Flats (Polaris)       0.010             319          0.018             5,678
                       Outside Zones                  0.010              --             --                --
                                                      -----          ------          -----           -------
                       Total Measured                                11,026          0.030           331,885
                                                      =====          ======          =====           =======

INDICATED              Alluvium                       0.005              --             --                --
                       Borealis                       0.010           1,174          0.033            38,859
                       Crocodile Ridge                0.010              67          0.013               858
                       East Ridge                     0.010             877          0.018            15,961
                       Freedom Flats                  0.010             841          0.031            26,155
                       Graben                         0.010           8,230          0.050           414,155
                       Middle Ridge                   0.010              28          0.014               398
                       Northeast Ridge                0.010             503          0.017             8,551
                       Deep Ore Flats (Polaris)       0.010             340          0.018             5,950
                       Outside Zones                  0.010              --             --                --
                                                      -----          ------          -----           -------
                       Total Indicated                               12,060          0.042           510,887
                                                      =====          ======          =====           =======

MEASURED + INDICATED   Alluvium                       0.005              --             --                --
                       Borealis                       0.010           2,664          0.031            83,857
                       Crocodile Ridge                0.010              87          0.013             1,152
                       East Ridge                     0.010           4,949          0.017            81,927
                       Freedom Flats                  0.010           2,348          0.046           107,834
                       Graben                         0.010          10,642          0.050           527,484
                       Middle Ridge                   0.010             193          0.014             2,642
                       Northeast Ridge                0.010           1,544          0.017            26,248
                       Deep Ore Flats (Polaris)       0.010             659          0.018            11,628
                       Outside Zones                  0.010              --             --                --
                                                      -----          ------          -----           -------
                       Total Measured + Indicated                    23,086          0.037           842,772
                                                      =====          ======          =====           =======


(ORE LOGO) ORE RESERVES ENGINEERING                                      page 85
May 23, 2005

       TABLE 17.16. BOREALIS PROJECT APRIL 2005 MINERAL RESOURCE ESTIMATE. SUMMARY OF INFERRED MINERAL RESOURCE - COMBINED OXIDE AND SULFIDE MATERIAL

RESOURCE CLASS               RESOURCE ZONE        CUTOFF (OPT)   TONS (1,000'S)   GRADE (OPT)   CONTAINED OZ GOLD
--------------         ------------------------   ------------   --------------   -----------   -----------------
INFERRED               Alluvium                       0.005             688          0.007             4,816
                       Borealis                       0.010           1,315          0.024            31,815
                       Crocodile Ridge                0.010             234          0.012             2,760
                       East Ridge                     0.010           3,354          0.016            53,713
                       Freedom Flats                  0.010             200          0.024             4,842
                       Graben                         0.010           9,376          0.038           354,094
                       Middle Ridge                   0.010             597          0.013             7,716
                       Northeast Ridge                0.010             774          0.017            13,474
                       Deep Ore Flats (Polaris)       0.010              53          0.020             1,082
                       Outside Zones                  0.010           3,215          0.018            58,850
                                                      -----          ------          -----           -------
                       Total Inferred                                19,806          0.027           533,162
                                                      =====          ======          =====           =======

       TABLE 17.17. BOREALIS PROJECT APRIL 2005 MINERAL RESOURCE ESTIMATE.
            SUMMARY OF INFERRED MINERAL RESOURCE - OXIDIZED MATERIAL

RESOURCE CLASS               RESOURCE ZONE        CUTOFF (OPT)   TONS (1,000'S)   GRADE (OPT)   CONTAINED OZ GOLD
--------------         ------------------------   ------------   --------------   -----------   -----------------
INFERRED               Alluvium                       0.005             688          0.007             4,816
                       Borealis                       0.010             411          0.014             5,590
                       Crocodile Ridge                0.010             117          0.011             1,322
                       East Ridge                     0.010             494          0.016             7,953
                       Freedom Flats                  0.010               2          0.035                70
                       Graben                         0.010              --             --                --
                       Middle Ridge                   0.010             330          0.013             4,224
                       Northeast Ridge                0.010             120          0.015             1,848
                       Deep Ore Flats (Polaris)       0.010              21          0.017               347
                       Outside Zones                  0.010             421          0.016             6,752
                                                      -----           -----          -----            ------
                       Total Inferred                                 2,604          0.013            32,922
                                                      =====           =====          =====            ======

       TABLE 17.18. BOREALIS PROJECT APRIL 2005 MINERAL RESOURCE ESTIMATE. SUMMARY OF INFERRED MINERAL RESOURCE - PARTIALLY OXIDIZED MATERIAL

RESOURCE CLASS               RESOURCE ZONE        CUTOFF (OPT)   TONS (1,000'S)   GRADE (OPT)   CONTAINED OZ GOLD
--------------         ------------------------   ------------   --------------   -----------   -----------------
INFERRED               Alluvium                       0.005              --             --                --
                       Borealis                       0.010               2          0.034                67
                       Crocodile Ridge                0.010               1          0.011                11
                       East Ridge                     0.010             882          0.016            14,112
                       Freedom Flats                  0.010              --             --                --
                       Graben                         0.010              --             --                --
                       Middle Ridge                   0.010             141          0.013             1,791
                       Northeast Ridge                0.010             164          0.019             3,149
                       Deep Ore Flats (Polaris)       0.010              18          0.026               470
                       Outside Zones                  0.010              28          0.017               484
                                                      -----           -----          -----            ------
                       Total Inferred                                 1,236          0.016            20,084
                                                      =====           =====          =====            ======


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

       TABLE 17.19. BOREALIS PROJECT APRIL 2005 MINERAL RESOURCE ESTIMATE. SUMMARY OF INFERRED MINERAL RESOURCE - PREDOMINANTLY SULFIDE MATERIAL

RESOURCE CLASS         RESOURCE ZONE        CUTOFF (OPT)   TONS (1,000'S)   GRADE (OPT)   CONTAINED OZ GOLD
--------------   ------------------------   ------------   --------------   -----------   -----------------
INFERRED         Alluvium                       0.005              --             --                --
                 Borealis                       0.010             902          0.029            26,158
                 Crocodile Ridge                0.010             116          0.012             1,427
                 East Ridge                     0.010           1,978          0.016            31,648
                 Freedom Flats                  0.010             198          0.024             4,772
                 Graben                         0.010           9,376          0.038           354,094
                 Middle Ridge                   0.010             126          0.014             1,701
                 Northeast Ridge                0.010             490          0.017             8,477
                 Deep Ore Flats (Polaris)       0.010              14          0.019               266
                 Outside Zones                  0.010           2,766          0.019            51,614
                                                -----          ------          -----           -------
                 Total Inferred                                15,966          0.030           480,157
                                                =====          ======          =====           =======

17.3 MINERAL RESOURCES FROM EXISTING HEAPS AND STOCKPILES

This section has been compiled in association with Gryphon Gold's geologic staff, which includes a "Qualified Person" for the purpose of NI 43-101, Standards of Disclosure for Mineral Projects, Roger C. Steininger, PhD, CPG
(AIPG), and Consulting Chief Geologist. Behre Dolbear (2004) has also contributed information which has served to support this estimate. The estimate of resource in the heaps and dumps was completed in April 2005, and remains effective as of the date of this report. The author has reviewed this estimate and determined that it is reasonable, and complies with the NI 43-101 definitions and current resource estimating criteria.

17.3.1 EXISTING HEAP AND DUMP RESOURCE ESTIMATE

During 2004 Gryphon Gold drilled and sampled the five heaps and portions of the Freedom Flats and Borealis waste dumps. Previously, J.D. Welsh & Associates, Inc. drilled Heap 1 (Welsh, 1996). The data base used for the resource calculation was 32 holes drilled by Gryphon Gold totaling 2,479.5 feet and 11 holes drilled by J. D. Welsh and Associates totaling 760 feet. Assays from these programs are the basis for resource estimates of the gold-bearing above ground material in the Borealis area.

There are two nomenclatures in use for the heaps at Borealis. Table 17.20 shows the relationship between the two designations.

                    TABLE 17.20. HEAP NAME CORRELATION CHART

OPERATIONAL NAME                MAP NAME
----------------         ----------------------
Tailing releach          Western portion heap 1
Freedom Flats            Eastern portion heap 1
Secondary leach                          Heap 2
Run-of-mine #1                           Heap 5
Run-of-mine #2                           Heap 3
N.E. Ridge run-of-mine                   Heap 4

Without a survey of the heaps and dump determining, volumes of the materials in them and subsequently tonnages are extremely difficult to estimate. Probably the best estimate of tonnages in the several heaps is present in Behre


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

Dolbear (2004), which is based on reconciliation from production records. These estimates and planimeter measurements from the best available post-reclamation maps was used to develop bulk density estimates for the heaps. As might be expected, the bulk density factor varies from heap to heap, and is a function of material placed on them and the ability to measure accurately the size and shape of the heaps. Density estimates by this method varied from 21 ft(3)/ton to 25 ft(3)/ton, with an average of 22.47 ft(3)/ton. These bulk densities seem reasonable for loosely compacted material found in heaps and dumps.

The mineral resource estimates in Table 17.21 and 17.22 are a product of the tonnages for the heaps from Behre Dolbear (2004), the Gryphon Gold/Welsh drilling, and in the cases where only limited portions of the piles appear to contain recoverable gold based on the actual drilling and sampling, total mineralized material tonnages have been reduced accordingly. Measurements and bulk density estimates are outlined above.

  TABLE 17.21. SUMMARY OF MEASURED AND INDICATED RESOURCES IN HEAPS AND DUMPS.

RESOURCE CLASS               RESOURCE ZONE          CUTOFF (OPT)   TONS (1000'S)   GRADE (OPT)   CONTAINED OZ GOLD
--------------         --------------------------   ------------   -------------   -----------   -----------------
MEASURED               Tailing Re-Leach                 0.005          1,720          0.019              33
                       Freedom Flats                    0.005          1,249          0.025              31
                       Secondary                        0.005          1,910          0.006              11
                       ROM 1                            0.005             --             --              --
                       ROM 2                            0.005             --             --              --
                       NE Ridge ROM                     0.005             --             --              --
                       Freedom Flats Dump               0.005             --             --              --
                       Borealis Dump                    0.005             --             --              --
                       Polaris Dump                     0.005             --             --              --
                       East Ridge Dump                  0.005             --             --              --
                       NE Ridge Dump                    0.005             --             --              --
                                                        -----          -----          -----             ---
                       Total Measured                                  4,879          0.015              75
                                                        =====          =====          =====             ===
INDICATED              Tailing Re-Leach                 0.005             --             --              --
                       Freedom Flats                    0.005             --             --              --
                       Secondary                        0.005             --             --              --
                       ROM 1                            0.005             --             --              --
                       ROM 2                            0.005            150          0.027               4
                       NE Ridge ROM                     0.005             50          0.013               1
                       Freedom Flats Dump               0.005             --             --              --
                       Borealis Dump                    0.005            900          0.012              11
                       Polaris Dump                     0.005             --             --              --
                       East Ridge Dump                  0.005             --             --              --
                       NE Ridge Dump                    0.005             --             --              --
                                                        -----          -----          -----             ---
                       Total Indicated                                 1,100          0.014              16
                                                        =====          =====          =====             ===
MEASURED + INDICATED   Tailing Re-Leach                 0.005          1,720          0.019              33
                       Freedom Flats                    0.005          1,249          0.025              31
                       Secondary                        0.005          1,910          0.006              11
                       ROM 1                            0.005             --             --              --
                       ROM 2                            0.005            150          0.027               4
                       NE Ridge ROM                     0.005             50          0.013               1
                       Freedom Flats Dump               0.005             --             --              --
                       Borealis Dump                    0.005            900          0.012              11
                       Polaris Dump                     0.005             --             --              --
                       East Ridge Dump                  0.005             --             --              --
                       NE Ridge Dump                    0.005             --             --              --
                                                        -----          -----          -----             ---
                       Total Measured + Indicated                      5,979          0.015              91
                                                        =====          =====          =====             ===

Note: These resource estimates were prepared by Behre Dolbear and Gryphon Gold.


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

     TABLE 17.22. SUMMARY OF INFERRED MINERAL RESOURCES IN HEAPS AND DUMPS.

RESOURCE                        CUTOFF     TONS     GRADE   CONTAINED
  CLASS       RESOURCE ZONE      (OPT)   (1000'S)   (OPT)    OZ GOLD
--------   ------------------   ------   --------   -----   ---------
INFERRED   Tailing Re-Leach      0.005        --       --       --
           Freedom Flats         0.005        --       --       --
           Secondary             0.005        --       --       --
           ROM 1                 0.005       300    0.004        1
           ROM 2                 0.005     3,850    0.010       39
           NE Ridge ROM          0.005     1,540    0.006        9
           Freedom Flats Dump    0.005        --       --       --
           Borealis Dump         0.005     6,100    0.012       71
           Polaris Dump          0.005        --       --       --
           East Ridge Dump       0.005     1,977    0.025       49
           NE Ridge Dump         0.005       811    0.033       27
           Total Inferred                 14,578    0.013      196

Note: These resource estimates were prepared by Behre Dolbear and Gryphon Gold.

Although the Secondary Heap appears to have an average grade that is too low to be of interest, a bulk sample was collected and screened producing results suggesting that upgrading might result in economically recoverable gold. The size fraction that is less than 2 inches averages 0.011 opt Au, and the 1/2"-2" fraction assayed 0.014 opt Au. More work is needed to determine if the heap can be upgrade and reprocessed by simple screening.

Three holes in the north-central portion of run-of-mine Heap 2 contain 10 feet of 0.031, 50 feet of 0.030, and 20 feet of 0.017 opt Au, starting at the top of holes. More drilling is needed to determine the full extent of this material. The 150,000 tons listed in Table 17.21 is probably a minimum value.

The mineral resource in the N. E. Ridge dump is based on one hole, and more drilling is required to determine the extent of the material.

The mineral resource in the Borealis dump is based on three drill holes along the southern margin of the dump. More drilling is needed to determine the full extent of this material. The 900,000 tons listed in Table 17.21 may a minimum value.

17.3.2 RESOURCE CLASSIFICATION IN THE EXISTING HEAPS AND DUMPS

Dump and heap resource estimates are classified as measured and indicated based on drill hole spacing of approximately 200 feet and projections of less than 200 feet beyond drill holes. Fifteen holes were drilled on the Freedom Flats Leach/Tailing Releach Pad, which is the most intensely drilled heap or dump. Comparing adjacent polygons on this pad there is a less than 20% change in grade between them, indicating reasonable grade continuity between polygons. A similar relationship exists between polygons on the other heaps and dumps. At the edge of drill patterns, grade projections are not more than 200 feet and fit the overall grade continuity as define by the drilling pattern. Therefore, projects of up to 200 feet seem reasonable and support a classification of measured and indicated.

Inferred Resource estimates are based on metallurgical balances and tonnage estimates based on data from previous operations (Behre Dolbear, 2004), and have not been drill tested.


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

                    18.0 OTHER RELEVANT DATA AND INFORMATION

This section has been compiled in association with Gryphon Gold's consulting geotechnical and environmental engineering consultants Knight Piesold and Company. The principal contributor is Barbara Filas, P.E., C.E.M., a Qualified Person for the purpose of Canadian NI 43-101, Standards of Disclosure for Mineral Projects, and Mining/Environmental Engineer.

18.1 PERMIT ACQUISITION AND FUNDAMENTAL ENVIRONMENTAL PERMITTING CONSIDERATIONS

Gryphon Gold has initiated a tactical plan to accelerate the acquisition of the required principal environmental operating permits. Technical work on the Borealis Gold Project is progressing including environmental reviews, preliminary engineering, and permit acquisition efforts in anticipation of a possible mine start-up in 2006. For reference, the site plan included in Plan of Operations submitted to the US Forest Service is shown in Plate 1. Current engineering, results from permit negotiations, and updated mineral resource estimates will serve as the basis for a feasibility study that is scheduled for completion in fall 2005.

Permit acquisition activities have focused on the approximately 460 acre area previously disturbed by mining operations. Deposits within this boundary, subject to permit applications generally include the oxidized and partially oxidized portions of Borealis, Deep Ore Flats (also known as Polaris), East Ridge, Freedom Flats, and Northeast Ridge which are amenable to a conventional hydrometallurgical gold recovery process such as heap leaching. Also included in the Plan of Operations is the option for development of underground access to the Graben deposit to be used for exploration and future development activities, although no production plan has been submitted for consideration in this mineralized zone at this date. As warranted, Crocodile Ridge, Middle Ridge, and other deposits within the study area boundaries will be added to the permit applications based on ongoing engineering and in-fill drilling results.

The following discussion outlines the current defined issues and activities necessary to complete the acquisition of the permits required.

18.1.1 PERMITTING PROCESS OVERVIEW

The development, operation, closure and reclamation of mining projects in the United Sates require numerous notifications, permits, authorizations and public agency decisions. This section does not attempt to identify all of the permits and authorizations that need to be gained, but instead focuses on those that are considered to be the main efforts that are on the critical path for project start-up. Permits for telecommunications systems and blasting, for example, are relatively straightforward from the application content and time to issue perspective and can typically be obtained concurrent with other project activities.

Preliminary site development concepts suggest that initial mining operations can be accomplished within the footprint of the previous Borealis Mine land disturbance. Mineralization identified in the Graben zone suggests higher-grade sulfide deposits that may be amenable to underground mining activities. While it is conceivable that additional exploration in the Graben area may prove a substantial gold resource amenable to surface mining methods, the information available at this time suggests that underground development is a more plausible option.

A staged permit acquisition program is in progress. The first permitting stage, started in the fall of 2003, has been completed. This authorized exploration activities needed to prove the mineral resource, condemn the heap sites and support infrastructure, and obtain environmental baseline data to support the permitting packages. A second stage of exploration drilling was submitted in December 2004, and approval is expected in mid-May 2005. A Plan of Operations for the mine reopening and expansion was submitted in August 2004 to the US Forest Service and Nevada State agencies. A Water Pollution Control Permit application for the reopening and expansion of the mine was submitted to the Nevada Bureau of Mining Regulation and Reclamation in January 2005. Future exploration activities and mine expansion initiatives will be included in applications for subsequent approvals on a case-by-case and as-needed basis.


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18.1.1.1 ENVIRONMENTAL INVENTORIES

There are certain environmental evaluations that routinely must be completed in order to provide the information against which project impacts are measured. Both the US Forest Service (USFS) and the Nevada Bureau of Mining Regulation and Reclamation (BMRR) have requirements to profile existing conditions and to evaluate what effects will result from implementing the project plans on those mineral resources. Given the historic mining use of the land and consequently the potential for existing contamination at the site, it is important to make sure that the baseline data delineate the current site conditions, especially in the area of the leach heaps, in order to clearly document the background conditions against which the Company's activities can be measured.

Background information on geology, air quality, soils, biology, water resources, social and economic conditions, and cultural resources are currently being assembled. Some of this information is available in historical project records on file with both BMRR and USFS. However, having reviewed the quality of information contained in the BMRR files, it is apparent that additional information must be generated in order to support approvable decision packages submitted to the agencies. The following investigations and data collection programs have been determined to be appropriate:

     GEOLOGY

Waste characterization work must be initiated to profile the behavior of mining and processing materials and wastes in the environment. Characterization of spent heap residue was accomplished by taking splits from other testing programs for proving ore reserves and or metallurgical processes. These samples were tested for acid-base accounting and leachability using testing procedures that are appropriate for the local geo-environmental model. Samples of vadose zone soils and alluvial materials in the vicinity of the historic leach pads were collected and analyzed for residual metal content to assess the existence of remnant contamination in the soils from past mining and processing operations. Results have been analyzed, interpreted and submitted to State and Federal Regulatory agencies accompanying the important initial permit applications and Plan of Operations.

Additional samples from the East Ridge and Northeast Ridge pits will be collected for characterization purposes as part of the exploration program that will proceed in May and June 2005. These samples will supplement the characterization information already on file with the State and Federal agencies, and will be filed as an addendum to the Water Pollution Control Permit application.

     AIR QUALITY

Existing data will be reviewed and monitoring of the meteorologic conditions established to complement the programs established by Echo Bay and others. This will include a map of the current sources of air pollution and/or dust creation in order to predict emissions from point and non-point sources using Nevada Division of Environmental Protection methodology.

     SOILS

The Borealis site is an historically disturbed area that has been reclaimed using conventional reclamation techniques. Soil veneers have been placed over the historic residues to provide a plant growth media. A limited agronomic characterization profile was completed to assess the nutrient and fertilizer capability of the local soils. These soils were amended during the reclamation process to enhance revegetation success. The USFS has fully released the reclamation surety as a result of the past reclamation program, demonstrating that the local soils are suitable medium for successful reclamation.

     BIOLOGY

The seed mixes used in the Borealis reclamation activities included native and non-native species.

Suitable habitat exists at the site for several protected plant species and one species is known to exist in the vicinity of mine. While this species was not among the species planted as part of past reclamation efforts, a biological inventory was completed in May and June 2004 to: 1) identify if any of the protected plants have invaded the reclaimed area; and 2) assess the revegetation program performance relative to soil amendments, preparation


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

techniques and seed mixes relative to the existing ground cover and diversity success. Results of this biological inventory were submitted to the State and Federal agencies in October 2004.

Evidence on site suggests that a few terrestrial wildlife and domestic species use the project area from time to time, but the area does not appear to be heavily used. As part of the May/June 2004 biological inventory, a cursory wildlife habitat assessment was also performed to complement the existing information for the project. The results were submitted to State and Federal regulatory agencies in October 2004.

     WATER RESOURCES

Surface drainages are ephemeral and groundwater in the project vicinity is complex. It appears that the regional groundwater table may be as much as 1,000 ft below surface. Locally, in the vicinity of the leach pad, the alluvial water table appears to be between 50 and 250 feet below ground surface and generally sloping with surface topography. In the mineralized zone, groundwater systems are localized and structurally confined. Very little background information on surface water and groundwater characteristics exist in the BMRR files.

Local geologic conditions can profoundly affect the quality and quantity of surface water and groundwater. Work by HydroSearch suggests that an aquitard (an impermeable layer) exists between 35 and 50 ft below the surface; well above the groundwater table. This suggests that an adequate groundwater investigation may require only a few monitoring bores complemented with the results from exploration and condemnation drilling in the project area to define a preferential pathway for site monitoring.

     WATER RIGHTS

The Project will involve significant water demand in an arid region where the water basin has been over-appropriated and for which project water rights have been withdrawn. Successful mining and processing will require careful control of project water and efficient reclamation of project solutions back into the leaching process. The baseline studies must accurately profile the quantity and flow characteristics of surface waters in order to allow for the effective design of water management and diversion structures. Water rights have been granted by the Nevada Division of Water Resources that is sufficient to conduct planned operations. A wellfield to perfect this water supply has not yet been tested or developed. Additional water rights from a proven water source are currently being transferred to Gryphon Gold by the State Division of Water Resources. This right will allow production of water at a significant flow rate to provide operations redundancy in the process water system.

     SOCIAL AND ECONOMIC CONDITIONS

The social and economic conditions and impacts will be assessed relative to project demands. Gryphon Gold representatives have met with the Mineral County Economic Development Authority, which is very supportive of the project for the economic development the project will bring to the County.

     CULTURAL RESOURCES

The mine area was surveyed for cultural and historic resources in the early 1980s, but due to improving technologies associated with contemporary archaeological surveys, the area will be re-surveyed in June 2005 to finalize the outstanding archaeological issues. Development of initial mining operations has a requirement to keep all new project components within the historic project footprint. As such, there is minimal potential for impact to historic and prehistoric cultural resources that may be located in the district.

18.1.1.2 PERMITTING REQUIREMENTS

     USFS REQUIREMENTS

The Bridgeport Ranger District of the US Forest Service will be the lead agency regulating mining and reclamation activities at Borealis. The permitting process with the USFS consists of filing a Plan of Operations (POO) pursuant to the requirements of 36 CFR Part 228, Subpart A. POO #02-04-08 was filed in August 2004 describing the project plans in a step-by-step process. The plan describes the development of the deposits listed above in the introduction of Section 18.1, and recognizes and anticipates the effects of market impacts such as reductions or increases in gold


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

price, and describes the measures that will be taken to adjust for these changing conditions. The emphasis of the POO is on defining the spatial and temporal aspects, as they will affect the land that is managed by the agency. The POO describes the plans to reclaim the site, and includes an estimate of the cost to accomplish that reclamation. This cost estimate is the first step toward establishing the reclamation surety for the site.

The National Environmental Policy Act (NEPA) requires that any decision made by a federal agency must consider the environmental effects of that decision. The USFS will decide whether or not there is a decision to be made, and whether that decision is significant or not. If there is no decision to be made, as in the instance of Categorical Exclusions (CE), the project can proceed with notification only. CE's are allowed when surface disturbances are limited to less than one mile of new road building. If a decision must be made, an environmental impact evaluation is completed and from that analysis, a determination of whether the environmental impact is significant or not. If the determination is a "finding of no significant impact" (FONSI), then the agency is authorized to approve the plan based on the Environmental Assessment (EA) findings. If the decision is that the impacts are in fact significant, then an Environmental Impact Statement (EIS) is required to arrive at the final decision.

Approvals of Gryphon Gold Corporation's site exploration activities to date were authorized under a CE.

All of the previous mining at the Borealis site has been authorized by EA by the Bridgeport Ranger District. The August 2004 POO for mine reopening will limit mining activities to the same footprint as was authorized by previous EA actions. The Bridgeport Ranger District has indicated its expectation that POO #02-04-08 will likely be subject to the EA process by letter dated September 29, 2004. However, if there is a concern that there is a potential for litigation, the process can be elevated to the EIS process.

While the environmental documentation for an EA and an EIS are much the same, the administrative process for disclosure and approval is different. The District Ranger makes the FONSI on the EA based on a determination that all of the project impacts can be adequately mitigated. The EIS process accepts that the project is significant, and elevates the decision to national public notification through publication in the Federal Register. There is a significantly increased time period for review and public comment for an EIS versus an EA.

At the completion of the NEPA process and decision, the reclamation surety must be posted with the USFS prior to any surface disturbance on site. The reclamation cost estimate provided in the POO will be reviewed and refined by the agency and an acceptable amount agreed upon among the USFS, BMRR and the Company. Existing bond posted for exploration activities at the site is underwritten by AGI. Borealis Mining Company will likely engage AGI for the mine operation and reclamation surety as well.

     NEVADA DIVISION OF WATER RESOURCES REQUIREMENTS

The Nevada Division of Water Resources (NDWR) is the responsible agency for granting water rights permits. There are two basins from which water rights could be appropriated, Basin 109, the East Water and Basin 111A, the Alkaline Valley Northern Part. Basin 109, located in Section 17, was the water supply for the mining reclamation activities at Borealis during the 1980's and early 1990's. It has 5500 acre-ft of water, of which approximately 25,000 acre-ft. have been appropriated. Although Basin 109 appears to be over allocated, many of these rights go unused, so it may be possible to transfer existing appropriations to the project if necessary. Basin 111A, located south of the property boundary, has approximately 300 acre-ft of water of which none has been appropriated. Gryphon Gold through its wholly owned subsidiary Borealis Mining Company holds the only water right in this undeveloped basin.

Based on conversations with NDWR, multiple permits can be filed at the same time so that if new water rights cannot be granted, transferred water rights could still be an option. As there are no water rights filings in Basin 111A, the NDWR has granted water rights to Gryphon Gold Corporation in excess of what is required for mining operations. A negotiation for a second set of water rights in Basin 109 is nearing completion. Granting of the second water right will allow for sufficient capacity to allow for a backup source and capacity for expansion if required.

     NDEP BUREAU OF MINING REGULATION AND RECLAMATION REQUIREMENTS

The Nevada Division of Environmental Protection, Bureau of Mining Regulation and Reclamation (BMRR) regulates mining activities within the state. Within BMRR, there are three programs that are administered: water


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pollution control, reclamation and closure. The previous closure of the Borealis mine was subject to the closure branch of BMRR. Active mining operations will not involve the closure branch.

The Nevada Administrative Code (NAC) Chapter 445A is devoted to water pollution control programs and addresses permitting requirements and minimum design criteria for mining project components that have the potential to impact the "waters of the state." This chapter describes the permitting process requirements, as well as gives specific language on the design, operation and closure of leach Heaps, ponds, tailings impoundments, and other process components typically used at Nevada mining operations.

The leach heap and process solution ponds are presented in the water pollution control permit application that was filed in January 2004 under the provisions of NAC 445A. The permit package includes the engineering design report for the heap and ponds, certified by a Nevada Registered Professional Engineer. In addition to the engineering report, operating plans describing the mineral processing circuit, fluid management plan, monitoring plans, emergency response plan, temporary closure plan and tentative permanent closure plan were presented. The Water Pollution Control Permit is expected to be issued before the end of 2005 and such permits are issued on five year, renewable terms.

BMRR also administers and enforces the requirements of NAC Chapter 519A, which addresses reclamation of land subject to mining or exploration projects. This chapter describes the permitting process, reclamation plan content, surety requirements, fluid management funds, and enforcement provisions. Because of the similarities between the USFS and BMRR requirements for reclamation and surety, the agencies have executed a Memorandum of Understanding allowing for the agencies to cooperate rather than duplicate efforts. BMRR will defer to the USFS to hold the surety and act as the lead in land management decisions. Borealis Mining Company currently has a reclamation surety posted with the USFS through AGI for exploration activities. However, having a federal agency as the lead does not release an operator of its obligation to obtain a permit and meet the reclamation requirements of the BMRR.

A Reclamation Plan that contains the identical information as was contained in the USFS POO was submitted to the BMRR in August 2004. The Reclamation Plan is currently under review and a decision may be received by the end of 2005.

The reclamation permit will become effective upon notification from the USFS that adequate surety has been posted.

     NEVADA DIVISION OF ENVIRONMENTAL PROTECTION - BUREAU OF AIR QUALITY REQUIREMENTS

Prior to construction activities, an air quality permit will be necessary. The Nevada Bureau of Air Quality (BAQ) regulations state that a process flow diagram must be generated to communicate the technical aspects of the process/activity and determine which class of permit will be required. The process flow diagram must include all pieces of equipment, equipment emission release points and provide a descriptive process narrative. In addition the diagram should identify each emission unit and specify all throughput rates, heat input rates, fuel usage rates and specify if emission controls are employed.

The likely regulated pollutants that would fall under the air quality permit will be total particulate matter and particulates as PM(10) from surface area disturbance, and carbon monoxide and poly aromatic hydrocarbons (PAH's) from trucks and stationary equipment. Typically, carbon regeneration system stacks, refining furnaces and boilers or furnaces for heat will also constitute point source discharges under the air quality permit. In addition, if power is generated both carbon monoxide and PAH's could be major sources of regulated air pollutants.

The state of Nevada has three classes of air quality permits. A Class 1 permit is for facilities that emit more than 100 tons per year of any regulated pollutant or emit less than one-half ton per year of lead. A Class 1 permit is also required if the operations/facility would emit more than 10 tons per year of any one hazardous air pollutant (HAP) or is a prevention of significant deterioration (PSD) source or major maximum achievable control technology (MACT) source.

A Class 2 permit is required for facilities that emit less than 100 tons per year for any one regulated pollutant and emit less than 25 tons per year total HAP, and emit less than 10 tons per year of any one HAP. A Class 3 permit is necessary for facilities that emit 5 tons per year or less in total of regulated air pollutants and emit less than one-half


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ton of lead per year, and must not have any emission units subject to Federal
Emission Standards (e.g. PSD or MACT, etc).

If on site generators are to be used, it is likely that a Class 1 permit may be necessary. In order to keep the permitting requirements to Class 2 levels, it will be more desirable to connect to the nearby power grid used historically by Borealis to supply the operational power source.

In addition, a surface area disturbance (SAD) permit will be required for all construction activities over 5 acres. A SAD permit requires that a dust control plan be included in the permitting documentation. For a Class 2 permit, the SAD would be inclusive in the permit application. If a Class 1 permit is necessary and construction activities are desired to commence prior to the issuance of the overall operational permit, a SAD permit would be necessary for the construction activity.

The time necessary for a Class 2 and SAD permit is 10 business days for technical completeness plus 60 calendar days to issue or deny the permit. However, if all of the documents are acceptable to the authorizing personnel, the permitting time can be reduced. We have assumed that the local power supply can be utilized for the project. If on-site power generation is necessary, a Class 1 permit process will take a minimum of 14 months.

18.2 OTHER INFORMATION

The authors of this report are not aware of any other relevant data and information for the current technical report on the resources of the Borealis Gold Project that have not been discussed in this report.


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                       19.0 INTERPRETATION AND CONCLUSIONS

19.1 GEOLOGY

The Borealis high-sulfidation system is one of the largest areas of epithermal alteration and mineralization in the state of Nevada, estimated at more than 20 square miles. Gold deposits occur in hydrothermal breccias and replacements within thick sequences of Miocene andesite flows, lahars, and breccias. More than half of the district is covered by variable thickness of alluvial gravel in a pediment environment. At depth, gold is closely associated with pyrite and minor marcasite in hydrothermal breccias, but near-surface deposits are oxidized ranging up to 500 feet deep. Mineralization is commonly characterized by subhorizontal low-grade gold aureoles within volcanic units surrounding steeply dipping high-grade zones following structures. These deposits occur primarily in northeast-trending zones of silicification in the mined portion of the district. Structures in the district are dominantly northeast-striking normal faults with locally steep northwest dips, and generally west-northwest-striking range-front faults with steep southerly dips. Both structural sets control gold mineralization in different parts of the district.

19.2 GEOPHYSICS

Projections of known alteration and mineralization beneath covered areas are complemented by geophysics to define and prioritize targets. Resistivity highs were used successfully in the early exploration of the district to track favorable trends of extensive silicification and will be used in the current program in searching for extensions of deposits along known trends. Geophysical data found to be most useful for defining pediment exploration targets are induced polarization (IP), aeromagnetics, and, to a lesser degree, resistivity. In particular, aeromagnetic (lows) and IP (chargeability highs) data identify the most favorable covered targets and help site drill holes, especially where magnetics and IP show coincident anomalies.

19.3 GOLD DEPOSITS

Using the geologic model of flat-lying lower-grade surrounding steeply dipping higher-grade deposits, with variations to either end member, allows a flexible interpretation to be applied to any of the mineralized areas. Some flat-lying deposits may have several layers such as the three separate stacked layers at different elevations clearly identified in the Borealis deposit. An example of a large flat low-grade zone surrounding a narrow steep high-grade zone is clearly shown in the Graben deposit. Also, there is evidence in several deposits that more than one high-grade feeder structure may be present.

The most effective method of identifying and illustrating the configuration of low-grade and high-grade zones is by grade boundary contouring. Using this method the project geologist interprets the shape of the gold deposit by connecting zones of similar grades from hole to hole with contours of two or more grade levels, and this results in the identification of the possible controls of mineralization. This information can then be applied to the search for extensions of mineralized zones, and the model of grade contours can be used to help guide and control mineral resource estimation

19.4 MINERAL RESOURCES

Models were interpreted for the overburden (alluvium + Coal Valley Formation), the depth of oxidation, the depth of mixed oxides plus sulfide, and an alluvial gold deposit previously unrecognized. Grade zones constructed with a better understanding of the geologic conditions were used to allow better conformation of the mineral resource models to the geology.

19.5 MINING

The Borealis property hosts multiple types of gold deposits which provide several mine development options, or sequences of options (Behre Dolbear, 2004). This situation allows Gryphon Gold increased business flexibility and reduced risks. A staged sequence of mine development warrants further consideration and analysis. Conceptually, development of the near surface, heap leachable oxide resource offers an option for a relatively low initial capital cost, early stage mining operation; followed by a systematic mine expansion and increase of gold production by including additional oxide and/or sulfide deposits in the operation.


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Additional information is required to optimize the most cost effective progression of the Project towards becoming a viable mining operation. Recommendations of work required are detailed in Section 20.0 Recommendations.

19.6 DISTRICT EXPLORATION

A wealth of exploration data exists in the files of the Borealis Project. All of this data has been digitized and the 150,000 pages of data, which is largely exploration information, have been entered into a digital database making it easily accessible. The district has been mapped geologically on several scales and an excellent map exists at a scale of 1 inch = 1000 feet. Many thousands of rock chip and soil samples have been taken of surface materials and analyzed for multiple trace elements developing multiple geochemical anomalies that are clearly shown on maps. The district has been flown with a helicopter survey for magnetics, resistivity, and VLF, and many other local geophysical surveys have been conducted over selected potions of the property. All of this data is excellent in quality and provides adequate coverage of the district for geological, geochemical and geopyhysical information. Using this cumulative data, over 2300 drill holes have tested many of the anomalies; approximately 500 of these holes have been used for testing targets in the district outside of the main Borealis area. However most of the 500 holes were concentrated in the delineation of the Cerro Duro, Jaimes Ridge, and Purdy Peak deposits. Some of the drill-hole logs have been hastily prepared or logged by inexperienced geologists, so the logs sometimes have inadequate information. Where drill samples are available, re-logging is necessary.

Discovery potential in the Borealis district includes oxidized gold mineralization adjacent to existing pits, new oxide gold deposits at shallow depth, gold associated with sulfide minerals below and adjacent to the existing pits, deeper gold-bearing sulfide mineralization elsewhere on the property. Expansion of gold mineralization adjacent to existing pits provides the best potential for rapid development of additional mineral resources. Projection of known mineralized structures and trends into covered areas provides the best potential for discovery of new deposits, including both near-surface oxide and deeper sulfide systems.

Because more than half of the district is covered by alluvium and this pediment area has very few drill holes in it, geophysics along with projection of known mineralization will be used to identify and locate specific drill targets. Most of the strongest aeromagnetic lows, where coincident with induced polarization
(IP) highs, identify specific drill targets beneath the pediment, and only one of these has ever been tested by drilling - Freedom Flats. The aeromagnetic lows with IP highs along known mineral trends represent excellent exploration targets within a significant mineralized district. Additional IP and possibly ground magnetic surveys will be needed to refine specific drill-site locations in testing these targets.

The geology of the Borealis district has many of the characteristics of districts where multiple gold deposits have been, and are being, discovered. A good analogy is the Yanacocha district in Peru, where the combination of lithology and structure provided the sites for numerous large high-sulfidation gold deposits. Using that analogy and the similarities in geology, it is likely that several more high-value gold deposits await to be discovered in the Borealis district


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                              20.0 RECOMMENDATIONS

The Borealis property hosts multiple types of gold deposits which provide several mine development options, or sequences of options. This situation allows Gryphon Gold increased business flexibility and reduced risks. Additional information is required to optimize the cost effective progression of the Project towards becoming a viable mining operation.

As a result of this updated mineral resource estimation and further analysis of the multifaceted set of technical attributes of the Borealis district, a number of issues have been identified. The following recommendations are made with the objective to answer the most critical questions first and further advance Borealis towards possible mine production as warranted by the prevailing business climate. Included recommendations are as follows:

     1. DATABASE ENHANCEMENT. Continuation of the compilation and enhancement of the geologic database in the area of known deposits plus additional re-logging of remaining old drill cuttings and core samples are recommended to better establish the geologic and grade zoning boundaries.

     2. FURTHER RESOURCE EXPANSION AND DEFINITION. A drilling program is recommended to expand the mineral resource base, to advance the mineral resources into higher categories, and to provide the necessary detail required for engineering and mine planning. Drilling programs adjacent to, between, and beneath the existing pits are expected to expand the known oxide gold deposits and will support final mine design. Drilling along the known trends aided by geophysical surveys could result in new oxide deposits being found, especially in shallow covered areas. An initial focus on oxide deposits should be made within the permitted exploration area and should benefit the project in the short-term more than finding additional sulfide mineral resources.

     3. METALLURGICAL TESTING. A systematic metallurgical testing program is recommended on the gold-bearing samples collected from planned drilling. Bottle roll tests and column leach tests should be conducted to determine the leachability of the potentially surface mineable mineral resources added to the mineral inventory. Comprehensive sampling and testing should be implemented to properly characterize the sulfide materials which may be encountered during drilling. Metallurgical testing of the sulfide and mixed oxide/sulfide materials should include flotation testing and pre-oxidation test work. The flotation test work should investigate two options. The first should be to produce the maximum recovery for feed to an oxidation and leaching circuit. The second should be to produce a shippable, saleable concentrate. Additional test work should focus on a) optimizing metal recovery and concentrate grade, b) minimizing final concentrate weight, and c) defining a cost effective process to oxidize sulfide flotation concentrates or whole ore.

     4. ACQUISITION OF OPERATING PERMITS. Continuation of the permitting program is recommended to allow for timely mine development if warranted. The program should continue to define and alleviate potential environmental related issues and concerns and ensure that the oxidized gold mineral resources can be mined efficiently by open pit and leached in heaps.

     5. FEASIBILITY STUDY. Upon completion of the drilling and metallurgical testwork programs, a new mineral resource model, mineable reserve estimate, and a full feasibility study are recommended in preparation for mine development. The feasibility study should integrate all newly generated information including, but not limited to, such items as operating permit constraints if any, deposit geometry, waste characterization, infrastructure requirements and resource (manpower, equipment, consumable supplies, etc.) availability.

     6. GEOPHYSICAL SURVEYS. In preparation for an expanded exploration program within the disturbed area where exploration permits have been granted, additional geophysical surveys are recommended to confirm drill targets and to identify and locate new targets. Geophysical surveys should be conducted over two basin-type areas: the one south of Freedom Flats-Borealis-Deep Ore Flats (including Opal Hill), and the one north of Borealis-Crocodile Ridge-East Ridge. Both areas are in topographic lows and have good potential for oxidized gold systems under shallow cover. In addition with an indication that the North Graben target may have bedrock under shallow cover (200-300 ft), a program of ground magnetics and ground IP should be considered to better define the target area. If North Graben is under shallow cover and


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          bedrock is topographically higher than previously anticipated, then oxidation may be deeper and there is a chance for a potentially large, open-pitable oxide deposit. Where geologic and geophysical indications are favorable, drilling of the targets should begin as soon as possible.

     7. DISTRICT SCALE EXPLORATION. An additional expanded exploration program outside of the permitted area and throughout the district is recommended following, or concurrent with, the exploration within the permitted area. Both oxide and sulfide deposits are anticipated to be found. A program of ground magnetics and ground IP should be considered to better define the Sunset Wash and Lucky Boy targets and then drilling should begin as soon as possible. Gradient IP surveys should be conducted elsewhere in the district where other aeromagnetic anomalies are found in pediment areas without any supporting IP data.

     8. DISTRICT RECONNAISSANCE AND DATA COMPILATION. At this point the numerous other exploration targets in the district seem to have lesser priorities than those outlined above. Typically in any large district, such as Borealis, a large discovery is made in areas that were not obviously high priority targets. Therefore, an initial program of data compilation, drill chip re-logging, field examinations, geochemistry, follow-up geophysics, and drill planning should be undertaken for each of these lower priority exploration targets. This work should be brought to the drill plan stage so that initial drilling can be undertaken as time and money are available.


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                                 21.0 REFERENCES

Behre, Dolbear & Company, Inc., 2004, The Borealis Gold Project, Nevada: A Preliminary Scoping Study of Project Development. Unpublished report for Gryphon Gold Corp., June 7, 2004, 108 pages.

Benedict, Honathan F., and Lloyd, Alan, K., 1998, 1998 Drilling Report and Recommendations. Cambior Exploration (USA), Inc. Unpublished Report. July 26, 1998, 14 pages.

Bloomstein, E. I., 1992, April 1992 Monthly Report Quartz-Pyrite Alteration Graben area, Borealis Project. Santa Fe Pacific Mining, Inc. Internal Correspondence, May 13, 1992, 24 pages.

Buchanan, L. J., 1981, Precious metal deposits associated with volcanic environments in the Southwest, In Dickinson, W. R., and Payne, W. D., eds., Relations of tectonics to ore deposits in the southern Cordillera: Tucson, Arizona Geological Society Digest XIV, p. 237-262.

Chemex, November 1986, Report on Fire Assay and Cyanide Leach Results Reported to Tenneco, Hawthorne, During the 1986 Season; 5 pages.

Corbett, Jack D., 2000, Geophysical Data Review, Borealis Project for Golden Phoenix Minerals Inc. May 2000. 46 pages.

Echo Bay Mines, August 1986, Monthly Report (by Tony Eng); 6 pages.

Eng, T., 1990, Geology and Mineralization of the Freedom Flats Gold Deposit, Borealis Mine, Mineral County, Nevada; Echo Bay Mines report, 39 pages.

Eng, T., 1991, Geology and Mineralization of the Freedom Flats Gold Deposit, Borealis Mine, Mineral County, Nevada: in Raines, G.L., et al, editors, Geology and ore deposits of the Great Basin: symposium proceedings, Geological Society of Nevada, Reno, vol. 2, p. 995-1019.

Golden Phoenix Minerals, Inc. 2000, Borealis Gold Project Descriptions: Golden Phoenix Minerals, Inc. public report, 6 pages.

Golden Phoenix Minerals, Inc., 2004, 2003 Annual Report. May 2004.

Hoegberg, Harold, 2000, Tonnage Factor Determinations, Borealis Deposit, Mineral County, Nevada: May 6, 2000, unpublished report, 9 pages.

Honea, Russell M., 1988. Mineralogy of Metallurgical Test Samples. Non published report to Echo Bay Mines Ltd. April 1988

Honea, Russell M., 1993. Polished Section Examination. Non published report to Santa Fe Pacific Mining. August 1993.

Ivosevic, S.W., April 1979, 1978 Progress Report on Borealis Au Project, Ramona District, Mineral County, Nevada; Houston International Minerals Co. report, 86 pages.

JBR Environmental Consultants, 2004. Vegetation Survey Report Borealis Mine Site. Complete for Gryphon Gold Corporation. August 26, 2004; 22 pages.

John T. Boyd Co., January 1981, Reserve Study and Mining Plan, Borealis Project, Mineral County, Nevada; 103 pages.

Kirkham, R. A., 1987, Graben Extension-1987 Exploration Program, Final Report:
Echo Bay Mines unpublished report and appendices, 7 p.

Knight Piesold Consulting, June 2003, Borealis Project Engineering and Environmental Evaluation and Pre-


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May 23, 2005

Feasibility Cost Estimates, Report of Findings; 43 pages.

Kortemeier, C. P., 1993, Monthly Activity Reports (Borealis): various Santa Fe Pacific Mining Inc. unpublished monthly reports.

Santa Fe Pacific Mining, July 1994, Monthly Activity Report; 5 pages.

Silberman, M.L. and Chesterman, C. W., 1991. A Description of the Bodie Hills and Bodie Mining District, Mono County, California with annotated road log from Bridgeport to Bodie. In:R. H. Buffa and A. R. Coyner (Editors), Geology and Ore Deposits of the Great Basin, Field Trip Guidebook Compendium. Vol. 2, pp. 601 - 618.

Strachan, D.G., 1981, Ore Mineralogy at Borealis. Non published internal report, Houston Oil and Minerals. Oct 1981.

Strachan, D.G., 1985, Geologic Discussion of the Borealis Gold Deposit, Mineral County, Nevada: U.S. Geological Survey Bull. 1646, p 89-94.

Strachan, D.G., 1992, Some Observations Concerning Economic Geology and Past Exploration Activity in the Borealis Gold Mining District, Mineral County,
Nevada: private report for Santa Fe Pacific Mining Inc., 21 pages.

Vanderburg, 1937, Reconnaissance of mining districts in Mineral County, Nevada:
U. S. Bur. Mines Info. Circular 6941, 79 p.

Washington Group International, Inc. 2003, Review of the Metallurgy of the Borealis Mine: unpublished report to Gryphon Gold Corporation, June 2003, 25 pages.

Whitney, J.W., 1996, Recap of Borealis Mining History, Recoveries, and Remaining Potential Resources: letter to John D. Welsh, J.D. Welsh & Associates, 3 pages.

Whitney & Whitney, Inc., 1999, Borealis Project, Target Zone Definition: memorandum to Michael Fitzsimonds, Golden Phoenix Minerals, Inc., 7 pages.

Whitney, J.W, 2004, Borealis Project, Large Gold Resource Target: memorandum to Gryphon Gold Corp., 3 pages.


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

                                    22.0 DATE

This report titled "Technical Report on the Mineral Resources of the Borealis Gold Project" and dated May 23, 2005 was prepared by and signed by the author:
The effective date of the mineral resource estimate is May 23, 2005.

                                               Digitally signed by Alan C. Noble
                                               PE
                                               DN: cn=Alan C. Noble PE, c=US,
                                        (SEAL) o=Ore Reserves Engineering
                                               Location: Lakewood, Colorado
                                               Date: 2005.08.04 17:40:23 -06'00'


                                        /s/ Alan C. Noble
                                        ---------------------------------------
Dated at Lakewood, Colorado, USA        Alan C. Noble, P.E.
May 23, 2005                            Ore Reserves Engineering


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

                           23.0 CERTIFICATE OF AUTHORS


(ORE LOGO) ORE RESERVES ENGINEERING                                     page 103
May 23, 2005

                                  ALAN C. NOBLE
                            Ore Reserves Engineering
                            Lakewood, Colorado 80215
                                       USA
                             Telephone: 303-237-8271
                                Fax: 303-237-4533
                    Email: anoble@OreReservesEngineering.com

                              CERTIFICATE OF AUTHOR

I, Alan C. Noble, P.E. do hereby certify that:

1.   I am a self employed Mining Engineer doing business as:
     Ore Reserves Engineering
     12254 Applewood Knolls Drive
     Lakewood, Colorado 80215
     USA

2. I graduated from the Colorado School of Mines, Golden, Colorado with a Bachelor of Science Mining Engineering in 1970.

3. I am a Registered Professional Engineer in the State of Colorado, USA, PE 26122. In addition, I am a Member of the Society of Mining, Metallurgy, and Exploration (SME).

4. I have practiced my profession as a mining engineer continuously since graduation for a total of 35 years.

5. I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI 43-101") and certify that by reason of my education, registration of a professional engineer, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.

6. I am responsible for the overall content of this technical report and have prepared the mineral resource estimate in Section 17 of the report titled "Technical Report on the Mineral Resources of the Borealis Gold Project" and dated 23 May 2005 ("the Technical Report") relating to the Borealis Gold property. I visited the Borealis Project site on 12 May 2005 and the Borealis Project sample storage facility on February 24, 2005 for a period of one day for each visit.

7. I have had prior involvement with the property that is the subject of the Technical Report. The nature of my prior involvement is preparation of conceptual mine plans for the plan of operation during June to July 2005.

8. I am not aware of any material fact or material change with respect to the subject matter of this Technical Report that is not reflected in this Technical Report, the omission to disclose which makes the Technical Report misleading.

9. I am independent of the issuer applying all of the tests of section 1.5 of National Instrument 43-101.

10. I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in


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

     compliance with that instrument and that form.

11. I consent to the filing of the Technical Report with stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Dated this 23rd Day of May, 2005

       Digitally signed by Alan C. Noble PE
       DN: cn=Alan C. Noble PE, c=US,
(SEAL) o=Ore Reserves Engineering
       Location: Lakewood, Colorado
       Date: 2005.08.04 17:41:11 -06'00'


/s/ Alan C. Noble
-------------------------------------
signed, Alan C. Noble, PE 26122.


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

                             BARBARA A. FILAS, P.E.
                             Knight Piesold and Co.
                             Denver, Colorado 80265
                                       USA
                             Telephone: 303-629-8788
                                Fax: 303-629-8789
                         Email: bfilas@knightpiesold.com

                              CERTIFICATE OF AUTHOR

I, Barbara A. Filas, P.E. do hereby certify that:

1.   I am a Principal Mining/Environmental Engineer employed by:
     Knight Piesold and Co.
     1050 Seventeenth Street, Suite 450
     Denver, Colorado 80265
     USA

2. I graduated from the University of Arizona in Tucson, Arizona with a Bachelor of Science Degree in Mining Engineering in 1978.

3. I am a Licensed Professional Engineer in the State of Colorado, USA, PE 25261. In addition, I am a Member of the Society of Mining, Metallurgy, and Exploration (SME) and a member of the Mining and Metallurgical Society of America (MMSA).

4. I have practiced my profession as a mining engineer and environmental engineer to mining applications continuously since graduation for a total of 27 years.

5. I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI 43-101") and certify that by reason of my education, registration of a professional engineer, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.

6. I am responsible for developing the environmental inventories, permitting strategies and permit documentation for the project. I have prepared the environmental and permitting synopsis presented in Section 18 of the report titled Technical Report on the Mineral Resources of the Borealis Gold Project" and dated 23 May 2005 ("the Technical Report") relating to the Borealis Gold property. I have visited the Borealis Project site on several occasions since May 2003.

7. I have had prior involvement with the property that is the part of the Technical Report. The nature of my prior involvement included the environmental due diligence on behalf of Gryphon Gold Corporation accomplished in May and June 2003. I was also involved with the planning, field investigation, analysis and document preparation of the Plan of Operations/Reclamation Plan submitted to the U.S. Forest Service, Bridgeport Ranger District and the Nevada Division of Environmental Protection, Bureau of Regulation and Reclamation dated August 2004 and the Water Pollution Control Permit application to the Bureau of Regulation and Reclamation dated January 2005.

8. I am not aware of any material fact or material change with respect to the subject matter of this Technical Report that is not reflected in this Technical Report, the omission to disclose which makes the Technical Report misleading.

9. I am independent of the issuer applying all of the tests of section 1.5 of National Instrument 43-101.


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

10. I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and that form.

11. I consent to the filing of the Technical Report with stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Dated this 25th Day of May, 2005


/s/ Barbara A. Filas
-----------------------------------
Signed, Barbara A. Filas, PE 25261.


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May 23, 2005

                             JAYE T. PICKARTS, P.E.
                             Knight Piesold and Co.
                             Denver, Colorado 80265
                                       USA
                             Telephone: 303-629-8788
                                Fax: 303-629-8789
                       Email: jpickarts@knightpiesold.com

                              CERTIFICATE OF AUTHOR

I, Jaye T. Pickarts, P.E. do hereby certify that:

1.   I am a Principal Metallurgical Engineer employed by:
     Knight Piesold and Co.
     1050 Seventeenth Street, Suite 450
     Denver, Colorado 80265
     USA

2. I graduated from the Montana College of Mineral Science and Technology, Butte, Montana with a Bachelor of Science Degree in Mineral Processing Engineering in 1982.

3. I am a Licensed Professional Engineer in the State of Colorado, USA, PE 37268. In addition, I am a Member of the Society of Mining, Metallurgy, and Exploration (SME) and a member of the Mining and Metallurgical Society of America (MMSA).

4. I have practiced my profession as a mineral processing/metallurgical engineer continuously since graduation for a total of 23 years.

5. I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI 43-101") and certify that by reason of my education, registration of a professional engineer, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.

6. I am responsible for preparing the 2004 metallurgical test plan for the existing heaps and dumps, reviewing the test data, and reporting and analyzing these results. I have prepared the metallurgical data in Section 16.1, 16.3, and 16.5 of the report titled Technical Report on the Mineral Resources of the Borealis Gold Project" and dated 23 May 2005 ("the Technical Report") relating to the Borealis Gold property. I visited the Borealis Project on 12 May 2004 for a period of one day.

7. I have had prior involvement with the property that is the part of the Technical Report. The nature of my prior involvement is preparation of the metallurgical testwork evaluation and conceptual processing flowsheet for the plan of operation during June to October 2004.

8. I am not aware of any material fact or material change with respect to the subject matter of this Technical Report that is not reflected in this Technical Report, the omission to disclose which makes the Technical Report misleading.

9. I am independent of the issuer applying all of the tests of section 1.5 of National Instrument 43-101.

10. I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and that form.

11. I consent to the filing of the Technical Report with stock exchange and other regulatory authority and any


(ORE LOGO) ORE RESERVES ENGINEERING                                     page 108
May 23, 2005
     publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Dated this 25th Day of May, 2005

               (SEAL)


/s/ Jaye T. Pickarts
-----------------------------------
Signed, Jaye T. Pickarts, PE 37268.


(ORE LOGO) ORE RESERVES ENGINEERING                                     page 109
May 23, 2005

                              Roger C. Steininger
                              Consulting Geologist
                               Reno, Nevada 89509
                                      USA
                            Telephone: 775-323-7775
                               Fax: 775-323-1134
                            Email: audoctor@aol.com

                             CERTIFICATE OF AUTHOR

I, Roger C. Steininger, CPG, do hereby certify that:

     1.   I am a self employed Consulting Geologist doing business as:
          Roger C. Steininger Ph. D.
          Consulting Geologist
          3401 San Mateo Ave.
          Reno, Nevada 89509
          USA

     2.   I graduated from the following universities

          Western Michigan University with a Bachelor of Science in Geology in 1964

          Brigham Young University with a Masters of Science in Geology in 1966

          Colorado State University with a Ph. D. in Earth Resources (Geology option) in 1986

     3. I am a Certified Professional Geologist with the American Institute of Professional Geologists, Certification Number 7417. In addition, I am a Member of the Society of Mining, Metallurgy, and Exploration (SME) and a Fellow of the Society of Economic Geologists (SEG).

     4. I have practices my profession as a geologist continuously since graduation from Brigham Young University for 39 years.

     5. I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI 43-101") and certifty that by reason of my education, registration as a Certified Professional Geologist, affiliation with professional associations (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI43-101.

     6. I am responsible for and prepared, or contributed to, the sections, or portions of the sections, of this report dealing with the property and deposit geology, exploration, drilling and sampling of existing heaps and dumps, sampling, interpretation and conclusions, and recommendations. The report is titled "Technical Report on the Mineral Resources of the Borealis Gold Project" dated 23 May 2005. I have visited the property on numerous occasions.

     7. My involvement with the Borealis property is to serve in a consulting capacity to Gryphon Gold assisting with understanding the geology, planning exploration, and directing drilling programs. This involvement has been from October 2003 through the present.

     8. I am not aware of any material fact or material changes with respect to the subject matter of this Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

     9.   I am not independent of the issuer applying all of the tests of section 1.5 of National Instrument 43-101 since I own Gryphon Gold stock.

     10. I have read National Instrument 43-101 and Form 43-101FI, and the Technical Report has been prepared in compliance with the instrument and that form.

     11. I consent to the filing of the Technical Report with stock exchange and other regulatory authority and publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Dated this 25th Day of May, 2005


/s/ Roger C. Steininger
-------------------------------------                    (SEAL)
Signed Roger C. Steininger, Ph.D.,
CPG 7417

Roger C. Steininger
Printed name of Qualified Person

                               24.0 ILLUSTRATIONS


(ORE LOGO) ORE RESERVES ENGINEERING                                     page 110
May 23, 2005

                                    (GRAPHIC OMITTED)

                        PLATE 1. PROPOSED PROJECT LAYOUT

                                    (GRAPHIC OMITTED)

 (Source: Land Management Services Inc, 2005 and Gryphon Gold Corporation, 2005)

                      PLATE 2. BOREALIS PROPERTY CLAIM MAP.

                                    (GRAPHIC OMITTED)

                    PLATE 3. PROCESS FLOWSHEET ALTERNATIVE A

                                    (GRAPHIC OMITTED)

                   PLATE 4. PROCESS FLOW SHEET ALTERNATIVE B.

                                    (GRAPHIC OMITTED)

                                     Plate 5
                         Contour Plot on Bench Midlines
                              Original Topography
                                Southwest Model

                                    2000 feet

                                    (GRAPHIC OMITTED)

                                     Plate 6
                         Contour Plot on Bench Midlines
                                Mined Topography
                                Southwest Model

                                    2000 feet

                                    (GRAPHIC OMITTED)

                                     Plate 7
                         Contour Plot on Bench Midlines
                               Current Topography
                                Southwest Model

                                    2000 feet

                                    (GRAPHIC OMITTED)

                                     Plate 8
                         Contour Plot on Bench Midlines
                              Original Topography
                                Northeast Model

                                    2000 feet

                                    (GRAPHIC OMITTED)

                                     Plate 9
                         Contour Plot on Bench Midlines
                                Mined Topography
                                Northeast Model

                                    2000 feet

                                    (GRAPHIC OMITTED)

                                    Plate 10
                         Contour Plot on Bench Midlines
                               Current Topography
                                Northeast Model

                                    2000 feet

                                    (GRAPHIC OMITTED)

                                    Plate 11
                         Contour Plot on Bench Midlines
                              Thickness of QAL Unit
                                Southwest Model

                                    2000 feet

                                    (GRAPHIC OMITTED)

                                    Plate 12
                         Contour Plot on Bench Midlines
                              Thickness of QAL+TCV
                                 Southwest Model

                                    2000 feet

                                    (GRAPHIC OMITTED)

                                    Plate 13
                         Contour Plot on Bench Midlines
                         Thickness of Oxidized Material
                                Southwest Model

                                    2000 feet

                                    (GRAPHIC OMITTED)

                                    Plate 14
                         Contour Plot on Bench Midlines
                    Thickness of Partially Oxidized Material
                                Southwest Model

                                    2000 feet

                                    (GRAPHIC OMITTED)

                                    Plate 15
                         Contour Plot on Bench Midlines
                               Depth of Oxidation
                                Northeast Model

                                    2000 feet

                                    (GRAPHIC OMITTED)

                                    Plate 16
                         Contour Plot on Bench Midlines
                           Depth of Partial Oxidation
                                Northeast Model

                                    2000 feet

       APPENDIX A: PHASE 1 DRILLING-SAMPLING-TESTING PROGRAM DATA SUMMARY

            TABLE A-1. SUMMARY OF BOREALIS HEAP AND DUMP DRILL HOLES
                         (all holes drilled vertically)
                      (all hole numbers have BOR prefixes)

LOCATION   HOLE   DEPTH
--------   ----   -----
Heap 1     11     60'
           13     50'
           16     75'
           17     75'

Heap 2     25     31.5'
           25A    90'
           27     90'
           30     90'

Heap 3     55     56'
           59     50'
           63     75'
           67     100'
           71     100'
           75     100'

Heap 4     105    80'
           106    80'
           107    60'
           111    40'

Heap 5     116    80'
           117    80'
           118    60'

Borealis   82     45'
Dump       83     80'
           84     92'
           85     111'
           86     101'
           92     87'
           93     89'

Freedom    50     117'
           51     73'
Flats      52     49'
Dump       200    112'

Note: each sample number consists of the drill hole and footage interval.

                                    TABLE A-2
                  SUMMARY OF FIRE ASSAY AND SHAKE TEST RESULTS

     LOCATION        SAMPLE ID   AU, OPT   AG, PPM   AU, RECOVERY %
------------------   ---------   -------   -------   --------------
         1            BOR-11       0.03       9.2         82.31
         1            BOR-13      0.023       7.2         85.37
         1            BOR-16      0.020       2.3         88.48
         1            BOR-17      0.016       1.0         79.02

         2            BOR-25      0.011       5.5         93.84
         2            BOR-27      0.008       4.1         75.85
         2            BOR-30      0.008       3.6         90.01

Freedom Flats Dump    BOR-50      0.005       0.6         78.61
Freedom Flats Dump    BOR-51      0.002      0.00         79.56
Freedom Flats Dump    BOR-52      0.001       0.1         96.39

         3            BOR-55      0.012       4.5         70.58
         3            BOR-59      0.029       8.6         27.56
         3            BOR-63      0.010       2.1         94.50
         3            BOR-67      0.005       3.7        106.22
         3            BOR-71      0.009       6.2         89.57
         3            BOR-75      0.010       3.8        101.17

   Borealis Dump      BOR-83      0.003       4.3        106.69
   Borealis Dump      BOR-84      0.003       6.9        100.65
   Borealis Dump      BOR-85      0.003      15.8        101.27
   Borealis Dump      BOR-86      0.004       7.9        116.02
   Borealis Dump      BOR-82      0.011       1.6        106.38
   Borealis Dump      BOR-92      0.010       6.0         88.88
   Borealis Dump      BOR-93      0.015       5.2         92.42

         4            BOR-105     0.006       2.7         73.44
         4            BOR-106     0.006       3.9         76.93
         4            BOR-107     0.005       1.1         120.2
         4            BOR-111     0.019       2.1         102.2

         5            BOR-116     0.004       6.5         63.55
         5            BOR-117     0.004       2.5         80.87

         5            BOR-118     0.004       3.2         62.45

                                    TABLE A-3
          SUMMARY OF METALLURGICAL RESULTS, SCOPING BOTTLE ROLL TESTS,
                               BOREALIS COMPOSITES

                                                        AU G/T ORE            AU G/T    REAGENT REQUIREMENTS,
                           FEED       AU      -----------------------------     ORE           KG/MT ORE
                  TEST    SIZE,   RECOVERY,                      CALCULATED    HEAD    -----------------------
   COMPOSITE     NUMBER     MM        %       EXTRACTED   TAIL      HEAD       ASSAY   NACN CONS.   LIME ADDED
   ---------     ------   -----   ---------   ---------   ----   ----------   ------   ----------   ----------
Heap #1 Comp A     CY-1    38.1      41.9        0.26     0.36       0.62       0.68       0.23        2.6
Heap #1 Comp A     CY-2    38.1      42.6        0.26     0.35       0.61       0.68       0.15        2.7
Heap #1 Comp A     CY-3     25       38.5        0.25     0.40       0.65       0.68       0.08        3.2
Heap #1 Comp A     CY-4     25       36.0        0.27     0.48       0.75       0.68       0.15        3.1
Heap #1 Comp A     CY-5     19       42.2        0.27     0.37       0.64       0.68       0.16        5.9
Heap #1 Comp A     CY-6     19       44.3        0.27     0.34       0.61       0.68       0.07        5.9
Heap #1 Comp A     CY-7    12.5      44.4        0.28     0.35       0.63       0.68       0.23        2.6
Heap #1 Comp A     CY-8    12.5      37.5        0.27     0.45       0.72       0.68       0.15        5.6
Heap #1 Comp A    CY-25    12.5      39.7        0.27     0.41       0.68       0.57       0.15        2.9
    Average                          40.8                            0.66       0.67
                                                          Oz/t      0.020      0.021

  BOR Heap #3      CY-9     38       54.9        0.28     0.23       0.51       0.33       0.75        4.6
  BOR Heap #3     CY-10     38       48.3        0.29     0.31       0.60       0.33       0.45        5.5
  BOR Heap #3     CY-11     25       53.3        0.24     0.21       0.45       0.33       0.38        5.4
  BOR Heap #3     CY-12     25       51.2        0.22     0.21       0.43       0.33       0.30        6.3
  BOR Heap #3     CY-13     19       53.2        0.25     0.22       0.47       0.33       0.38        6.8
  BOR Heap #3     CY-14     19       51.3        0.20     0.19       0.39       0.33       0.38        6.0
  BOR Heap #3     CY-15    12.5       50         0.17     0.17       0.34       0.33       0.45        4.8
  BOR Heap #3     CY-16    12.5      45.5        0.15     0.18       0.33       0.33       0.31        5.1
  BOR Heap #3     CY-26    12.5      50.0        0.18     0.18       0.36       0.37       0.37         5
    Average                          50.9                            0.43       0.33
                                                          Oz/t      0.013      0.010

 Borealis Dump    CY-17     38       61.9        0.26     0.16       0.42       0.39       0.10        7.9
 Borealis Dump    CY-18     38       63.4        0.26     0.15       0.41       0.39       0.29        8.1
 Borealis Dump    CY-19     25       63.6        0.28     0.16       0.44       0.39       0.28        8.5
 Borealis Dump    CY-20     25       77.3        0.58     0.17       0.75       0.39       0.28        8.6
 Borealis Dump    CY-21     19       71.4        0.25     0.10       0.35       0.39       0.25        8.1
 Borealis Dump    CY-22     19       73.2        0.30     0.11       0.41       0.39       0.17        8.1

                                    TABLE A-3
          SUMMARY OF METALLURGICAL RESULTS, SCOPING BOTTLE ROLL TESTS,
                               BOREALIS COMPOSITES

                                                        AU G/T ORE            AU G/T    REAGENT REQUIREMENTS,
                           FEED       AU      -----------------------------     ORE           KG/MT ORE
                  TEST    SIZE,   RECOVERY,                      CALCULATED    HEAD    -----------------------
   COMPOSITE     NUMBER     MM        %       EXTRACTED   TAIL      HEAD       ASSAY   NACN CONS.   LIME ADDED
   ---------     ------   -----   ---------   ---------   ----   ----------   ------   ----------   ----------

 Borealis Dump    CY-23    12.5      81.0        0.34     0.08       0.42       0.39       0.08        7.7
 Borealis Dump    CY-24    12.5      78.4        0.29     0.08       0.37       0.39       0.25        8.1
    Average                          71.3                            0.45       0.39
                                                          Oz/t      0.014      0.012

                                   TABLE A-4
                      SCREEN ANALYSIS, HEAP #1 COMPOSITE A

Head Screen Analysis, 1/2-inch Feed Size

                  WEIGHT                  ASSAY              AU DISTRIBUTION   AG DISTRIBUTION
    SIZE      --------------   ---------------------------   ---------------   ---------------
  FRACTION      %     CUM. %   AU OZ/T   AU G/T   REASSAYS      %     CUM. %     %    CUM. %
  --------    -----   ------   -------   ------   --------    -----   ------    ---   ------
  +12.5mm      15.9     15.9    0.031      1.01                28.3     28.3     NA     NA
-12.5+6.3mm    18.7     34.6    0.021      0.68     0.75       22.4     50.7     NA     NA
-6.3+4.8mm      5.3     39.9    0.022      0.71                 6.6     57.3     NA     NA
-4.8+3.4mm      5.9     45.8    0.019      0.60                 6.3     63.6     NA     NA
-3.4+1.7mm      7.6     53.4    0.019      0.60                 8.1     71.7     NA     NA
-1.7+420mm     13.1     66.5    0.017      0.55                12.7     84.4     NA     NA
-420+212mm      4.9     71.4    0.011      0.35     0.46        3.0     87.4     NA     NA
  -212mm       28.6    100.0    0.008      0.25                12.6    100.0     NA     NA
 Composite    100.0             0.018      0.57               100.0              NA

Average of two reassays

Tail Screen Analysis, Bottle Roll Residue,  1/2-inch Feed Size

                  WEIGHT                  ASSAY              AU DISTRIBUTION   AG DISTRIBUTION
    SIZE      --------------   ---------------------------   ---------------   ---------------
  FRACTION      %     CUM. %   AU OZ/T   AU G/T   REASSAYS      %     CUM. %     %    CUM. %
  --------    -----   ------   -------   ------   --------    -----   ------    ---   ------
  +12.5mm      20.3     20.3    0.014     0.45                 22.4     22.4     NA     NA
-12.5+6.3mm    18.2     38.5    0.025     0.79      0.89       35.3     57.7     NA     NA
-6.3+4.8mm      3.8     42.3    0.016     0.53                  5.0     62.7     NA     NA
-4.8+3.4mm      4.7     47.0    0.016     0.53                  6.1     68.8     NA     NA
-3.4+1.7mm      6.1     53.1    0.016     0.52                  7.8     76.6     NA     NA
-1.7+420mm      6.2     59.3    0.016     0.50                  7.6     84.2     NA     NA
-420+212mm      1.1     60.4    0.014     0.44      0.48        1.2     85.4     NA     NA
  -212mm       39.6    100.0    0.005     0.15                 14.6    100.0     NA     NA
 Composite    100.0             0.013     0.41                100.0              NA     NA

Average of two reassays

RECOVERY BY SIZE FRACTION DATA,    BOTTLE ROLL TEST,
HEAP #1 COMP A                    1/2-INCH FEED SIZE
-------------------------------   ------------------
                  WEIGHT, %          ASSAY, AU G/T     HEAP #1 COMP A
     SIZE       -------------        -------------     --------------
   FRACTION      HEAD    TAIL         HEAD   TAIL       AU RECOVERY %
   ---------    -----   -----         ----   ----      --------------
    +12.5mm      15.9    20.3         1.01   0.45            55.4
  -12.5+6.3mm    18.7    18.2         0.68   0.79            <0.1
  -6.3+4.8mm      5.3     3.8         0.71   0.53            25.4
  -4.8+3.4mm      5.9     4.7         0.60   0.53            11.7
  -3.4+1.7mm      7.6     6.1         0.60   0.52            13.3
  -1.7+420mm     13.1     6.2         0.55   0.50             9.1
  -420+212mm      4.9     1.1         0.35   0.44            <0.1
    -212mm       28.6    39.6         0.25   0.15            40.0
   Composite    100.0   100.0         0.57   0.41            28.1

                                   TABLE A-5
                          SCREEN ANALYSIS, BOR HEAP #3

HEAD SCREEN ANALYSIS, 1/2-INCH FEED SIZE

                   WEIGHT                 ASSAY             AU DISTRIBUTION   AG DISTRIBUTION
    SIZE      ---------------   -------------------------   ---------------   ---------------
  FRACTION       %     CUM. %   AU OZ/T   AU G/T   AG G/T      %     CUM. %     %    CUM. %
  --------    ------   ------   -------   ------   ------    -----   ------    ---   ------
  +12.5mm       20.1     20.1    0.007     0.24               12.9     12.9     NA     NA
-12.5+6.3mm     41.1     61.2    0.008     0.25               27.6     40.5     NA     NA
-6.3+4.8mm       7.9     69.1    0.008     0.27                5.7     46.2     NA     NA
-4.8+3.4mm       7.0     76.1    0.008     0.25                4.7     50.9     NA     NA
-3.4+1.7mm       8.3     84.4    0.010     0.31                6.9     57.8     NA     NA
-1.7+420mm       7.8     92.2    0.008     0.26                5.4     63.2     NA     NA
-420+212mm       2.5     94.7    0.010     0.32                2.2     65.4     NA     NA
  -212mm         5.3    100.0    0.076     2.43               34.6    100.0     NA     NA
 Composite     100.0             0.012     0.37              100.0              NA     NA

TAIL SCREEN ANALYSIS, BOTTLE ROLL RESIDUE, 1/2-INCH FEED SIZE

                   WEIGHT                 ASSAY             AU DISTRIBUTION   AG DISTRIBUTION
    SIZE      ---------------   -------------------------   ---------------   ---------------
  FRACTION       %     CUM. %   AU OZ/T   AU G/T   AG G/T      %     CUM. %     %    CUM. %
  --------    ------   ------   -------   ------   ------    -----   ------    ---   ------
  +12.5mm       18.5     18.5    0.006     0.19               19.6     19.6     NA     NA
-12.5+6.3mm     35.0     53.5    0.006     0.20               39.0     58.6     NA     NA
-6.3+4.8mm       6.7     60.2    0.007     0.21                7.9     66.5     NA     NA
-4.8+3.4mm       7.7     67.9    0.005     0.17                7.3     73.8     NA     NA
-3.4+1.7mm       8.9     76.8    0.006     0.18                8.9     82.7     NA     NA
-1.7+420mm       8.3     85.1    0.004     0.13                6.0     88.7     NA     NA
-420+212mm       2.1     87.2    0.003     0.11                1.3     90.0     NA     NA
  -212mm        12.8    100.0    0.004     0.14               10.0    100.0     NA     NA
 Composite     100.0             0.006     0.18              100.0              NA     NA

RECOVERY BY SIZE FRACTION DATA,    BOTTLE ROLL TEST,
BOR HEAP #3                       1/2-INCH FEED SIZE
-------------------------------   ------------------
                  WEIGHT, %          ASSAY, AU G/T      BOR HEAP #3
     SIZE       -------------        -------------     -------------
   FRACTION      HEAD    TAIL         HEAD   TAIL      AU RECOVERY %
   --------     -----   -----         ----   ----      -------------
    +12.5mm      20.1    18.5         0.24   0.19           20.8
  -12.5+6.3mm    41.1    35.0         0.25   0.20           20.0
  -6.3+4.8mm      7.9     6.7         0.27   0.21           22.2
  -4.8+3.4mm      7.0     7.7         0.25   0.17           32.0
  -3.4+1.7mm      8.3     8.9         0.31   0.18           41.9
  -1.7+420mm      7.8     8.3         0.26   0.13           50.0
  -420+212mm      2.5     2.1         0.32   0.11           65.6
    -212mm        5.3     2.1         2.43   0.14           94.2
   Composite    100.0   100.0         0.37   0.18           51.4

                       APPENDIX B: MINERAL RESOURCE MODEL
                      DETAILED STATISTICS AND GEOSTATISTICS

RUNTIME TITLE : SOUTHWEST MODEL - ALL ZONES
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

THIRD PARAMETER FOR LOG TRANSFORM = 0.000000
     MINIMUM CUT-OFF ENTERED = 0.100000
     MAXIMUM CUT-OFF ENTERED = 3000.000000

                   BLOCK COUNT                              UNTRANSFORMED STATISTICS
       ----------------------------------   --------------------------------------------------------
ROCK              BELOW    ABOVE   INSIDE                                            STD.     COEF.
TYPE   MISSING   LIMITS   LIMITS   LIMITS   MINIMUM   MAXIMUM    MEAN    VARIANCE    DEV.    OF VAR.
----   -------   ------   ------   ------   -------   -------   ------   --------   ------   -------
10        654        0       0      35155    1.6462    210.59   20.575     469.36   21.665    1.0530
11        265        0       0       2549    36.206    245.58   89.418     740.75   27.217    0.3044
12         11        0       0       1459    58.817    1882.4   339.14    108398.   329.24    0.9708
20        424       20       0       5654   0.50313    37.450   3.3962     7.6341   2.7630    0.8135
21         35        0       0       6793    3.0115    130.40   26.466     303.01   17.407    0.6577
22          0        2       0       2010    2.1693    1698.1   196.05     33561.   183.20    0.9344
30       1637        0       0      14059    1.0172    25.591   5.2901     7.0919   2.6631    0.5034
31       1829        0       0      12989   0.24792    164.89   23.282     385.73   19.640    0.8436
32        131        0       0       2058    35.997    2854.6   192.93     83820.   289.52    1.5006
40       1069        0       0       9176   0.99167    8.8656   3.1706     1.9915   1.4112    0.4451
41        350        0       0       5943    2.2458    173.15   18.711     380.71   19.512    1.0428
50        816       82       0      11166    1.7004    35.999   5.6290     25.227   5.0226    0.8923
80         56      275       0      24628   0.49583    262.18   4.4691     44.497   6.6706    1.4926
----   -------   ------   ------   ------   -------   -------   ------   --------   ------    ------
ALL      7277      379       0     133639   0.24792    2854.6   23.392     5434.2   73.717    3.1513
----   -------   ------   ------   ------   -------   -------   ------   --------   ------    ------

         LOG-TRANSFORMED STATS         LOG-DERIVED
       -------------------------   ------------------
ROCK     LOG      LOG      LOG                 COEF.
TYPE    MEAN      VAR.   STD.DEV     MEAN     OF VAR.
----   ------   ------   -------   --------   -------
10     2.5958   0.8894    0.9431    20.9147    1.1973
11     4.4516   0.0819    0.2862    89.3495    0.2921
12     5.5167   0.5506    0.7420   327.6724    0.8569
20     1.0516   0.3048    0.5521     3.3334    0.5969
21     3.0787   0.4006    0.6329    26.5499    0.7019
22     5.0026   0.4981    0.7057   190.8709    0.8035
30     1.5552   0.2140    0.4626     5.2707    0.4885
31     2.8501   0.5991    0.7740    23.3288    0.9058
32     4.8863   0.5481    0.7404   174.2267    0.8544
40     1.0629   0.1812    0.4257     3.1692    0.4458
41     2.6174   0.5477    0.7400    18.0161    0.8539
50     1.4799   0.4241    0.6512     5.4302    0.7268
80     1.2250   0.4121    0.6420     4.1833    0.7142
----   ------   ------   -------   --------   -------
ALL    2.1588   1.5001    1.2248    18.3363    1.8661
----   ------   ------   -------   --------   -------

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : SOUTHWEST MODEL - ALL ZONES
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

  LOWER                                                  CUM                CUM       CUM                 CUM
  BOUND                                                 FREQ    PERCENT     MEAN     FREQ    PERCENT      MEAN
 GREATER      UPPER                                    ------   -------   -------   ------   -------   ---------
 THAN OR      BOUND                                         (ALL VALUES LESS         (ALL VALUES GREATER ) THAN
 EQUAL TO   LESS THAN    FREQ    PERCENT      MEAN          THAN UPPER BOUND)         OR EQUAL TO  LOWER BOUND
---------   ---------   -----   --------   ---------   --------------------------   ----------------------------
   0.1000      0.1229       0     0.00        0.0000        0      0.00    0.0000   133639    100.00     23.3924
   0.1229      0.1510       0     0.00        0.0000        0      0.00    0.0000   133639    100.00     23.3924
   0.1510      0.1856       0     0.00        0.0000        0      0.00    0.0000   133639    100.00     23.3924
   0.1856      0.2281       0     0.00        0.0000        0      0.00    0.0000   133639    100.00     23.3924
   0.2281      0.2804       4     0.00        0.2479        4      0.00    0.2479   133639    100.00     23.3924
   0.2804      0.3446       0     0.00        0.0000        4      0.00    0.2479   133635    100.00     23.3931
   0.3446      0.4234       0     0.00        0.0000        4      0.00    0.2479   133635    100.00     23.3931
   0.4234      0.5204     197     0.15        0.5146      201      0.15    0.5093   133635    100.00     23.3931
   0.5204      0.6396      24     0.02        0.5815      225      0.17    0.5170   133438     99.85     23.4269
   0.6396      0.7860      39     0.03        0.7107      264      0.20    0.5456   133414     99.83     23.4310
   0.7860      0.9660      19     0.01        0.8818      283      0.21    0.5682   133375     99.80     23.4377
   0.9660      1.1872     750     0.56        1.0597     1033      0.77    0.9251   133356     99.79     23.4409
   1.1872      1.4590    1187     0.89        1.3316     2220      1.66    1.1424   132606     99.23     23.5675
   1.4590      1.7931    3258     2.44        1.6590     5478      4.10    1.4496   131419     98.34     23.7683
   1.7931      2.2036    6851     5.13        2.0532    12329      9.23    1.7851   128161     95.90     24.3303
   2.2036      2.7082   10935     8.18        2.4387    23264     17.41    2.0923   121310     90.77     25.5884
   2.7082      3.3283   11725     8.77        3.0142    34989     26.18    2.4012   110375     82.59     27.8819
   3.3283      4.0904    9223     6.90        3.6853    44212     33.08    2.6691    98650     73.82     30.8376
   4.0904      5.0270   10662     7.98        4.6147    54874     41.06    3.0471    89427     66.92     33.6379
   5.0270      6.1780    8312     6.22        5.5566    63186     47.28    3.3773    78765     58.94     37.5666
   6.1780      7.5926    8483     6.35        6.8608    71669     53.63    3.7896    70453     52.72     41.3431
   7.5926      9.3311    7606     5.69        8.4740    79275     59.32    4.2390    61970     46.37     46.0634
   9.3311     11.4677    5674     4.25       10.3424    84949     63.57    4.6467    54364     40.68     51.3224
  11.4677     14.0935    6076     4.55       12.7892    91025     68.11    5.1902    48690     36.43     56.0980
  14.0935     17.3205    6441     4.82       15.8249    97466     72.93    5.8930    42614     31.89     62.2730
  17.3205     21.2864    5598     4.19       19.1669   103064     77.12    6.6140    36173     27.07     70.5436
  21.2864     26.1605    4795     3.59       23.4058   107859     80.71    7.3605    30575     22.88     79.9502
  26.1605     32.1505    5571     4.17       29.3243   113430     84.88    8.4392    25780     19.29     90.4673
  32.1505     39.5121    3503     2.62       36.1418   116933     87.50    9.2691    20209     15.12    107.3225
  39.5121     48.5593    3823     2.86       44.2272   120756     90.36   10.3758    16706     12.50    122.2481
  48.5593     59.6781    2315     1.73       54.1688   123071     92.09   11.1996    12883      9.64    145.4006
  59.6781     73.3428    2356     1.76       65.5843   125427     93.86   12.2212    10568      7.91    165.3857
  73.3428     90.1364    1787     1.34       80.3762   127214     95.19   13.1785     8212      6.14    194.0184
  90.1364    110.7752    1939     1.45       99.3507   129153     96.64   14.4723     6425      4.81    225.6260
 110.7752    136.1397    1038     0.78      121.9589   130191     97.42   15.3292     4486      3.36    280.2064
 136.1397    167.3121     960     0.72      149.6184   131151     98.14   16.3122     3448      2.58    327.8459
 167.3121    205.6221     581     0.43      185.5312   131732     98.57   17.0585     2488      1.86    396.6153
 205.6221    252.7040     545     0.41      227.6925   132277     98.98   17.9264     1907      1.43    460.9256
 252.7040    310.5665     354     0.26      282.8541   132631     99.25   18.6335     1362      1.02    554.2531
 310.5665    381.6779     236     0.18      340.7005   132867     99.42   19.2056     1008      0.75    649.5659
 381.6779    469.0718     218     0.16      425.0461   133085     99.59   19.8703      772      0.58    743.9858
 469.0718    576.4767     167     0.12      509.0821   133252     99.71   20.4835      554      0.41    869.4892
 576.4767    708.4745     106     0.08      617.5674   133358     99.79   20.9580      387      0.29   1025.0137
 708.4745    870.6964      67     0.05      817.0356   133425     99.84   21.3578      281      0.21   1178.7123
 870.6964   1070.0626     142     0.11      982.6743   133567     99.95   22.3798      214      0.16   1291.9475
1070.0626   1315.0778       7     0.01     1218.2538   133574     99.95   22.4425       72      0.05   1901.9030
1315.0778   1616.1956      17     0.01     1550.2052   133591     99.96   22.6369       65      0.05   1975.5267
1616.1956   1986.2612      35     0.03     1855.6123   133626     99.99   23.1170       48      0.04   2126.1614
1986.2612   2441.0623       0     0.00        0.0000   133626     99.99   23.1170       13      0.01   2854.5627
2441.0623   3000.0000      13     0.01     2854.5952   133639    100.00   23.3924       13      0.01   2854.5627

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : SOUTHWEST MODEL - ALL ZONES
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND         2000      4000      6000      8000     10000     12000     14000     16000     18000     20000
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |*
    0.5204       0.6396   |
    0.6396       0.7860   |
    0.7860       0.9660   |
    0.9660       1.1872   |****
    1.1872       1.4590   |******
    1.4590       1.7931   |****************
    1.7931       2.2036   |**********************************
    2.2036       2.7082   |*******************************************************
    2.7082       3.3283   |***********************************************************
    3.3283       4.0904   |**********************************************
    4.0904       5.0270   |*****************************************************
    5.0270       6.1780   |******************************************
    6.1780       7.5926   |******************************************
    7.5926       9.3311   |**************************************
    9.3311      11.4677   |****************************
   11.4677      14.0935   |******************************
   14.0935      17.3205   |********************************
   17.3205      21.2864   |****************************
   21.2864      26.1605   |************************
   26.1605      32.1505   |****************************
   32.1505      39.5121   |******************
   39.5121      48.5593   |*******************
   48.5593      59.6781   |************
   59.6781      73.3428   |************
   73.3428      90.1364   |*********
   90.1364     110.7752   |**********
  110.7752     136.1397   |*****
  136.1397     167.3121   |*****
  167.3121     205.6221   |***
  205.6221     252.7040   |***
  252.7040     310.5665   |**
  310.5665     381.6779   |*
  381.6779     469.0718   |*
  469.0718     576.4767   |*
  576.4767     708.4745   |*
  708.4745     870.6964   |
  870.6964    1070.0626   |*
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0      2000      4000      6000      8000     10000     12000     14000     16000     18000     20000

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : GRABEN - ALL ZONES
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND          400       800      1200      1600      2000      2400      2800      3200      3600      4000
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |
    0.6396       0.7860   |
    0.7860       0.9660   |
    0.9660       1.1872   |
    1.1872       1.4590   |
    1.4590       1.7931   |********
    1.7931       2.2036   |*******
    2.2036       2.7082   |*****************
    2.7082       3.3283   |*************************************
    3.3283       4.0904   |***************************************
    4.0904       5.0270   |*******************************************************
    5.0270       6.1780   |*********************************************
    6.1780       7.5926   |*********************************************************************
    7.5926       9.3311   |****************************************************
    9.3311      11.4677   |*****************************************
   11.4677      14.0935   |****************************************************************************
   14.0935      17.3205   |***********************************************************************
   17.3205      21.2864   |*************************************************************
   21.2864      26.1605   |***********************************************
   26.1605      32.1505   |*******************************************************************************************
   32.1505      39.5121   |*************************************************
   39.5121      48.5593   |*****************************************************
   48.5593      59.6781   |***************************
   59.6781      73.3428   |******************************
   73.3428      90.1364   |************************
   90.1364     110.7752   |******************************
  110.7752     136.1397   |************
  136.1397     167.3121   |***********
  167.3121     205.6221   |****
  205.6221     252.7040   |*******
  252.7040     310.5665   |***
  310.5665     381.6779   |**
  381.6779     469.0718   |**
  469.0718     576.4767   |***
  576.4767     708.4745   |*
  708.4745     870.6964   |
  870.6964    1070.0626   |***
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |*
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0       400       800      1200      1600      2000      2400      2800      3200      3600      4000

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : GRABEN - LOW GRADE ZONE
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND          400       800      1200      1600      2000      2400      2800      3200      3600      4000
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
     0.1000       0.1229  |
     0.1229       0.1510  |
     0.1510       0.1856  |
     0.1856       0.2281  |
     0.2281       0.2804  |
     0.2804       0.3446  |
     0.3446       0.4234  |
     0.4234       0.5204  |
     0.5204       0.6396  |
     0.6396       0.7860  |
     0.7860       0.9660  |
     0.9660       1.1872  |
     1.1872       1.4590  |
     1.4590       1.7931  |********
     1.7931       2.2036  |*******
     2.2036       2.7082  |*****************
     2.7082       3.3283  |*************************************
     3.3283       4.0904  |***************************************
     4.0904       5.0270  |*******************************************************
     5.0270       6.1780  |*********************************************
     6.1780       7.5926  |*********************************************************************
     7.5926       9.3311  |****************************************************
     9.3311      11.4677  |*****************************************
    11.4677      14.0935  |****************************************************************************
    14.0935      17.3205  |***********************************************************************
    17.3205      21.2864  |*************************************************************
    21.2864      26.1605  |***********************************************
    26.1605      32.1505  |*******************************************************************************************
    32.1505      39.5121  |*************************************************
    39.5121      48.5593  |*****************************************************
    48.5593      59.6781  |******************
    59.6781      73.3428  |*********************
    73.3428      90.1364  |*****
    90.1364     110.7752  |**********
   110.7752     136.1397  |*
   136.1397     167.3121  |**
   167.3121     205.6221  |
   205.6221     252.7040  |**
   252.7040     310.5665  |
   310.5665     381.6779  |
   381.6779     469.0718  |
   469.0718     576.4767  |
   576.4767     708.4745  |
   708.4745     870.6964  |
   870.6964    1070.0626  |
  1070.0626    1315.0778  |
  1315.0778    1616.1956  |
  1616.1956    1986.2612  |
  1986.2612    2441.0623  |
  2441.0623    3000.0000  |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0       400       800      1200      1600      2000      2400      2800      3200      3600      4000

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : GRABEN - MID GRADE ZONE
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND           80       160       240       320       400       480       560       640       720       800
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
     0.1000       0.1229  |
     0.1229       0.1510  |
     0.1510       0.1856  |
     0.1856       0.2281  |
     0.2281       0.2804  |
     0.2804       0.3446  |
     0.3446       0.4234  |
     0.4234       0.5204  |
     0.5204       0.6396  |
     0.6396       0.7860  |
     0.7860       0.9660  |
     0.9660       1.1872  |
     1.1872       1.4590  |
     1.4590       1.7931  |
     1.7931       2.2036  |
     2.2036       2.7082  |
     2.7082       3.3283  |
     3.3283       4.0904  |
     4.0904       5.0270  |
     5.0270       6.1780  |
     6.1780       7.5926  |
     7.5926       9.3311  |
     9.3311      11.4677  |
    11.4677      14.0935  |
    14.0935      17.3205  |
    17.3205      21.2864  |
    21.2864      26.1605  |
    26.1605      32.1505  |
    32.1505      39.5121  |**
    39.5121      48.5593  |
    48.5593      59.6781  |*************************************
    59.6781      73.3428  |**********************************************
    73.3428      90.1364  |************************************************************************************************
    90.1364     110.7752  |*********************************************************************************
   110.7752     136.1397  |**********************************
   136.1397     167.3121  |********************
   167.3121     205.6221  |
   205.6221     252.7040  |**
   252.7040     310.5665  |
   310.5665     381.6779  |
   381.6779     469.0718  |
   469.0718     576.4767  |
   576.4767     708.4745  |
   708.4745     870.6964  |
   870.6964    1070.0626  |
  1070.0626    1315.0778  |
  1315.0778    1616.1956  |
  1616.1956    1986.2612  |
  1986.2612    2441.0623  |
  2441.0623    3000.0000  |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0        80       160       240       320       400       480       560       640       720       800

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : GRABEN - HIGH GRADE ZONE
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND           20        40        60        80       100       120       140       160       180       200
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |
    0.6396       0.7860   |
    0.7860       0.9660   |
    0.9660       1.1872   |
    1.1872       1.4590   |
    1.4590       1.7931   |
    1.7931       2.2036   |
    2.2036       2.7082   |
    2.7082       3.3283   |
    3.3283       4.0904   |
    4.0904       5.0270   |
    5.0270       6.1780   |
    6.1780       7.5926   |
    7.5926       9.3311   |
    9.3311      11.4677   |
   11.4677      14.0935   |
   14.0935      17.3205   |
   17.3205      21.2864   |
   21.2864      26.1605   |
   26.1605      32.1505   |
   32.1505      39.5121   |
   39.5121      48.5593   |
   48.5593      59.6781   |********************
   59.6781      73.3428   |
   73.3428      90.1364   |**
   90.1364     110.7752   |********************************************************************
  110.7752     136.1397   |**************************************************************************************
  136.1397     167.3121   |******************************************************************************************
  167.3121     205.6221   |**********************************************************************************
  205.6221     252.7040   |******************************************************************************
  252.7040     310.5665   |****************************************************************
  310.5665     381.6779   |*************************************
  381.6779     469.0718   |*************************************************
  469.0718     576.4767   |*****************************************************************
  576.4767     708.4745   |********************
  708.4745     870.6964   |
  870.6964    1070.0626   |*********************************************************
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |***************
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0        20        40        60        80       100       120       140       160       180       200

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : FREEDOM FLATS - ALL ZONES
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND          200       400       600       800      1000      1200      1400      1600      1800      2000
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |*
    0.6396       0.7860   |*
    0.7860       0.9660   |*
    0.9660       1.1872   |*********
    1.1872       1.4590   |*
    1.4590       1.7931   |*************************************
    1.7931       2.2036   |***********************************************
    2.2036       2.7082   |****************************************************
    2.7082       3.3283   |***********************************
    3.3283       4.0904   |************************
    4.0904       5.0270   |*****************************
    5.0270       6.1780   |*************************
    6.1780       7.5926   |*****************************
    7.5926       9.3311   |********************
    9.3311      11.4677   |*****************************
   11.4677      14.0935   |******************************
   14.0935      17.3205   |***********************************
   17.3205      21.2864   |***********************************************
   21.2864      26.1605   |****************************************
   26.1605      32.1505   |******************************
   32.1505      39.5121   |************************************
   39.5121      48.5593   |********************************
   48.5593      59.6781   |*********************
   59.6781      73.3428   |********************
   73.3428      90.1364   |*****************
   90.1364     110.7752   |***********
  110.7752     136.1397   |***************
  136.1397     167.3121   |**********
  167.3121     205.6221   |***********
  205.6221     252.7040   |********
  252.7040     310.5665   |******
  310.5665     381.6779   |*****
  381.6779     469.0718   |***
  469.0718     576.4767   |*
  576.4767     708.4745   |***
  708.4745     870.6964   |*
  870.6964    1070.0626   |*
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0       200       400       600       800      1000      1200      1400      1600      1800      2000

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : FREEDOM FLATS - LOW GRADE ZONE
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND          200       400       600       800      1000      1200      1400      1600      1800      2000
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |*
    0.6396       0.7860   |*
    0.7860       0.9660   |*
    0.9660       1.1872   |*********
    1.1872       1.4590   |*
    1.4590       1.7931   |*************************************
    1.7931       2.2036   |**********************************************
    2.2036       2.7082   |****************************************************
    2.7082       3.3283   |***********************************
    3.3283       4.0904   |***********************
    4.0904       5.0270   |****************************
    5.0270       6.1780   |*********************
    6.1780       7.5926   |********************
    7.5926       9.3311   |****
    9.3311      11.4677   |
   11.4677      14.0935   |
   14.0935      17.3205   |*
   17.3205      21.2864   |
   21.2864      26.1605   |*
   26.1605      32.1505   |
   32.1505      39.5121   |*
   39.5121      48.5593   |
   48.5593      59.6781   |
   59.6781      73.3428   |
   73.3428      90.1364   |
   90.1364     110.7752   |
  110.7752     136.1397   |
  136.1397     167.3121   |
  167.3121     205.6221   |
  205.6221     252.7040   |
  252.7040     310.5665   |
  310.5665     381.6779   |
  381.6779     469.0718   |
  469.0718     576.4767   |
  576.4767     708.4745   |
  708.4745     870.6964   |
  870.6964    1070.0626   |
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0       200       400       600       800      1000      1200      1400      1600      1800      2000

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : FREEDOM FLATS - MID GRADE ZONE
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND          100       200       300       400       500       600       700       800       900      1000
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |
    0.6396       0.7860   |
    0.7860       0.9660   |
    0.9660       1.1872   |
    1.1872       1.4590   |
    1.4590       1.7931   |
    1.7931       2.2036   |
    2.2036       2.7082   |
    2.7082       3.3283   |
    3.3283       4.0904   |**
    4.0904       5.0270   |**
    5.0270       6.1780   |********
    6.1780       7.5926   |*******************
    7.5926       9.3311   |*********************************
    9.3311      11.4677   |**********************************************************
   11.4677      14.0935   |***********************************************************
   14.0935      17.3205   |*******************************************************************
   17.3205      21.2864   |**********************************************************************************************
   21.2864      26.1605   |******************************************************************************
   26.1605      32.1505   |************************************************************
   32.1505      39.5121   |*********************************************************************
   39.5121      48.5593   |***************************************************************
   48.5593      59.6781   |********************************
   59.6781      73.3428   |**********************
   73.3428      90.1364   |************
   90.1364     110.7752   |**
  110.7752     136.1397   |*
  136.1397     167.3121   |
  167.3121     205.6221   |
  205.6221     252.7040   |
  252.7040     310.5665   |
  310.5665     381.6779   |
  381.6779     469.0718   |
  469.0718     576.4767   |
  576.4767     708.4745   |
  708.4745     870.6964   |
  870.6964    1070.0626   |
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0       100       200       300       400       500       600       700       800       900      1000

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                          (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : FREEDOM FLATS - HIGH GRADE ZONE
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND           40        80       120       160       200       240       280       320       360       400
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |
    0.6396       0.7860   |
    0.7860       0.9660   |
    0.9660       1.1872   |
    1.1872       1.4590   |
    1.4590       1.7931   |
    1.7931       2.2036   |*
    2.2036       2.7082   |
    2.7082       3.3283   |
    3.3283       4.0904   |
    4.0904       5.0270   |
    5.0270       6.1780   |
    6.1780       7.5926   |
    7.5926       9.3311   |
    9.3311      11.4677   |
   11.4677      14.0935   |
   14.0935      17.3205   |
   17.3205      21.2864   |
   21.2864      26.1605   |
   26.1605      32.1505   |
   32.1505      39.5121   |**
   39.5121      48.5593   |***
   48.5593      59.6781   |**************************
   59.6781      73.3428   |***********************************************
   73.3428      90.1364   |*********************************************************
   90.1364     110.7752   |***********************************************
  110.7752     136.1397   |***********************************************************************
  136.1397     167.3121   |*************************************************
  167.3121     205.6221   |******************************************************
  205.6221     252.7040   |*****************************************
  252.7040     310.5665   |*******************************
  310.5665     381.6779   |*************************
  381.6779     469.0718   |****************
  469.0718     576.4767   |*******
  576.4767     708.4745   |**************
  708.4745     870.6964   |*******
  870.6964    1070.0626   |****
 1070.0626    1315.0778   |*
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |*
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0        40        80       120       160       200       240       280       320       360       400

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                          (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : BOREALIS - ALL ZONES
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND          400       800      1200      1600      2000      2400      2800      3200      3600      4000
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |
    0.6396       0.7860   |
    0.7860       0.9660   |
    0.9660       1.1872   |*
    1.1872       1.4590   |
    1.4590       1.7931   |*
    1.7931       2.2036   |***************
    2.2036       2.7082   |***************
    2.7082       3.3283   |*********************************************************
    3.3283       4.0904   |**************************************************************
    4.0904       5.0270   |***************************************************************************
    5.0270       6.1780   |**********************************************************
    6.1780       7.5926   |*******************************************************
    7.5926       9.3311   |**********************************************************
    9.3311      11.4677   |***********************************************
   11.4677      14.0935   |*************************
   14.0935      17.3205   |**************************************************
   17.3205      21.2864   |********************************
   21.2864      26.1605   |******************************
   26.1605      32.1505   |*************************
   32.1505      39.5121   |**************
   39.5121      48.5593   |**********************
   48.5593      59.6781   |*****************
   59.6781      73.3428   |****************
   73.3428      90.1364   |************
   90.1364     110.7752   |***********
  110.7752     136.1397   |******
  136.1397     167.3121   |********
  167.3121     205.6221   |*****
  205.6221     252.7040   |***
  252.7040     310.5665   |***
  310.5665     381.6779   |**
  381.6779     469.0718   |*
  469.0718     576.4767   |
  576.4767     708.4745   |
  708.4745     870.6964   |*
  870.6964    1070.0626   |
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0       400       800      1200      1600      2000      2400      2800      3200      3600      4000

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : BOREALIS - LOW GRADE ZONE
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND          400       800      1200     1600       2000      2400     2800       3200      3600      4000
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |
    0.6396       0.7860   |
    0.7860       0.9660   |
    0.9660       1.1872   |*
    1.1872       1.4590   |
    1.4590       1.7931   |*
    1.7931       2.2036   |***************
    2.2036       2.7082   |***************
    2.7082       3.3283   |*****************************************************
    3.3283       4.0904   |***********************************************************
    4.0904       5.0270   |********************************************************************
    5.0270       6.1780   |****************************************
    6.1780       7.5926   |*******************************************
    7.5926       9.3311   |**************************
    9.3311      11.4677   |***********************
   11.4677      14.0935   |***
   14.0935      17.3205   |*****
   17.3205      21.2864   |
   21.2864      26.1605   |
   26.1605      32.1505   |
   32.1505      39.5121   |
   39.5121      48.5593   |
   48.5593      59.6781   |
   59.6781      73.3428   |
   73.3428      90.1364   |
   90.1364     110.7752   |
  110.7752     136.1397   |
  136.1397     167.3121   |
  167.3121     205.6221   |
  205.6221     252.7040   |
  252.7040     310.5665   |
  310.5665     381.6779   |
  381.6779     469.0718   |
  469.0718     576.4767   |
  576.4767     708.4745   |
  708.4745     870.6964   |
  870.6964    1070.0626   |
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0       400       800      1200      1600      2000      2400      2800      3200      3600      4000

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : BOREALIS - MID GRADE ZONE
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND          200       400       600       800      1000      1200      1400      1600      1800      2000
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |
    0.6396       0.7860   |
    0.7860       0.9660   |
    0.9660       1.1872   |
    1.1872       1.4590   |
    1.4590       1.7931   |
    1.7931       2.2036   |*
    2.2036       2.7082   |*
    2.7082       3.3283   |********
    3.3283       4.0904   |******
    4.0904       5.0270   |*************
    5.0270       6.1780   |************************************
    6.1780       7.5926   |************************
    7.5926       9.3311   |*****************************************************************
    9.3311      11.4677   |************************************************
   11.4677      14.0935   |*********************************************
   14.0935      17.3205   |******************************************************************************************
   17.3205      21.2864   |*****************************************************************
   21.2864      26.1605   |************************************************************
   26.1605      32.1505   |**************************************************
   32.1505      39.5121   |***************************
   39.5121      48.5593   |****************************************
   48.5593      59.6781   |**************************
   59.6781      73.3428   |*************************
   73.3428      90.1364   |*********
   90.1364     110.7752   |**********
  110.7752     136.1397   |*
  136.1397     167.3121   |*
  167.3121     205.6221   |
  205.6221     252.7040   |
  252.7040     310.5665   |
  310.5665     381.6779   |
  381.6779     469.0718   |
  469.0718     576.4767   |
  576.4767     708.4745   |
  708.4745     870.6964   |
  870.6964    1070.0626   |
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0       200       400       600       800      1000      1200      1400      1600      1800      2000

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : BOREALIS - HIGH GRADE ZONE
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND           40        80       120       160       200       240       280       320       360       400
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |
    0.6396       0.7860   |
    0.7860       0.9660   |
    0.9660       1.1872   |
    1.1872       1.4590   |
    1.4590       1.7931   |
    1.7931       2.2036   |
    2.2036       2.7082   |
    2.7082       3.3283   |
    3.3283       4.0904   |
    4.0904       5.0270   |
    5.0270       6.1780   |
    6.1780       7.5926   |
    7.5926       9.3311   |
    9.3311      11.4677   |
   11.4677      14.0935   |
   14.0935      17.3205   |
   17.3205      21.2864   |
   21.2864      26.1605   |
   26.1605      32.1505   |
   32.1505      39.5121   |**
   39.5121      48.5593   |*******************
   48.5593      59.6781   |****************************************
   59.6781      73.3428   |*********************************
   73.3428      90.1364   |**************************************************************************
   90.1364     110.7752   |**********************************************************
  110.7752     136.1397   |******************************************************
  136.1397     167.3121   |*******************************************************************************
  167.3121     205.6221   |***********************************************
  205.6221     252.7040   |******************************
  252.7040     310.5665   |*************************
  310.5665     381.6779   |***************
  381.6779     469.0718   |**************
  469.0718     576.4767   |**
  576.4767     708.4745   |***
  708.4745     870.6964   |**********
  870.6964    1070.0626   |***
 1070.0626    1315.0778   |*
 1315.0778    1616.1956   |****
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |***
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0        40        80       120       160       200       240       280       320       360       400

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : POLARIS - ALL ZONES
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND          200       400       600       800      1000      1200      1400      1600      1800      2000
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |
    0.6396       0.7860   |
    0.7860       0.9660   |
    0.9660       1.1872   |*********
    1.1872       1.4590   |***********
    1.4590       1.7931   |*********************************************
    1.7931       2.2036   |**************************************************
    2.2036       2.7082   |***************************************************************************************************
    2.7082       3.3283   |****************************************************************************
    3.3283       4.0904   |*********************************************************************************
    4.0904       5.0270   |*********************************************************
    5.0270       6.1780   |*********************************************************
    6.1780       7.5926   |*************************************
    7.5926       9.3311   |*****************************
    9.3311      11.4677   |**********************************
   11.4677      14.0935   |**************************************
   14.0935      17.3205   |*********************************
   17.3205      21.2864   |********************************
   21.2864      26.1605   |*****************
   26.1605      32.1505   |***************
   32.1505      39.5121   |**********
   39.5121      48.5593   |*********
   48.5593      59.6781   |*******
   59.6781      73.3428   |****
   73.3428      90.1364   |
   90.1364     110.7752   |*****
  110.7752     136.1397   |
  136.1397     167.3121   |
  167.3121     205.6221   |*
  205.6221     252.7040   |
  252.7040     310.5665   |
  310.5665     381.6779   |
  381.6779     469.0718   |
  469.0718     576.4767   |
  576.4767     708.4745   |
  708.4745     870.6964   |
  870.6964    1070.0626   |
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0       200       400       600       800      1000      1200      1400      1600      1800      2000

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : POLARIS - LOW GRADE ZONE
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND          200      400      600       800        1000    1200      1400      1600      1800        2000
     >=           <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |
    0.6396       0.7860   |
    0.7860       0.9660   |
    0.9660       1.1872   |*********
    1.1872       1.4590   |***********
    1.4590       1.7931   |*********************************************
    1.7931       2.2036   |**************************************************
    2.2036       2.7082   |**********************************************************************************************
    2.7082       3.3283   |****************************************************************************
    3.3283       4.0904   |*********************************************************************************
    4.0904       5.0270   |********************************************
    5.0270       6.1780   |********************************
    6.1780       7.5926   |*************
    7.5926       9.3311   |****
    9.3311      11.4677   |
   11.4677      14.0935   |
   14.0935      17.3205   |
   17.3205      21.2864   |
   21.2864      26.1605   |
   26.1605      32.1505   |
   32.1505      39.5121   |
   39.5121      48.5593   |
   48.5593      59.6781   |
   59.6781      73.3428   |
   73.3428      90.1364   |
   90.1364     110.7752   |
  110.7752     136.1397   |
  136.1397     167.3121   |
  167.3121     205.6221   |
  205.6221     252.7040   |
  252.7040     310.5665   |
  310.5665     381.6779   |
  381.6779     469.0718   |
  469.0718     576.4767   |
  576.4767     708.4745   |
  708.4745     870.6964   |
  870.6964    1070.0626   |
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0       200      400      600       800        1000    1200      1400      1600      1800        2000

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : POLARIS - MID GRADE ZONE
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND           80       160       240       320       400       480       560       640       720       800
     >=           <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |
    0.6396       0.7860   |
    0.7860       0.9660   |
    0.9660       1.1872   |
    1.1872       1.4590   |
    1.4590       1.7931   |
    1.7931       2.2036   |
    2.2036       2.7082   |************
    2.7082       3.3283   |
    3.3283       4.0904   |*
    4.0904       5.0270   |**********************************
    5.0270       6.1780   |***************************************************************
    6.1780       7.5926   |************************************************************
    7.5926       9.3311   |***************************************************************
    9.3311      11.4677   |************************************************************************************
   11.4677      14.0935   |***********************************************************************************************
   14.0935      17.3205   |**********************************************************************************
   17.3205      21.2864   |*******************************************************************************
   21.2864      26.1605   |*******************************************
   26.1605      32.1505   |*************************************
   32.1505      39.5121   |**************************
   39.5121      48.5593   |**********************
   48.5593      59.6781   |*****************
   59.6781      73.3428   |*********
   73.3428      90.1364   |*
   90.1364     110.7752   |*************
  110.7752     136.1397   |*
  136.1397     167.3121   |*
  167.3121     205.6221   |**
  205.6221     252.7040   |
  252.7040     310.5665   |
  310.5665     381.6779   |
  381.6779     469.0718   |
  469.0718     576.4767   |
  576.4767     708.4745   |
  708.4745     870.6964   |
  870.6964    1070.0626   |
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0        80       160       240       320       400       480       560       640       720       800

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : CROCODILE RIDGE EAST BOREALIS ZONE
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND          400       800      1200      1600      2000      2400      2800      3200      3600      4000
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |
    0.6396       0.7860   |
    0.7860       0.9660   |
    0.9660       1.1872   |
    1.1872       1.4590   |
    1.4590       1.7931   |**
    1.7931       2.2036   |*********************************
    2.2036       2.7082   |********************************************************
    2.7082       3.3283   |********************************
    3.3283       4.0904   |****************
    4.0904       5.0270   |*******************************
    5.0270       6.1780   |********************
    6.1780       7.5926   |************************************
    7.5926       9.3311   |*********************
    9.3311      11.4677   |*********
   11.4677      14.0935   |******
   14.0935      17.3205   |**
   17.3205      21.2864   |*****
   21.2864      26.1605   |*******
   26.1605      32.1505   |
   32.1505      39.5121   |*
   39.5121      48.5593   |
   48.5593      59.6781   |
   59.6781      73.3428   |
   73.3428      90.1364   |
   90.1364     110.7752   |
  110.7752     136.1397   |
  136.1397     167.3121   |
  167.3121     205.6221   |
  205.6221     252.7040   |
  252.7040     310.5665   |
  310.5665     381.6779   |
  381.6779     469.0718   |
  469.0718     576.4767   |
  576.4767     708.4745   |
  708.4745     870.6964   |
  870.6964    1070.0626   |
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0       400       800      1200      1600      2000      2400      2800      3200      3600      4000

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : WEST ALLUVIAL ZONE
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND          400       800      1200      1600      2000      2400      2800      3200      3600      4000
    >=           <        +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |
    0.6396       0.7860   |
    0.7860       0.9660   |
    0.9660       1.1872   |
    1.1872       1.4590   |
    1.4590       1.7931   |**
    1.7931       2.2036   |*********************************
    2.2036       2.7082   |********************************************************
    2.7082       3.3283   |********************************
    3.3283       4.0904   |****************
    4.0904       5.0270   |*******************************
    5.0270       6.1780   |********************
    6.1780       7.5926   |************************************
    7.5926       9.3311   |*********************
    9.3311      11.4677   |*********
   11.4677      14.0935   |******
   14.0935      17.3205   |**
   17.3205      21.2864   |*****
   21.2864      26.1605   |*******
   26.1605      32.1505   |
   32.1505      39.5121   |*
   39.5121      48.5593   |
   48.5593      59.6781   |
   59.6781      73.3428   |
   73.3428      90.1364   |
   90.1364     110.7752   |
  110.7752     136.1397   |
  136.1397     167.3121   |
  167.3121     205.6221   |
  205.6221     252.7040   |
  252.7040     310.5665   |
  310.5665     381.6779   |
  381.6779     469.0718   |
  469.0718     576.4767   |
  576.4767     708.4745   |
  708.4745     870.6964   |
  870.6964    1070.0626   |
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0       400       800      1200      1600      2000      2400      2800      3200      3600      4000

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : OUTSIDE ZONE
PROJECT TITLE : Borealis - Feb 2005 - South Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND         8000     16000     24000     32000     40000     48000     56000     64000     72000     80000
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |*************************************************
    0.1229       0.1510   |*******************************************
    0.1510       0.1856   |**********************************
    0.1856       0.2281   |**************************************
    0.2281       0.2804   |******************************************************************
    0.2804       0.3446   |*********************************
    0.3446       0.4234   |***********************************
    0.4234       0.5204   |*****************************************************************************************
    0.5204       0.6396   |********************************
    0.6396       0.7860   |************************************************************
    0.7860       0.9660   |**********************************
    0.9660       1.1872   |***************************************************************************
    1.1872       1.4590   |*****************************************
    1.4590       1.7931   |*********************************
    1.7931       2.2036   |******************
    2.2036       2.7082   |**********
    2.7082       3.3283   |******
    3.3283       4.0904   |***
    4.0904       5.0270   |**
    5.0270       6.1780   |***
    6.1780       7.5926   |*
    7.5926       9.3311   |*
    9.3311      11.4677   |**
   11.4677      14.0935   |*
   14.0935      17.3205   |*
   17.3205      21.2864   |
   21.2864      26.1605   |*
   26.1605      32.1505   |
   32.1505      39.5121   |*
   39.5121      48.5593   |
   48.5593      59.6781   |
   59.6781      73.3428   |
   73.3428      90.1364   |
   90.1364     110.7752   |
  110.7752     136.1397   |
  136.1397     167.3121   |
  167.3121     205.6221   |
  205.6221     252.7040   |
  252.7040     310.5665   |
  310.5665     381.6779   |
  381.6779     469.0718   |
  469.0718     576.4767   |
  576.4767     708.4745   |
  708.4745     870.6964   |
  870.6964    1070.0626   |
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0      8000     16000     24000     32000     40000     48000     56000     64000     72000     80000

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                          (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : Northeast Model - All Zones
PROJECT TITLE : Borealis - Feb 2005 - Northeast Model
CURRENT LABEL : Au

THIRD PARAMETER FOR LOG TRANSFORM =      0.000000
   MINIMUM CUT-OFF ENTERED        =      0.100000
   MAXIMUM CUT-OFF ENTERED        =   3000.000000

                   BLOCK COUNT                              UNTRANSFORMED STATISTICS
       ----------------------------------   -------------------------------------------------------
ROCK              BELOW    ABOVE   INSIDE                                            STD.     COEF.
TYPE   MISSING   LIMITS   LIMITS   LIMITS   MINIMUM   MAXIMUM    MEAN    VARIANCE    DEV.    OF VAR
----   -------   ------   ------   ------   -------   -------   ------   --------   ------   ------
 50      4107        0        0     31815    1.4219    70.836   13.039    81.764    9.0424   0.6935
 51         3        0        0      2630    28.000    577.26   67.889    4197.5    64.788   0.9543
 60       311        0        0     13458    1.0354    82.436   7.2031    30.486    5.5214   0.7665
 70       310        0        0     29885   0.34203    202.25   13.104    309.24    17.585   1.3420
---      ----      ---      ---     -----   -------    ------   ------    ------    ------   ------
ALL      4731        0        0     77788   0.34203    577.26   13.909    406.24    20.155   1.4491
---      ----      ---      ---     -----   -------    ------   ------    ------    ------   ------

         LOG-TRANSFORMED STATS        LOG-DERIVED
       -------------------------   -----------------
ROCK     LOG      LOG      LOG                COEF.
TYPE    MEAN     VAR.    STD.DEV     MEAN    OF VAR.
----   ------   ------   -------   -------   -------
 50    2.3547   0.4308    0.6564   13.0675    0.7339
 51    4.0523   0.2311    0.4807   64.5753    0.5099
 60    1.7548   0.4332    0.6582    7.1806    0.7363
 70    2.1035   0.8316    0.9119   12.4202    1.1388
---    ------   ------    ------   -------    ------
ALL    2.2118   0.7419    0.8613   13.2330    1.0487
---    ------   ------    ------   -------    ------

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                          (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : Northeast Model - All Zones
PROJECT TITLE : Borealis - Feb 2005 - Northeast Model
CURRENT LABEL : Au

   LOWER                                              CUM                CUM      CUM                 CUM
   BOUND                                              FREQ   PERCENT     MEAN     FREQ   PERCENT     MEAN
  GREATER      UPPER                                 -------------------------   --------------------------
  THAN OR      BOUND                                      (ALL VALUES LESS        (ALL VALUES GREATER THAN
 EQUAL TO    LESS THAN   FREQ   PERCENT     MEAN         THAN UPPER BOUND)          EQUAL TO LOWER BOUND)
----------   ---------   ----   -------   --------   -----   -------   -------   -----   -------   --------
    0.1000      0.1229      0     0.00      0.0000       0      0.00    0.0000   77788    100.00    13.9086
    0.1229      0.1510      0     0.00      0.0000       0      0.00    0.0000   77788    100.00    13.9086
    0.1510      0.1856      0     0.00      0.0000       0      0.00    0.0000   77788    100.00    13.9086
    0.1856      0.2281      0     0.00      0.0000       0      0.00    0.0000   77788    100.00    13.9086
    0.2281      0.2804      0     0.00      0.0000       0      0.00    0.0000   77788    100.00    13.9086
    0.2804      0.3446      5     0.01      0.3420       5      0.01    0.3420   77788    100.00    13.9086
    0.3446      0.4234      0     0.00      0.0000       5      0.01    0.3420   77783     99.99    13.9095
    0.4234      0.5204      0     0.00      0.0000       5      0.01    0.3420   77783     99.99    13.9095
    0.5204      0.6396      0     0.00      0.0000       5      0.01    0.3420   77783     99.99    13.9095
    0.6396      0.7860      0     0.00      0.0000       5      0.01    0.3420   77783     99.99    13.9095
    0.7860      0.9660      0     0.00      0.0000       5      0.01    0.3420   77783     99.99    13.9095
    0.9660      1.1872     63     0.08      1.0110      68      0.09    0.9618   77783     99.99    13.9095
    1.1872      1.4590     18     0.02      1.4219      86      0.11    1.0581   77720     99.91    13.9200
    1.4590      1.7931   1120     1.44      1.6387    1206      1.55    1.5973   77702     99.89    13.9229
    1.7931      2.2036   1338     1.72      1.9903    2544      3.27    1.8040   76582     98.45    14.1025
    2.2036      2.7082   2479     3.19      2.4460    5023      6.46    2.1208   75244     96.73    14.3179
    2.7082      3.3283   4724     6.07      3.0254    9747     12.53    2.5593   72765     93.54    14.7223
    3.3283      4.0904   4401     5.66      3.7321   14148     18.19    2.9241   68041     87.47    15.5344
    4.0904      5.0270   5945     7.64      4.5849   20093     25.83    3.4155   63640     81.81    16.3506
    5.0270      6.1780   7038     9.05      5.5742   27131     34.88    3.9755   57695     74.17    17.5630
    6.1780      7.5926   6750     8.68      6.8967   33881     43.56    4.5575   50657     65.12    19.2287
    7.5926      9.3311   8038    10.33      8.4666   41919     53.89    5.3070   43907     56.44    21.1245
    9.3311     11.4677   6877     8.84     10.3570   48796     62.73    6.0187   35869     46.11    23.9610
   11.4677     14.0935   5985     7.69     12.6603   54781     70.42    6.7444   28992     37.27    27.1880
   14.0935     17.3205   5744     7.38     15.5498   60525     77.81    7.5800   23007     29.58    30.9672
   17.3205     21.2864   4870     6.26     19.2003   65395     84.07    8.4454   17263     22.19    36.0970
   21.2864     26.1605   3241     4.17     23.6721   68636     88.23    9.1644   12393     15.93    42.7369
   26.1605     32.1505   3157     4.06     29.1596   71793     92.29   10.0437    9152     11.77    49.4882
   32.1505     39.5121   1758     2.26     35.9405   73551     94.55   10.6626    5995      7.71    60.1934
   39.5121     48.5593   1403     1.80     43.4196   74954     96.36   11.2758    4237      5.45    70.2564
   48.5593     59.6781   1011     1.30     53.6006   75965     97.66   11.8391    2834      3.64    83.5422
   59.6781     73.3428    756     0.97     64.9911   76721     98.63   12.3628    1823      2.34   100.1473
   73.3428     90.1364    462     0.59     81.4589   77183     99.22   12.7764    1067      1.37   125.0564
   90.1364    110.7752    226     0.29     98.9686   77409     99.51   13.0281     605      0.78   158.3490
  110.7752    136.1397    108     0.14    121.4916   77517     99.65   13.1792     379      0.49   193.7579
  136.1397    167.3121    147     0.19    158.0065   77664     99.84   13.4533     271      0.35   222.5578
  167.3121    205.6221     64     0.08    185.5739   77728     99.92   13.5950     124      0.16   299.0823
  205.6221    252.7040     21     0.03    219.2749   77749     99.95   13.6506      60      0.08   420.1581
  252.7040    310.5665      0     0.00      0.0000   77749     99.95   13.6506      39      0.05   528.3259
  310.5665    381.6779      0     0.00      0.0000   77749     99.95   13.6506      39      0.05   528.3259
  381.6779    469.0718     16     0.02    457.9968   77765     99.97   13.7420      39      0.05   528.3259
  469.0718    576.4767      0     0.00      0.0000   77765     99.97   13.7420      23      0.03   577.2505
  576.4767    708.4745     23     0.03    577.2593   77788    100.00   13.9086      23      0.03   577.2505
  708.4745    870.6964      0     0.00      0.0000   77788    100.00   13.9086       0      0.00     0.0000
  870.6964   1070.0626      0     0.00      0.0000   77788    100.00   13.9086       0      0.00     0.0000
 1070.0626   1315.0778      0     0.00      0.0000   77788    100.00   13.9086       0      0.00     0.0000
 1315.0778   1616.1956      0     0.00      0.0000   77788    100.00   13.9086       0      0.00     0.0000
 1616.1956   1986.2612      0     0.00      0.0000   77788    100.00   13.9086       0      0.00     0.0000
 1986.2612   2441.0623      0     0.00      0.0000   77788    100.00   13.9086       0      0.00     0.0000
 2441.0623   3000.0000      0     0.00      0.0000   77788    100.00   13.9086       0      0.00     0.0000

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                          (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : Northeast Model - All Zones
PROJECT TITLE : Borealis - Feb 2005 - Northeast Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND         1000      2000      3000      4000      5000      6000      7000      8000      9000     10000
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |
    0.6396       0.7860   |
    0.7860       0.9660   |
    0.9660       1.1872   |*
    1.1872       1.4590   |
    1.4590       1.7931   |***********
    1.7931       2.2036   |*************
    2.2036       2.7082   |*************************
    2.7082       3.3283   |***********************************************
    3.3283       4.0904   |********************************************
    4.0904       5.0270   |***********************************************************
    5.0270       6.1780   |**********************************************************************
    6.1780       7.5926   |*******************************************************************
    7.5926       9.3311   |********************************************************************************
    9.3311      11.4677   |*********************************************************************
   11.4677      14.0935   |************************************************************
   14.0935      17.3205   |*********************************************************
   17.3205      21.2864   |*************************************************
   21.2864      26.1605   |********************************
   26.1605      32.1505   |********************************
   32.1505      39.5121   |******************
   39.5121      48.5593   |**************
   48.5593      59.6781   |**********
   59.6781      73.3428   |********
   73.3428      90.1364   |*****
   90.1364     110.7752   |**
  110.7752     136.1397   |*
  136.1397     167.3121   |*
  167.3121     205.6221   |*
  205.6221     252.7040   |
  252.7040     310.5665   |
  310.5665     381.6779   |
  381.6779     469.0718   |
  469.0718     576.4767   |
  576.4767     708.4745   |
  708.4745     870.6964   |
  870.6964    1070.0626   |
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0      1000      2000      3000      4000      5000      6000      7000      8000      9000     10000

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : East Ridge Low Grade Zone
PROJECT TITLE : Borealis - Feb 2005 - Northeast Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND          400       800      1200      1600      2000      2400      2800      3200      3600      4000
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |
    0.6396       0.7860   |
    0.7860       0.9660   |
    0.9660       1.1872   |
    1.1872       1.4590   |
    1.4590       1.7931   |
    1.7931       2.2036   |
    2.2036       2.7082   |******
    2.7082       3.3283   |**************************
    3.3283       4.0904   |*********************
    4.0904       5.0270   |*************************************************************
    5.0270       6.1780   |*****************************************************************************
    6.1780       7.5926   |****************************************************************
    7.5926       9.3311   |********************************************************************************************
    9.3311      11.4677   |**************************************************************************************
   11.4677      14.0935   |***************************************************************************************
   14.0935      17.3205   |*******************************************************************************
   17.3205      21.2864   |****************************************************************************
   21.2864      26.1605   |*********************************************
   26.1605      32.1505   |**********************************************
   32.1505      39.5121   |*****************
   39.5121      48.5593   |********
   48.5593      59.6781   |**
   59.6781      73.3428   |***
   73.3428      90.1364   |
   90.1364     110.7752   |
  110.7752     136.1397   |
  136.1397     167.3121   |
  167.3121     205.6221   |
  205.6221     252.7040   |
  252.7040     310.5665   |
  310.5665     381.6779   |
  381.6779     469.0718   |
  469.0718     576.4767   |
  576.4767     708.4745   |
  708.4745     870.6964   |
  870.6964    1070.0626   |
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0       400       800      1200      1600      2000      2400      2800      3200      3600      4000

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : East Ridge Mid Grade Zone
PROJECT TITLE : Borealis - Feb 2005 - Northeast Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND           60       120       180       240       300       360       420       480       540       600
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |
    0.6396       0.7860   |
    0.7860       0.9660   |
    0.9660       1.1872   |
    1.1872       1.4590   |
    1.4590       1.7931   |
    1.7931       2.2036   |
    2.2036       2.7082   |
    2.7082       3.3283   |
    3.3283       4.0904   |
    4.0904       5.0270   |
    5.0270       6.1780   |
    6.1780       7.5926   |
    7.5926       9.3311   |
    9.3311      11.4677   |
   11.4677      14.0935   |
   14.0935      17.3205   |
   17.3205      21.2864   |
   21.2864      26.1605   |
   26.1605      32.1505   |*********
   32.1505      39.5121   |***********************************************************************************************
   39.5121      48.5593   |******************************************************************************
   48.5593      59.6781   |************************************************************************************
   59.6781      73.3428   |**************************************************************************
   73.3428      90.1364   |*******************************************
   90.1364     110.7752   |***********************
  110.7752     136.1397   |************
  136.1397     167.3121   |***
  167.3121     205.6221   |*********
  205.6221     252.7040   |****
  252.7040     310.5665   |
  310.5665     381.6779   |
  381.6779     469.0718   |***
  469.0718     576.4767   |
  576.4767     708.4745   |****
  708.4745     870.6964   |
  870.6964    1070.0626   |
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0        60       120       180       240       300       360       420       480       540       600

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : Gold View Zone
PROJECT TITLE : Borealis - Feb 2005 - Northeast Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND          200       400       600       800      1000      1200      1400      1600      1800      2000
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |
    0.6396       0.7860   |
    0.7860       0.9660   |
    0.9660       1.1872   |*
    1.1872       1.4590   |
    1.4590       1.7931   |*******************
    1.7931       2.2036   |*********************************
    2.2036       2.7082   |*************************************************
    2.7082       3.3283   |***********************************************
    3.3283       4.0904   |************************************************************************
    4.0904       5.0270   |***************************************************
    5.0270       6.1780   |***********************************************************************************
    6.1780       7.5926   |*************************************************************************************
    7.5926       9.3311   |**************************************************************************
    9.3311      11.4677   |********************************************************************
   11.4677      14.0935   |*************************
   14.0935      17.3205   |********************************************
   17.3205      21.2864   |**********
   21.2864      26.1605   |*****
   26.1605      32.1505   |********
   32.1505      39.5121   |*
   39.5121      48.5593   |
   48.5593      59.6781   |
   59.6781      73.3428   |
   73.3428      90.1364   |*
   90.1364     110.7752   |
  110.7752     136.1397   |
  136.1397     167.3121   |
  167.3121     205.6221   |
  205.6221     252.7040   |
  252.7040     310.5665   |
  310.5665     381.6779   |
  381.6779     469.0718   |
  469.0718     576.4767   |
  576.4767     708.4745   |
  708.4745     870.6964   |
  870.6964    1070.0626   |
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0       200       400       600       800      1000      1200      1400      1600      1800      2000

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : Northeast Ridge Zone
PROJECT TITLE : Borealis - Feb 2005 - Northeast Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND          400       800      1200      1600      2000      2400      2800      3200      3600      4000
    >=            <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |
    0.1229       0.1510   |
    0.1510       0.1856   |
    0.1856       0.2281   |
    0.2281       0.2804   |
    0.2804       0.3446   |
    0.3446       0.4234   |
    0.4234       0.5204   |
    0.5204       0.6396   |
    0.6396       0.7860   |
    0.7860       0.9660   |
    0.9660       1.1872   |*
    1.1872       1.4590   |
    1.4590       1.7931   |*******************
    1.7931       2.2036   |****************
    2.2036       2.7082   |********************************
    2.7082       3.3283   |*********************************************************************
    3.3283       4.0904   |*****************************************************
    4.0904       5.0270   |**************************************************************
    5.0270       6.1780   |**********************************************************
    6.1780       7.5926   |**************************************************************
    7.5926       9.3311   |************************************************************************
    9.3311      11.4677   |****************************************************
   11.4677      14.0935   |**************************************************
   14.0935      17.3205   |*******************************************
   17.3205      21.2864   |*****************************************
   21.2864      26.1605   |*********************************
   26.1605      32.1505   |****************************
   32.1505      39.5121   |*************
   39.5121      48.5593   |****************
   48.5593      59.6781   |***********
   59.6781      73.3428   |*****
   73.3428      90.1364   |*****
   90.1364     110.7752   |**
  110.7752     136.1397   |*
  136.1397     167.3121   |***
  167.3121     205.6221   |
  205.6221     252.7040   |
  252.7040     310.5665   |
  310.5665     381.6779   |
  381.6779     469.0718   |
  469.0718     576.4767   |
  576.4767     708.4745   |
  708.4745     870.6964   |
  870.6964    1070.0626   |
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0       400       800      1200      1600      2000      2400      2800      3200      3600      4000

           SOUTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                           (UNITS=MILLIOUNCE/TON GOLD)

RUNTIME TITLE : Outside Zone
PROJECT TITLE : Borealis - Feb 2005 - Northeast Model
CURRENT LABEL : Au

LOWER BOUND  UPPER BOUND         5000     10000     15000     20000     25000     30000     35000     40000     45000     50000
     >=           <       +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
    0.1000       0.1229   |*****
    0.1229       0.1510   |******
    0.1510       0.1856   |***
    0.1856       0.2281   |******
    0.2281       0.2804   |*********************************************
    0.2804       0.3446   |**********
    0.3446       0.4234   |*******
    0.4234       0.5204   |*************************************************
    0.5204       0.6396   |***************
    0.6396       0.7860   |*************************************
    0.7860       0.9660   |********************
    0.9660       1.1872   |*********************************************************************************
    1.1872       1.4590   |*****************************************
    1.4590       1.7931   |****************************
    1.7931       2.2036   |*****************
    2.2036       2.7082   |******************************
    2.7082       3.3283   |***************
    3.3283       4.0904   |*****
    4.0904       5.0270   |*****
    5.0270       6.1780   |*****
    6.1780       7.5926   |**
    7.5926       9.3311   |*
    9.3311      11.4677   |
   11.4677      14.0935   |*
   14.0935      17.3205   |
   17.3205      21.2864   |*
   21.2864      26.1605   |
   26.1605      32.1505   |
   32.1505      39.5121   |
   39.5121      48.5593   |
   48.5593      59.6781   |
   59.6781      73.3428   |
   73.3428      90.1364   |
   90.1364     110.7752   |
  110.7752     136.1397   |
  136.1397     167.3121   |
  167.3121     205.6221   |
  205.6221     252.7040   |
  252.7040     310.5665   |
  310.5665     381.6779   |
  381.6779     469.0718   |
  469.0718     576.4767   |
  576.4767     708.4745   |
  708.4745     870.6964   |
  870.6964    1070.0626   |
 1070.0626    1315.0778   |
 1315.0778    1616.1956   |
 1616.1956    1986.2612   |
 1986.2612    2441.0623   |
 2441.0623    3000.0000   |
                          +---------+---------+---------+---------+---------+---------+---------+---------+---------+---------+
                          0      5000     10000     15000     20000     25000     30000     35000     40000     45000     50000

           NORTHWEST MODEL AREA - NEAREST-NEIGHBOR STATISTICS BY ZONE
                                (MILLIOUNCE GOLD)

Gold m0z/t NN Model Stats                                              04-May-05

                                    (GRAPH OMITTED)

                           Southwest Model - All Zones

Gold m0z/t NN Model Stats                                              04-May-05

                                    (GRAPH OMITTED)

                              Borealis - All Zones

Gold m0z/t NN Model Stats                                              04-May-05

                                    (GRAPH OMITTED)

                            Borealis - Low Grade Zone

Gold m0z/t NN Model Stats                                              04-May-05

                                    (GRAPH OMITTED)

                            Borealis - Mid Grade Zone

Gold m0z/t NN Model Stats                                              04-May-05

                                    (GRAPH OMITTED)

                           Borealis - High Grade Zone

Gold m0z/t NN Model Stats                                              04-May-05

                                    (GRAPH OMITTED)

                       Crocodile Ridge East Barealis Zone

Gold m0z/t NN Model Stats                                              04-May-05

                                    (GRAPH OMITTED)

                           Freedom Flats - All Zones

Gold m0z/t NN Model Stats                                              04-May-05

                                    (GRAPH OMITTED)

                         Freedom Flats - Low Grade Zone

Gold m0z/t NN Model Stats                                              04-May-05

                                    (GRAPH OMITTED)

                         Freedom Flats - Mid Grade Zone

Gold m0z/t NN Model Stats                                              04-May-05

                                    (GRAPH OMITTED)

                         Freedom Flats - High Grade Zone

Gold m0z/t NN Model Stats                                              04-May-05

                                    (GRAPH OMITTED)

                               Graben - All Zones

Gold m0z/t NN Model Stats                                              04-May-05

                                    (GRAPH OMITTED)

                             Graben - Low Grade Zone

Gold m0z/t NN Model Stats                                              04-May-05

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                             Graben - Mid Grade Zone

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Gold mOz/t NN Model Stats                                              04-May-05

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Gold mOz/t NN Model Stats                                              04-May-05

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                               Polaris - All Zones

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Gold mOz/t NN Model Stats                                              04-May-05

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                            Polaris - Low Grade Zone

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Gold mOz/t NN Model Stats                                              04-May-05

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                            Polaris - Mid Grade Zone

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Gold mOz/t NN Model Stats                                              04-May-05

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Gold mOz/t NN Model Stats                                              04-May-05

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                                  Outside Zone

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Gold mOz/t NN Model Stats                                              04-May-05

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                           Northeast Model - All Zones

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Gold mOz/t NN Model Stats                                              04-May-05

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Gold mOz/t NN Model Stats                                              04-May-05

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Gold mOz/t NN Model Stats                                              04-May-05

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                                 Gold View Zone

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Gold mOz/t NN Model Stats                                              04-May-05

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                              Northeast Ridge Zone

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